STOCK PURCHASE AGREEMENT

BY AND AMONG

THE SHAREHOLDERS OF

ASSOCIATED AMERICAN INDUSTRIES, INC.

(collectively “Seller”)

AND

STANDEX INTERNATIONAL CORPORATION

(“Buyer”)

January 9, 2007

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

1

ARTICLE 2

SALE AND TRANSFER OF SHARES; CLOSING

10

2.1

Shares.

10

2.2

Purchase Price.

10

2.3

Payment.

10

2.4

Closing.

13

2.5

Closing Obligations.

14

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

14

3.1

Organization and Good Standing.

14

3.2

Authority; No Conflict.

14

3.3

Capitalization.

15

3.4

Financial Statements.

16

3.5

Books and Records.

16

3.6

Title to Properties; Encumbrances.

16

3.7

Condition of Assets.

17

3.8

No Undisclosed Liabilities.

17

3.9

Taxes.

18

3.10

No Material Adverse Change.

18

3.11

Employee Benefits.

19

3.12

Compliance with Legal Requirements; Governmental Authorizations.

19

3.13

Legal Proceedings; Orders.

20

3.14

Absence of Certain Changes and Events.

21

3.15

Applicable Contracts; No Defaults.

22

3.16

Insurance.

24

3.17

Environmental Matters.

24

3.18

Employees.

25

3.19

Labor Relations; Compliance.

26

3.20

Intellectual Property.

26

3.21

Brokers or Finders.

27

3.22

Product Warranty.

27

3.23

Product Liability.

27

3.24

Customers.

28

3.25

Trade Secrets and Proprietary Information.

28

3.26

Personal Property Leases.

28

3.27

Related Party Interests.

28

3.28

Delivery of Documents.

28

3.29

Truth of Representations and Warranties.

28

3.30

Books and Records.

29

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

29

4.1

Organization and Good Standing.

29

4.2

Authority; No Conflict.

29

4.3

Investment Intent.

29

4.4

Certain Proceedings.

29

4.5

Available Funds.

29

4.6

Brokers or Finders.

29

ARTICLE 5

COVENANTS OF SELLERS PRIOR TO CLOSING DATE

30

5.1

Access and Investigation.

30

5.2

Operation of the Businesses of the Company.

30

5.3

Negative Covenant.

31

5.4

Required Approvals.

31

5.5

Notification.

31

5.6

Best Efforts.

31

ARTICLE 6

COVENANTS OF BUYER PRIOR TO CLOSING DATE

31

6.1

Required Approvals.

31

6.2

Best Efforts.

32

6.3

Disputes with Group Customers.

32

ARTICLE 7

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

32

7.1

Accuracy of Representations.

32

7.2

Sellers' Performance.

32

7.3

Opinion Letter.

33

7.4

Resignations.

33

7.5

Escrow Agreement

33

7.6

Good Standing Certificate.

33

7.7

Other Documents.

33

7.8

No Claim Regarding Stock Ownership or Sale Proceeds.

33

7.9

Employment Agreements.

33

7.10

Mutual Release.

33

ARTICLE 8

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

34

8.1

Accuracy of Representations.

34

8.2

Buyer's Performance.

34

8.3

No Injunction.

34

8.4

Opinion Letter.

34

8.5

Escrow Agreement.

35

8.6

Employment Agreements.

35

8.7

Mutual Release.

35

ARTICLE 9

TERMINATION

35

9.1

Termination Events.

35

9.2

Effect of Termination.

36

ARTICLE 10

INDEMNIFICATION; REMEDIES

36

10.1

Survival.

36

10.2

Indemnification and Payment of Damages by Sellers.

36

10.3

Indemnification and Payment of Damages by Buyer.

37

10.4

Time Limitations.

37

10.5

Limitations on Amount.

38

10.6

Procedure for Indemnification—Third Party Claims.

38

10.7

Procedure for Indemnification – Other Claims.

39

10.8

Exclusive Representations and Warranties.

39

10.9

Credits, Etc.

39

10.10

Exclusive Remedy.

40

10.11

Limitation on Damages.

40

10.12

Independent Investigation.

40

10.13

Subrogation.

41

ARTICLE 11

ADDITIONAL COVENANTS AND AGREEMENTS

41

11.1

Termination of Certain Insurance.

41

11.2

Preservation of Books and Records.

42

11.3

Indemnification of Directors and Officers.

42

11.4

Sellers’ Representatives.

43

11.5

Environmental Matters.

44

11.6

Tax Matters.

46

11.7

Emerson Lawsuit Payments.

48

If  any amount is collected by APW pursuant to the Emerson Lawsuit, Buyer shall cause APW to make the payments described in Schedule 11.7.  48

11.8

Right of First Refusal.

48

ARTICLE 12

GENERAL PROVISIONS

49

12.1

Expenses.

49

12.2

Public Announcements.

49

12.3

Confidentiality.

50

12.4

Non-Competition.

50

12.5

Notices.

51

12.6

Jurisdiction; Service of Process.

51

12.7

Further Assurances.

52

12.8

Waiver.

52

12.9

Entire Agreement and Modification.

52

12.10

Assignments, Successors, and No Third-Party Rights.

52

12.11

Severability.

53

12.12

Section Headings, Construction.

53

12.13

Schedules.

53

12.14

Offset.

53

12.15

Time of Essence.

54

12.16

Governing Law.

54

12.17

Counterparts.

54

12.18

Limited Liability of Certain Sellers.

54

EXHIBITS

Exhibit A:

Form of Escrow Agreement

Exhibit B:

Form of Mutual Release

SCHEDULES

Schedule 1:

Policies and Procedures to Compute Final Adjusted EBITDA

Schedule 2:

Policies and Procedures to Compute Final Net Asset Value

Schedule 2.1:

Shareholders

Schedule 2.3(a)(ii):

Outstanding Debt

Schedule 3.1:

Organization and Foreign Qualification

Schedule 3.2:

Authority; No Conflict

Schedule 3.3:

Authorized Capitalization

Schedule 3.6:

Facilities

Schedule 3.9:

Taxes

Schedule 3.11:

Employee Benefits

Schedule 3.12:

Compliance with Legal Requirements; Governmental Authorizations

Schedule 3.13:

Legal Proceedings; Orders

Schedule 3.14:

Absence of Certain Changes and Events

Schedule 3.15:

Applicable Contracts; No Defaults

Schedule 3.16:

Insurance

Schedule 3.17:

Environmental Matters

Schedule 3.18:

Employees

Schedule 3.19:

Labor Relations; Compliance

Schedule 3.20:

Intellectual Property

Schedule 3.22:

Product Warranties

Schedule 3.23:

Product Liability

Schedule 3.24:

Customers

Schedule 3.27:

Related Party Interests

Schedule 11.7:

Emerson Lawsuit Payments

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), made as of  January 9, 2007, is between Standex International Corporation, a Delaware corporation ("Buyer"), having executive offices at 6 Manor Parkway, Salem, New Hampshire 03079, and all of the shareholders, as listed on the signature page of this Agreement (collectively, the "Sellers"), of Associated American Industries, Inc., a Texas corporation with an address of 729 Third Avenue, Dallas, Texas 75226 (the "Company").

WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of the capital stock of the Company for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Applicable Contract” shall have the meaning set out in Section 3.15.

“Applicable Tax Rate” means the blended, enacted federal and state income tax (including Texas franchise tax and margin tax) rate then applicable on a separate legal entity basis with respect to, as applicable, (a) the money to be received by or allocated to the applicable Group Member, or (b) the deductible expense to be incurred by or allocated to the applicable Group Member.

“APW” means American Permanent Ware Company, a Delaware corporation and Company Subsidiary.

“Bakers Pride” means Bakers Pride Oven Co., Inc., a Delaware corporation and Company Subsidiary.

“Benefit Obligations” means all obligations, arrangements, or customary practices to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans.

"Best Efforts" means the commercially reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would reasonably be expected to result in an adverse change in the benefits to such Person arising out of this Agreement and the Contemplated Transactions or that would reasonably be expected to have an adverse effect on such Person.

“Bevles” means Bevles Company Incorporated, a California corporation and Company Subsidiary.

“Breach” means an inaccuracy in or breach of, or any failure to perform or comply with, any representation, warranty, covenant, obligation, or other provision of this Agreement, the Schedules to this Agreement, any supplements to the Schedules, or any instrument delivered pursuant to this Agreement.

“Business Day” means any day, other than Saturday and Sunday, on which federally-insured commercial banks in Dallas, Texas are generally open for business and capable of sending and receiving wire transfers.

“Businesses” means the design, manufacture, marketing, and sale of food service equipment products including ovens, broilers, countertop ranges, toasters, warmers, hot foodwells, holding drawers and cabinets, grills, roast and hold ovens, racks, proofers, and heat holding cabinets merchandisers through the Company Subsidiaries.

 “Buyer” shall have the meaning set out in the first paragraph of this Agreement.

“Chino Lease” means the lease between Bevles, as lessee, and Edison Avenue Properties, LLC, as lessor, dated January 21, 1992, as amended on April 24, 2002, for the facility located at 5270 Edison Avenue, Chino, California.

“Chino Sublease” shall mean the sublease between Bevles, as sublessor, and Richwood Corporation, as sublessee, dated May 9, 2003, as amended, relating to the real property that is the subject of the Chino Lease.

"Closing" shall have the meaning set out in Section 2.4.

"Closing Date" means the 12:01 a.m. on the day on which the Closing actually takes place.

“Closing Date Purchase Price” means (a) Eighty-Five Million Dollars ($85,000,000), minus (b) the Effective Time Withdrawal Liability, minus (c) the Effective Time Chino Lease Liability, plus (d) all of the Group’s cash, cash equivalents and all marketable securities and other investments on hand as of the Closing Date (determined in accordance with GAAP but excluding any payment by the Company of the change in control payment owed to Donald C. Wall on or prior to the Effective Time), if any, minus (e) the difference between the Target Net Asset Value and the Estimated Net Asset Value (if the Target Net Asset Value is the greater of such amounts), plus (f) the difference between the Estimated Net Asset Value and the Target Net Asset Value (if the Estimated Net Asset Value is the greater of such amounts), less (g) an amount equal to the change in control payment owed by the Company to Donald C. Wall, multiplied by one (1) minus the Applicable Tax Rate.

“Company” shall have the meaning set out in the first paragraph of this Agreement.

“Company Benefit Obligation” means a Benefit Obligation owed, adopted, or followed by the Company.

“Company Plan” means all Plans of which the Company is a Plan Sponsor or to which the Company otherwise contributes.

“Company Subsidiaries” means American Wyott Corporation, a Delaware corporation, Bevles, Bakers Pride, and APW, and “Company Subsidiary” means any single Company Subsidiary.

“Consent” means any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including:

(i)

the sale of the Shares by Sellers to Buyer;

(ii)

the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

(iii)

Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is legally binding.

“Copyrights” means all copyrights in both published works and unpublished works.

“Damages” shall have the meaning set forth in Section 10.2.

“Effective Time” means 11:59 p.m., Dallas, Texas time, on December 31, 2006.

“Effective Time Chino Lease Liability” means the remaining amount payable as of the Effective Time to the lessor under the Chino Lease, which amount shall be One Hundred One Thousand Eight Hundred Eighty-One Dollars and Forty Cents ($101,881.40).

“Effective Time Withdrawal Liability” means the remaining amount payable as of the Effective Time in connection with the withdrawal of Bakers Pride Oven Company, Inc. from the United Food and Commercial Workers Local 888 Pension Plan, which amount shall be Eight Hundred Ninety Thousand Six Hundred Forty Six Dollars and Five Cents ($890,646.05).

“Emerson Lawsuit” means the litigation matter captioned American Permanent Ware Company v. Emerson Electric Co., D/B/A Chromalox, et. al. and Emerson Electric Co. D/B/A Chromalox, Appellant v. American Permanent Ware Co.

“Encumbrance” means any charge, claim, community property interest, equitable interest, lien, pledge, security interest, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any attribute of ownership.

“Environment” means soil, air, land surface or subsurface strata, groundwater, drinking water supply, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities” means any cost, damages, liability, or obligation arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(i)

any environmental, health, or safety matters or conditions; and

(ii)

fines, penalties, judgments, awards, legal or administrative proceedings, assessments, expenses, costs, damages, and losses, arising under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means any Legal Requirement that requires:

(i)

advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii)

preventing or reducing to acceptable levels the release of Hazardous Materials into the Environment;

(iii)

reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(iv)

assuring that products do not present unreasonable risks to human health or the Environment when used or disposed of;

(v)

the cleaning up of Hazardous Materials that have been released, preventing the Threat of Release, or paying the costs of such cleanup or prevention;

(vi)

the treatment, storage, disposal, generation and transportation of industrial, toxic or Hazardous Materials;

(vii)

the prevention of any release or Threat of Release into the Environment of Hazardous Materials;

(viii)

the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

(ix)

the closure or removal of underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; and

(x)

any procedures relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Escrow Agent” means the escrow agent under the Escrow Agreement.

“Escrow Agreement” means an agreement to be entered into by and among Buyer, Sellers’ Representatives, and Wells Fargo Bank, National Association on or before the Closing Date, in substantially the form attached hereto as Exhibit A, or such other form as Sellers and Buyer shall reasonably agree.

“Escrow Amount” means $8,500,000.

“Escrow Fund” means the funds held by the Escrow Agent pursuant to the Escrow Agreement, as adjusted from time to time by any disbursements in accordance with this Agreement and the Escrow Agreement, and interest and other income of investments thereof.

“Estimated Net Asset Value” means the estimated dollar amount of the Net Asset Value as of December 31, 2006, determined in accordance the policies and procedures used to determine the Final Net Asset Value and as described in Schedule 2.

“Excluded Assets” shall have the meaning set out in Section 2.2.

“Facilities” means the manufacturing and warehousing facilities located in Dallas, Texas; Cheyenne, Wyoming; and New Rochelle, New York that are owned by the Group.

“Final Adjusted EBITDA” shall have the meaning set forth in Section 2.3(d) and shall be determined in accordance with the policies and procedures described in Schedule 1.

“Final Closing Financial Statements” shall have the meaning set forth in Section 2.3.

“Final Net Asset Value” shall have the meaning set forth in Section 2.3(d) and shall be determined in accordance with the policies and procedures described in Schedule 2.

 “GAAP” means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Company’s financial statements have been prepared.

“Governmental Authorization” means any Consent, license or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body.

“Governmental Body” means any:

(i)

federal, state, local, county, municipal, foreign, or other government; or

(ii)

governmental authority of any nature (including any governmental agency, branch, department, official representative, or entity and any court or other tribunal).

“Group” means the Company and Company Subsidiaries, collectively.

“Group Member” means the Company and each of the Company Subsidiaries, individually.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) by any Group Member of Hazardous Materials in, on, under, about, or from the Facilities.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as hazardous, radioactive, toxic, or a pollutant under or pursuant to any Environmental Law and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Interim Balance Sheet” shall have meaning set out in Section 3.4.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the fact or other matter in issue.  A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person or in any similar capacity is actually aware of such fact or other matter.

“Legal Requirement” means any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, regulation, or statute applicable and relevant to the Company, the Contemplated Transactions and/or this Agreement.

“Litigation Expenses” means any and all costs, expenses and fees (including all attorneys, consultants and other advisory fees) incurred in connection with any Proceeding or other dispute.

“Marks” means all legal names, all fictional business names, trading names, registered and unregistered trademarks, service marks, and registrations and applications for registration of any of the foregoing.

“Material Adverse Change” means a material adverse effect on the business, financial condition or results of operation of the Group taken as a whole, but excluding any effect resulting from (i) the announcement or pendency of the Contemplated Transactions, including the loss of customers or suppliers or cancellations or delays of orders placed with the Group, (ii) conditions affecting the industry in which the Group operates, general business or economic conditions or financial markets, (iii) compliance by the Group with the terms of, or the taking of any action contemplated by, this Agreement, (iv) changes in any Legal Requirement applicable to the Group, and (v) changes by the Group in its accounting methods, principles of practice, as required by applicable Legal Requirements or GAAP. For the purposes of this definition “Material Adverse Change” shall be deemed to occur whenever the affect of the change in question would exceed Four Hundred Thousand Dollars ($400,000) individually or in the aggregate.

“McGladrey” shall have the meaning set out in Section 2.3(d).

“McGladrey Certificate” shall have the meaning set out in Section 2.3(d).

“Multi-Employer Plan” has the meaning given in ERISA § 3(37)(A).

“Non-Compete Period” shall have meaning set out in Section 12.4.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program designed to provide safe and healthful working conditions.

“Order” means any award, decision, injunction, judgment, order, or ruling entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.

“Ordinary Course of Business” means any action taken by a Person if such action is consistent with the past practices of such Person and in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Outstanding Debt” means all of the Group’s (i) all long-term (including the current portion thereof) and short-term indebtedness for borrowed money, and any accrued interest thereon, and (ii) all indebtedness for capital leases, but specifically excluding the Withdrawal Liability.

“Patents” means all patents, patent applications, and inventions and discoveries that may be patentable.

“Pension Plan” has the meaning given in ERISA § 3(2)(A).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity.

“Plans” has the meaning given in ERISA § 3(3) and as defined in Section 3.11.

“Plan Sponsor” has the meaning given in ERISA § 3(16)(B).

“Proceeding” means any action, audit, arbitration, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, or investigative) commenced, brought, conducted, Threatened, or heard by or before, or otherwise involving, any Governmental Body or any other Person claiming damages.

“Purchase Price” shall have the meaning set out in Section 2.2.

“Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC § 401(a).

“Related Person” means, with respect to a particular individual:

(i)

each other member of such individual's Family; or

(ii)

any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family.

With respect to a specified Person other than an individual:

(i)

any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; or

(ii)

any Person that holds a Material Interest in such specified Person.

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 25% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 25% of the outstanding equity securities or equity interests in a Person.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Schedules” means the schedules, and supplements to the schedules, delivered by Sellers to Buyer pursuant to Section 5.5 concurrently with or subsequent to the execution and delivery of this Agreement.

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Sellers” shall have the meaning set out in the first paragraph of this Agreement.

“Sellers’ Representatives” shall have the meaning set out in Section 11.4.

“Shares” shall have the meaning set out in the Recitals of this Agreement.

“Target Net Asset Value” means Fourteen Million Five Hundred Thousand Dollars ($14,500,000).

“Taxes” means all federal, state, local, foreign and other income, sales, use, ad valorem, transfer property, gross receipts, excise, withholding, social security, unemployment and employment, occupation, disability, severance, use, service, license, payroll, franchise, transfer, alternative and add-on minimum tax, estimated, stamp, capital stock, environmental, windfall profits tax, custom, import, duty, value added, premium, registration and recording taxes or other taxes, fees, assessments or charges of any kind, together with any interest, fines, any penalties, or additions with respect thereto, and the term "Tax" means any one of the foregoing Taxes imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis which is a liability of any Group Member for any period occurring prior to the Effective Time, as determined pursuant to Section 11.6(b).

“Tax Return” means any return (including any information return), report, (including abandoned property reports) statement, schedule, or other document or information and any amendments thereto filed with any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threat of Release” means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threatened” means a claim, Proceeding, or dispute, if any demand or statement has been made in writing or any notice has been given in writing that would lead a prudent Person to conclude that such a claim, Proceeding, or dispute is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Trade Secrets” means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints.

“Withdrawal Liability” means the liability incurred by Bakers Pride as a result of its withdrawal from the United Food and Commercial Workers Local 888 Pension Plan in 2004.

ARTICLE 2

SALE AND TRANSFER OF SHARES; CLOSING

2.1

Shares.

Subject to the terms and conditions of this Agreement, at the Closing, each Seller will sell and transfer  all of such Seller’s right, title and interest in and to the Shares indicated next to such Seller’s name on Schedule 2.1, such sale to be evidenced by delivery of original certificates evidencing all of the Shares of the Company owned by such Seller, duly endorsed in blank or accompanied by duly executed stock assignments in blank, in proper form, for transfer to Buyer, free and clear, in each case, of all liens, security interests and other encumbrances, and Buyer agrees to purchase such Shares from each such Seller.

2.2

Purchase Price.

The total gross aggregate purchase price (the "Purchase Price") for the Shares will be an amount equal to the Closing Date Purchase Price, as adjusted pursuant to Sections 2.3(b) through (g).  At the Closing, the life insurance policies described in Section 11.1, and the season tickets to the Dallas Cowboys and the related bonds (collectively, the “Excluded Assets”) shall be excluded from the Contemplated Transactions and distributed to Sellers prior to the Closing Date.

2.3

Payment.

The Purchase Price shall be paid by Buyer to Sellers’ Representatives on behalf of each Seller, by wire transfer of immediately available funds to an account designated by each respective payee,  as follows:

(a)

Closing Date Purchase Price.  The Closing Date Purchase Price shall be payable in cash at the Closing by wire transfer of immediately available funds, as follows:

(i)

the Escrow Amount shall be paid to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement;

(ii)

the entire payoff amount due and payable to those financial institutions who hold evidence of Outstanding Debt, as more specifically described in Schedule 2.3(a)(ii), shall be paid to such institutions; and

(iii)

the balance shall be paid to Sellers’ Representatives.

(b)

Payment of Adjustment for Change in Final Net Asset Value.  Within three (3) Business Days of the determination of the Final Closing Financial Statements, (1) if the Final Net Asset Value is less than the Estimated Final Net Asset Value, Sellers shall pay the difference to Buyer by wire transfer of immediately available funds to an account designated by Buyer, and (2)  if the Final Net Asset Value is more than the Estimated Final Net Asset Value, Buyer shall pay the difference to the Sellers’ Representatives by wire transfer of immediately available funds to an account designated by Sellers’ Representatives.

(c)

Payment of Adjustment for Final Adjusted EBITDA.  Within three (3) Business Days of determination of the Final Closing Financial Statements, if the Final Adjusted EBITDA is less than Nine Million Five Hundred Dollars ($9,500,000), Sellers shall pay to Buyer by wire transfer of immediately available funds to an account designated by Buyer an amount equal to (i) 9.66, multiplied by (ii) such difference.

(d)

Determination of Final Net Asset Value and Final Adjusted EBITDA.

(i)

Within ninety (90) days following the Closing Date, Sellers shall, at Sellers’ sole cost and expense (to the extent not accrued and included in the determination of Final Net Asset Value), cause McGladrey & Pullen LLP (“McGladrey”) to deliver to Buyer and Sellers audited financial statements for the Company as of the Effective Time (the “Final Closing Financial Statements”) and a certificate stating the Final Adjusted EBITDA and the Final Net Asset Value as of the Effective Time prepared pursuant to the policies and procedures described in Schedules 1 and 2 (the “McGladrey Certificate”).  The Final Closing Financial Statements shall be prepared in accordance with GAAP, applied on a basis consistent with the methodology used in prior periods and shall fairly present the financial condition of the Company, and shall reflect the results of the physical inventory at the Facilities located in Dallas, Texas and New Rochelle, New York, and the perpetual inventory used for the Cheyenne, Wyoming Facility.  Sellers shall cause McGladrey to afford Buyer and Sellers reasonable access to the data and information on which the Final Closing Financial Statement and the McGladrey Certificate are premised.  Buyer shall have the Final Closing Financial Statements and the McGladrey Certificate reviewed, at Buyer's sole cost and expense, by Deloitte & Touche LLP.

(ii)

Provided Buyer takes into consideration and applies the policies and procedures described in Schedules 1 and 2, if Buyer disagrees with the Final Closing Financial Statements or the determinations in the McGladrey Certificate, Buyer shall within thirty (30) days following receipt of the Final Closing Financial Statements and the McGladrey Certificate, notify Sellers’ Representatives as to Buyer’s specific objection or objections; provided, however, Buyer shall not be permitted make any objection or objections unless the aggregate amount in controversy arising out of all such objections is in excess of fifty thousand dollars ($50,000). Buyer and Sellers’ Representatives shall use their Best Efforts to resolve these objections within forty-five (45) days following the receipt of the Final Closing Financial Statements and the McGladrey Certificate.  If Buyer and Sellers’ Representatives do not reach a final resolution within such forty-five (45) day period, they shall submit the disputed matter to binding arbitration by the Dallas, Texas office of Grant Thornton (or, should Grant Thornton fail to so serve, any other nationally recognized independent accounting firm approved by Buyer and Sellers’

Representatives).  Buyer and Sellers shall share equally in the cost of such arbitration.  The arbitration will concern, and the arbitrator will consider, only those items and amounts in dispute between Buyer and Sellers’ Representatives and may not assign or value any item greater than the greatest value for such item claimed by Buyer or Sellers’ Representatives, or less than the smallest value for such item claimed by Buyer or Sellers’ Representatives.  The arbitrator's determination will be based solely on written presentations by Buyer and Sellers’ Representatives, and the arbitrator shall not be permitted (absent mutual written agreement of Buyer and Sellers’ Representatives to the contrary) to make any independent inquiry.  Absent mutual written agreement of Buyer and Sellers’ Representatives, or order of the arbitrator, neither Buyer nor Sellers’ Representatives shall be permitted to conduct discovery in the manner of a dispute being litigated in a court of competent jurisdiction.  Such prohibition shall include without limitation the taking of depositions; the service of written interrogatories, requests for production of documents or requests for admission; and the testimony of live witnesses.  The determination of the arbitrator shall be binding and conclusive on the parties as to the items and amounts presented.  The amount of Final Net Asset Value and Final Adjusted EBITDA, as finally determined pursuant to this Section 2.3(d), are referred to herein as the “Final Net Asset Value” and the “Final Adjusted EBITDA,” respectively.

(e)

Emerson Lawsuit.  Within three (3) Business Days of APW collecting any judgment in the Emerson Lawsuit, Buyer shall pay to Sellers’ Representatives, as additional Purchase Price, an amount equal to (i) the amount, if any, so collected by APW, minus all Litigation Expenses related to the Emerson Lawsuit incurred by APW after the Effective Time and not reimbursed by Sellers, minus the payments made pursuant to Section 11.7, multiplied by (ii) one (1) minus the Applicable Tax Rate (to be determined after taking into consideration any applicable federal or state tax loss carryforwards).  Sellers’ Representatives shall make all decisions and control the proceedings relating to the Emerson Lawsuit, and Buyer shall, and shall cause APW, to cooperate with Sellers’ Representatives and do everything reasonably deemed necessary or appropriate by Sellers’ Representatives in connection with collecting the judgment awarded in the Emerson Lawsuit.  If, for any reason, within one hundred eighty (180) days of the date that a final, non-appealable decision in the Emerson Lawsuit has been rendered, the amount of the judgment collected, if any, is insufficient to reimburse APW for the Litigation Expenses incurred after the Effective Time, Sellers shall pay to Buyer an amount equal to (i) the amount of such Litigation Expenses, multiplied by (ii) one (1) minus the Applicable Tax Rate, and such payment shall be deemed a reduction in the Purchase Price.

(f)

Multiemployer Pension Plan Withdrawal Liability.  Within three (3) Business Days of  the date the Withdrawal Liability has been completely paid, Buyer shall pay to Sellers’ Representatives, as additional Purchase Price, an amount equal to the difference, if any, between (i) the Effective Time Withdrawal Liability, minus all Litigation Expenses related to the resolution of the amount payable by Bakers Pride in connection with the Withdrawal Liability incurred by Bakers Pride after the Effective Time and not reimbursed by Sellers, and (ii) the amount actually paid by Bakers Pride in connection with the Withdrawal Liability.  Sellers’ Representatives shall make all decisions and control the proceedings relating to the Withdrawal Liability, and Buyer shall, and shall cause Bakers Pride, to cooperate with Sellers’ Representatives and do everything reasonably deemed necessary or appropriate by Sellers’ Representatives in connection with reducing the amount payable in respect of the Withdrawal Liability.  If, for any reason, at the time the Withdrawal Liability is paid, the difference between the Effective Time Withdrawal Liability and the Withdrawal Liability is insufficient to reimburse Bakers Pride for the Litigation Expenses incurred after the Effective Time, Sellers shall pay to Buyer an amount equal to (i) the amount of such Litigation Expenses, multiplied by (ii) one (1) minus the Applicable Tax Rate, and such payment shall be deemed a reduction in the Purchase Price.  Notwithstanding anything contained in this Agreement to the contrary, Sellers, jointly and severally, shall indemnify and hold Buyer harmless against any and all costs, claims, liabilities, expenses, actions and proceedings arising on and after the Closing Date with respect to any increases in demands, assessments or payments from the first dollar arising out of, directly or indirectly, or in connection with the Withdrawal Liability.  This indemnification shall survive until full and final resolution and satisfaction of the Withdrawal Liability.

(g)

The Chino Sublease.  Within three (3) Business Days of  the date that the amount due and payable pursuant to the Section 2.3(g) can be finally determined, but in any event on or before June 5, 2007, Buyer shall pay to Sellers’ Representatives, as additional Purchase Price, an amount equal to (i) the Effective Time Chino Lease Liability, minus the amount actually paid by Bevles under the Chino Lease, plus the amount actually paid to Bevles under the Chino Sublease, minus all Litigation Expenses related to collecting the amounts due and payable to Bevles under the Chino Sublease incurred by Bevles after the Effective Time and not reimbursed by Sellers, multiplied by (ii) one (1) minus the Applicable Tax Rate (to be determined after taking into consideration any applicable federal or state tax loss carryforwards).

2.4

Closing.

The closing of the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Gardere Wynne Sewell LLP at 1601 Elm Street, 3000 Thanksgiving Tower, Dallas, Texas 75201 at 10:00 a.m. (local time) on the date first above written.  Subject to Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.5

Closing Obligations.

At the Closing:

(a)

Sellers’ Representatives will deliver to Buyer:

(i)

certificates representing all of the issued and outstanding Shares of the Company, duly endorsed (or accompanied by duly executed stock powers) by the applicable Sellers for transfer to Buyer; and

(ii)

such other instruments or documents in form and substance as may be reasonably necessary and satisfactory to Buyer to consummate the Contemplated Transactions and to comply with the terms of this Agreement.

(b)

Buyer will deliver to Sellers’ Representatives the Closing Date Purchase Price.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, jointly and severally, represents and warrants to Buyer as follows:

3.1

Organization and Good Standing.

Schedule 3.1 contains a complete and accurate list of the respective jurisdictions of incorporation of each Group Member and each other jurisdiction in which each Group Member is authorized to do business.  Each Group Member is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to conduct its respective business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.  Each Group Member is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Change.

3.2

Authority; No Conflict.

(a)

This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.  Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.  The foregoing representations and warranties, however, are limited to the extent that the enforceability of this Agreement may be limited by:

(i)

bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally; and

(ii)

judicial limitations on the enforcement of the remedy of specific performance and injunctive and other forms of equitable relief.

(b)

Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will:

(i)

contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any Group Member, or (B) any resolution adopted by the board of directors or the stockholders of any Group Member;

(ii)

give any Governmental Body the right to challenge any of the Contemplated Transactions (to Sellers’ Knowledge) or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Group Member or any Seller may be subject;

(iii)

contravene or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(iv)

result in the imposition or creation of any Encumbrance upon or any of the assets owned by any Group Member.

(c)

Except as set forth in Schedule 3.2, no Seller or Group Member is or will be required to give any notice to or obtain any material Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Contemplated Transactions.

3.3

Capitalization.

(a)

The authorized equity securities of the Company is set forth on Schedule 3.3(a).  Sellers will be on the Closing Date the record owners of their respective Shares, free and clear of all Encumbrances.  All of the outstanding equity securities and other securities of Company are owned of record by Sellers.  All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  There are no Contracts relating to the issuance, sale, or transfer by the Company of any equity securities or other securities of the Company.  There are no outstanding or authorized options, warrants, rights, agreements or commitments to which either the Company or any of Sellers is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Shares.  All of the issued and outstanding Shares were issued in compliance with applicable federal and state securities laws.

(b)

The authorized equity securities of each Company Subsidiary is set forth on Schedule 3.3(b).  The Company owns all of the outstanding shares of capital stock of each Company Subsidiary.

3.4

Financial Statements.

Sellers have delivered to Buyer (a) audited financial statements of the Company for the fiscal years 2004 and 2005, including the balance sheets as of such dates and the related audited consolidated statements of income and cash flow for each of the fiscal years then ended, including the notes thereto, (b) an unaudited, consolidated balance sheet of the Company as of August 31, 2006 (the "Interim Balance Sheet") and the related unaudited, consolidated statements of income and cash flow for the eight months then ended, and (c) unaudited consolidated statements of income and cash flow for the periods ending after August 31, 2006 through the Effective Time.  Such financial statements and notes fairly present the financial condition and the results of operations and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes.  The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes thereto.

3.5

Books and Records.

The books of account, minute books, stock record books, and other records of each Group Member are complete and correct in all material respects and have been maintained in accordance with commercially reasonable business practices.  The minute books of each Group Member contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of such Group Member.

3.6

Title to Properties; Encumbrances.

Schedule 3.6 contains a complete and accurate list of all Facilities.  Each Group Member owns (with good, marketable and insurable title in fee simple in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) located in the Facilities (except as set forth in Schedule 3.6) and reflected as owned in the books and records of the Group Members, including all of the properties and assets reflected in the Interim Balance Sheet, except for properties and assets (i) purchased or otherwise acquired by the Group Members since the date of the Interim Balance Sheet and (ii) sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice.  All material properties and assets reflected in the Interim Balance Sheet will be free and clear of all Encumbrances as of the

Closing and are not, in the case of the Facilities, subject to any rights of way, building use restrictions, exceptions, easements, variances, reservations, or limitations of any nature except (a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default or event that, with notice or lapse of time or both, would constitute a default, exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default or event that, with notice or lapse of time or both, would constitute a default, exists, (c) liens for current taxes not yet due, (d) with respect to the Facilities, minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the Facilities, or impairs the operations of the Group Members, and zoning laws and other land use restrictions that do not impair the present use of the property subject thereto, (e) as set forth in the existing title insurance policies as updated by Abstractor's Certificates or Continuations of Title (as applicable) or commitments and ALTA or boundary surveys, in each case delivered by Sellers to Buyer immediately prior to the Closing, and (f) as set forth in the existing title insurance policies as updated by Abstractor's Certificates or Continuations of Title (as applicable) or commitments and ALTA or boundary surveys, in each case delivered by Sellers to Buyer after the Closing, unless any document so delivered discloses an Encumbrance that would have a Material Adverse Change.  To Sellers’ Knowledge, there have been no violations of any restrictive covenants filed of record with respect to the Group’s Wyoming Facility, except any such violations that would not have a Material Adverse Change.

Neither the whole nor any portion of any of the Facilities has been condemned, requisitioned or otherwise taken by any public authority since January 1, 2006, and no notice of any such condemnation, requisition or taking has been received by any Group Member.

To Sellers’ Knowledge, the current use and operation of the Facilities is in compliance in all material requests with all applicable laws (other than Environmental Laws which are separately addressed in Section 3.17), including without limitation laws relating to parking, zoning and land use, and public and private covenants and restrictions.  The Group Members have not received written notice of non-compliance with any applicable laws that has not been cured, except to the extent any such non-compliance would not have an Material Adverse Change.

3.7

Condition of Assets.

The buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment of the Company are structurally sound and are in good and serviceable operating condition and repair, ordinary wear and tear excepted.  None of such buildings, plants, structures, machinery, tools, dies, furniture, fixtures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  All such buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment are sufficient to carry on the business of each Group Member as it is currently conducted.

3.8

No Undisclosed Liabilities.

The Company has no material liabilities or obligations of any nature (whether Threatened, known or unknown and whether absolute, accrued, contingent, or otherwise) that are required to be reflected in the Company’s financial statements except for (a) liabilities or obligations reflected or reserved against in the Interim Balance Sheet, (b) current liabilities incurred since the Interim Balance Sheet in the Ordinary Course of Business since the date thereof and which are comparable in type and amount to liabilities for prior periods, and (c) liabilities reflected in the Final Closing Financial Statements.

3.9

Taxes.

(a)

Except as set forth in Schedule 3.9(a), each Group Member has filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements.  All such Tax Returns were true, complete and correct in all material respects.  The Group Members have paid all Taxes due and payable and made provision for the payment of all Taxes for which any Group Member has received an assessment but that are not yet due and payable.

(b)

Schedule 3.9(b) contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit.  There have  been no deficiencies proposed as a result of such audits.  No Group Member has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Group or for which any Group Member may be liable.

(c)

All Tax amounts required to be withheld by any Group Member, and the portion of any such taxes to be paid by any Group Member to any Governmental Body, have been collected or withheld and either paid to the appropriate Governmental Body or set aside in accounts for such purpose or reserved against or made adequate provision for in the financial statements of the responsible Group Member.

(d)

All foreign, state and local jurisdictions where any Group Member has filed Tax Returns for 2005 are set forth in Schedule 3.9(d).  No Group Member has received any claim from any Governmental Body in any jurisdiction that such Group Member is or may be subject to taxation by such jurisdiction.

(e)

The Company is not a party to any Tax allocation or sharing agreement and no Group Member has any liability for Taxes of any other Person (other than another Group Member) and is not otherwise liable or obligated to indemnify any Person (other than another Group Member) with respect to any Taxes.

3.10

No Material Adverse Change.

Since August 31, 2006, the Company has not suffered any Material Adverse Change, nor has there been any Threatened Material Adverse Change.

3.11

Employee Benefits.

Schedule 3.11 contains a complete and accurate list of all Company Plans and other Benefit Obligations of the Company and identifies as such all Company Plans that are defined benefit Pension Plans, Qualified Plans, or Multi-Employer Plans (collectively for the purposes of this Section 3.11, the “Plans”).  The Company has performed in all material respects all of its obligations under all Company Plans and other Benefit Obligations of the Company.  The Company has made appropriate entries in its financial records and statements for all material obligations and liabilities under such Company Plans and other Benefit Obligations that have accrued but are not due; and the Company, with respect to all Company Plans and other Benefits Obligations of the Company, and each Company Plan and other Benefit Obligation of the Company, is in compliance in all material respects with ERISA, the IRC, and other applicable laws including the provisions of such laws expressly mentioned in this Section 3.11, and with any applicable collective bargaining agreement.  The Company has complied with all provisions, rules, regulations and legislation relating to funding requirements for the Company Plans.  No past service funding liabilities exist under the Company Plans.  The current value of all accrued benefits under each of the Company Plans did not, as of the latest valuation date, exceed the then current value of the assets of the Company Plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for the Company Plans.  All Company Plans have been duly authorized by the Board of Directors of the Company.  No termination or partial termination has occurred with respect to the Company Plans that has resulted in any material liability.  There are no pending or Threatened audits or investigations by any Governmental Body with respect to any Company Plan.

Copies of each Company Plan, any amendments thereto and any trust agreement and contracts or insurance policies relating to such Company Plan have been delivered to Buyer.  Copies of the documentation and material correspondence directly related to the Company Plans have been delivered to Buyer.

Sellers represent and warrant that no Group Member, other than the Company, has sponsored, maintained or contributed at any time during the preceding five years to any plan, program, fund or arrangement that constitutes a defined benefit Pension Plan, a Qualified Plan or a Multi-Employer Plan.

Neither Sellers nor any Group Member has made any promises of welfare benefit plans, within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any former employees or retirees of any of the Group Members including but not limited to retiree medical benefits.

3.12

Compliance with Legal Requirements; Governmental Authorizations.

Except as set forth in Schedule 3.12 or as would not have a Material Adverse Change:

(a)

each Group Member is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(b)

no event has occurred or circumstance exists that constitutes or results in a violation or Threatened violation by any Group Member of, or a failure on the part of a Group Member to comply with, any Legal Requirement ;

(c)

no Group Member has received, at any time since January 1, 2001, any written notice or other communication from any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Group Member to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except as disclosed on Schedule 3.12; and

(d)

Schedule 3.12 contains a complete and accurate list of each Governmental Authorization that is held by each Group Member.  Unless by its terms it is non-transferable, each such Governmental Authorization shall remain in full force and effect after the Closing Date.

To the Knowledge of Sellers, the Governmental Authorizations listed in Schedule 3.12 collectively constitute all of the material Governmental Authorizations necessary to permit each Group Member to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Group Member to own and use its assets in the manner in which its currently owns and uses such assets.

Notwithstanding anything to the contrary set forth in this Section 3.12, none of the representations and warranties set forth in this Section 3.12 is intended or shall be construed to apply to any matter relating to Environmental Laws, Occupational Safety and Health Laws or any laws relating to employment practices, which matters are addressed in Sections 3.17 and 3.18, respectively.

3.13

Legal Proceedings; Orders.

(a)

Except as set forth in Schedules 3.13 and 3.17, there is no pending or Threatened Proceeding:

(i)

that has been commenced by or against any Group Member; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

(b)

Except as set forth in Schedule 3.13:

(i)

there is no Order to which any Group Member, or any of the assets owned by any Group Member, is subject; and

(ii)

no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Group Member.

3.14

Absence of Certain Changes and Events.

Except as set forth in Schedule 3.14 or as otherwise specifically contemplated by this Agreement, since the date of the Interim Balance Sheet, each Group Member has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)

change in the Company's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock, grant of any registration rights, grant of options, warrants or stock awards, purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock, or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)

amendment to the Organizational Documents of the Company;

(c)

except in the Ordinary Course of Business, payment or increase by the Company of any bonuses, salaries, loans, perquisites, severance arrangements or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)

adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e)

damage to or destruction or loss of any asset or property of any Group Member, whether or not covered by insurance, which would cause a Material Adverse Change to the properties, assets, business or financial condition of the Group;

(f)

except in the Ordinary Course of Business, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to a Group Member of at least $50,000 or a term in excess of twelve (12) months;

(g)

material change in the accounting methods or principles or practices used by the Company;

(h)

payment of long term debt except as in accordance with the normal scheduled maturities for any long term debt;

(i)

grant or making of any mortgage or pledge or subject itself or any of its properties or assets (tangible or intangible) to any claim, lien, charge or encumbrance of any kind (absolute or contingent), except liens for Taxes not currently due;

(j)

making of any commitment or incurring of any liability, through negotiations or otherwise, to any labor organization which could have a Material Adverse Change;

(k)

increase or establishment of any reserve for Taxes or other liabilities on its books or otherwise provide therefor, except for Taxes or other liabilities relating to the Ordinary Course of Business of the Company since the date of the Interim Balance Sheet; or write up or down the value of inventory or determine as collectable any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with GAAP in the Ordinary Course of Business consistent with past practice;

(l)

making or authorizing of any capital expenditure in excess of $100,000 for any individual commitment, except as may be necessary for ordinary repair, maintenance or replacement;

(m)

entry into any contract, except in the Ordinary Course of Business, for the sale of goods or the performance of services for or by the Company that is not terminable upon sixty (60) days notice or less; entry into any contract continuing for a period of more than three months from its date that is not terminable upon sixty (60) days notice or less; entry into any agreement or instrument, except in the Ordinary Course of Business, relating to the borrowing or lending of money or extension of credit, guarantee or indemnitee of any Person with respect to any obligation for borrowed money or otherwise, excluding endorsements made for collection; or making or permitting to be made any amendment, modification, cancellation or termination of any material contract, agreement, lease, license, finance agreement or written evidence of indebtedness, except for the renewal of lines of credit in place as of the date hereof, in an amount and on terms consistent with past practice of the Company; or

(n)

taking of any action that would cause any of the representations contained herein to be untrue.

3.15

Applicable Contracts; No Defaults.

(a)

Schedule 3.15(a) contains a complete and accurate list of the following executory Contracts to which any Group Member is a party (each, an “Applicable Contract”):

(i)

each Contract that involves performance of services or delivery of goods or materials by the Group of an amount or value in excess of $100,000;

(ii)

each Contract that involves performance of services or delivery of goods or materials to the Group of an amount or value in excess of $100,000;

(iii)

each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures by or receipts of the Group in excess of $50,000;

(iv)

each Contract that involves the furnishing of goods or services which cannot be cancelled, without penalty, on sixty (60) days or less notice and which affects the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

(v)

each Contract containing covenants that in any way purport to restrict the business activity of any Group Member or limit the freedom of any Group Member to engage in any line of business or to compete with any Person;

(vi)

each Contract for capital expenditures in excess of $100,000;

(vii)

each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Group other than in the Ordinary Course of Business;

(viii)

each Contract guaranteeing any indebtedness obligation or liability of a Person other than a Group Member;

(ix)

each Contract involving a joint venture, partnership or other cooperative arrangement or any other agreement involving a sharing of profits;

(x)

each Contract which contains any provisions requiring any Group Member to indemnify any other Person other than in the Ordinary Course of Business;

(xi)

except in the Ordinary Course of Business, each Contract obligating the Group to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the Group’s customary profit margin associated therewith;

(xii)

each Contract concerning confidentiality or non-competition, other than in the Ordinary Course of Business; and

(xiii)

each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

The Company has provided true and correct copies of all Applicable Contracts  to Buyer.  No notice of material default arising under any Applicable Contract has been delivered to or by the Group.  Except as set forth in Schedule 3.15, the transfer of the Shares contemplated by this Agreement will not result in any default, penalty or modifications to any such Applicable Contract.

(b)

Each Applicable Contract is a legal, valid and binding obligation of the Group and, to Sellers’ Knowledge, each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(c)

Except as set forth in Schedule 3.15(c):

(i)

each Group Member is in compliance with all applicable terms and requirements of each Applicable Contract under which it has or had any obligation or liability, except where such non-compliance would not have a Material Adverse Change; and

(ii)

each Group Member has not given to or received from any other Person any notice or other communication regarding any actual, Threatened or alleged violation or breach of, or default under, any Applicable Contract.

3.16

Insurance.

The Company has delivered to Buyer true and complete copies of all policies of insurance to which any Group Member is a party.  Schedule 3.16 describes any self-insurance arrangement by or affecting the Group, including any reserves established thereunder.  Except as set forth on Schedule 3.16:

(a)

All policies to which any Group Member is a party:

(i)

to Sellers’ Knowledge, are valid, outstanding, and enforceable and shall so remain through the Closing Date (except to the extent any such policy expires and is renewed in the Ordinary Course of Business);

(ii)

to Sellers’ Knowledge, are sufficient for compliance with all Legal Requirements and Contracts to which any Group Member is a party; and

(iii)

do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Group Members.

(b)

The Group has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which any Group Member is a party or that provides coverage to the Group or director thereof, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policies.

3.17

Environmental Matters.

Except as set forth in Schedule 3.17:

(a)

There are no pending or, to the Knowledge of Sellers, Threatened claims resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or the Group.

(b)

Each Group Member is in compliance in all material respects with all present interpretations of, or enforcement policies applicable to, Environmental Laws and Occupational Safety and Health Laws.

(c)

At no time did any Group Member release on, upon, adjacent to, or into any of the Facilities, substances in violation of Environmental Laws or Occupational Safety and Health Laws or which would cause a Material Adverse Change in the Facilities or the financial operations of the Group.

(d)

Each Group Member has in full force and effect all Governmental Authorizations required by all applicable Environmental Laws for the operation of its respective business and is in material compliance with the terms and conditions of such Governmental Authorizations.

(e)

No Group Member is subject to any decree, order, writ, judgment or injunction issued pursuant to, and to the Sellers' Knowledge, is not the subject of any pending or Threatened investigation under any, applicable Environmental Laws.

(f)

To Sellers’ Knowledge, there has been no Hazardous Activity at any of the Facilities (except in material compliance with or which have been remediated in material compliance with applicable Environmental Laws at any of the Facilities).

(g)

Buyer has been provided with, in the course of due diligence inquiry, full and accurate disclosure of all material known or Threatened Environmental, Health and Safety Liabilities, and full and accurate documentation regarding the Group’s policies, procedures and operations in connection with Environmental Laws.

3.18

Employees.

Schedule 3.18 contains (a) a complete and accurate list, as of December 18, 2006, of the name, job title (to the extent applicable), and current rate of compensation for each Group employee, officer and director, and (b) a list of each such employee/officer who has entered into a contract for employment or a confidentiality/assignment of inventions agreement with any Group Member, a copy of which has been provided to Buyer.  Except as set forth in Schedule 3.18, to Sellers’ Knowledge, no employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or group of at least  five (5) employees has any plans to terminate employment with the Group.  There are no controversies pending or, to the Knowledge of Sellers, Threatened controversies involving any employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or any group of at least five (5) employees of the Group.  Each Group Member is in compliance in all material requests with all applicable federal, state and municipal Occupational Safety and Health Laws concerning or affecting employees of the Group.

Except as set forth on Schedule 3.18, no Group Member has been since January 1, 2004, or is, subject to any adverse rulings, findings or determinations of unlawful employment practices or violations of other related statutes, and Sellers have not received any written notice of any pending or Threatened investigation, Proceeding, labor dispute or litigation relating to any unlawful employment practice claim or claims or violations of other related statutes, executive orders or administrative determinations or regulations.

3.19

Labor Relations; Compliance.

Except as set forth on Schedule 3.19, no Group Member is a party to any collective bargaining Contract.  Since January 1, 2004, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Group relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board or the Equal Employment Opportunity Commission, or (c) any application for certification of a collective bargaining agent.  There is no lockout of any employees by the Group, and no such action is contemplated by the Group.

3.20

Intellectual Property.

(a)

Patents.

(i)

Schedule 3.20(a) contains a complete and accurate list of all Patents owned by each Group Member.  Except for licenses granted in the Applicable Contracts, each Group Member is the owner of all right, title, and interest in and to each of its Patents, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)

All of the issued Patents owned by the Group are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and are valid and enforceable.

(iii)

No Patent owned by the Group has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(iv)

To Sellers' Knowledge, no Patent owned by the Group is infringed or has been challenged or Threatened in any way.

(b)

Marks.

(i)

Schedule 3.20(b) contains a complete and accurate list and summary description of all Marks used by each Group Member.  Except for licenses granted in the Applicable Contracts, each Group Member is the owner of all right, title, and interest in and to each of its Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)

All Marks owned by the Group that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable.

(iii)

No Mark owned by the Group has been or is now involved in any opposition, invalidation, or cancellation Proceeding and, to Sellers' Knowledge, no such action is Threatened with the respect to any of such Marks.

(iv)

To Sellers' Knowledge, there is no trademark or trademark application of any third party that potentially interferes with any Mark of the Group.

(v)

To Sellers' Knowledge, no Mark owned by the Group is infringed or has been challenged or Threatened in any way.

(c)

Copyrights.  No Group Member has any registered Copyrights.

(d)

Royalties.  The Company does not pay any royalty to any Person in connection with the property described in this Section 3.20.

3.21

Brokers or Finders.

Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than in connection with an agreement with Houlihan Lokey Howard & Zukin.  Any payments to Houlihan Lokey Howard & Zukin after the Effective Time shall be paid by Sellers.

3.22

Product Warranty.

Schedule 3.22 hereto contains an accurate and complete statement of all written warranties, warranty policies, service, subscription and maintenance agreements of the Group.  To Sellers’ Knowledge, there are no material warranty liabilities or recalls of the Group’s products, and no claims for service, repair, replacement, refund, recall or claims for other product-related remedies that are pending, or are reasonably anticipated to be presented with respect to the Group’s products.

3.23

Product Liability.

Schedule 3.23 contains a complete and accurate list and summary description of all liabilities, claims or obligations, absolute or (to Sellers’ Knowledge) contingent, pending or (to Sellers’ Knowledge) Threatened or otherwise arising from or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product assembled or sold by the Group prior to the Effective Time, including but not limited to any claims arising from or alleged to arise from any actual or alleged exposure to asbestos and/or asbestos containing materials.  All such claims are fully covered by product liability insurance subject to applicable deductibles and available limits of coverage or if not are noted on Schedule 3.23.  To Sellers’ Knowledge, there are no recalls, Threatened or pending, and no report has been filed or required to have been filed with respect to any products of the Group under any applicable statute or regulation.

3.24

Customers.

None of the customers of the Group identified on Schedule 3.24 has provided written notice to Sellers of its intention to terminate its relationship with the Group or to substantially reduce the amount of business it provides to the Group, and Sellers do not have any Knowledge of any such intention unless identified on Schedule 3.24.

3.25

Trade Secrets and Proprietary Information.

To Sellers’ Knowledge no use of the Trade Secrets owned by the Company violates any trade secret rights of any other Person.

3.26

Personal Property Leases.

There are no leases of personal property used by the Group involving annual payments in excess of Twenty-Five Thousand Dollars ($25,000).

3.27

Related Party Interests.

Except as disclosed on Schedule 3.27, no Person in which any of the Sellers has a direct or indirect interest or investment:

(a)

has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by any Group Member in excess of $50,000;

(b)

has any interest in or owns any property or right used in the conduct of the business of the Group;

(c)

is a party to any Contract with any Group Member;

(d)

received from or furnished to any Group Member any goods or services other than employment services (with or without consideration) since the date of the Interim Balance Sheet; or

(e)

owns, directly or indirectly, any debt, equity or other interest or investments in any corporation, firm or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Group.

3.28

Delivery of Documents.

Complete copies of all notices and other instruments and documents, including all amendments, supplements and modifications thereto, listed in the Schedules to this Agreement have been delivered to Buyer.

3.29

Truth of Representations and Warranties.

No representation or warranty by Sellers in this Agreement or in the Schedules contains or will contain an untrue statement of fact necessary to make the statements and facts contained therein not misleading.

3.30

Books and Records.

All accounting books, ledgers, records, minute books, share certificate books and corporate seals, where applicable, of the Group and all other records of or concerning the Group are located at the business premises of one or more of the Group Members.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1

Organization and Good Standing.

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2

Authority; No Conflict.

This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations under this Agreement and such other agreements.  Except with regard to satisfying the HSR Act, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the other agreements contemplated hereby or the consummation or performance of any of the Contemplated Transactions.

4.3

Investment Intent.

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4

Certain Proceedings.

There is no pending Proceeding against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer's Knowledge, no such Proceeding has been Threatened.

4.5

Available Funds.

Buyer has, or will have as of the Closing Date, sufficient funds to perform all of its obligations under this Agreement, including, without limitation, to make the payments required hereunder.

4.6

Brokers or Finders.

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

ARTICLE 5

COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1

Access and Investigation.

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to: (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") reasonable access to the Company's properties, contracts, books and records, and other documents and data, and will permit Buyer to contact any third party from whom information is sought relevant to the Contemplated Transactions; (b) furnish Buyer and Buyer's Advisors with full and complete copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request; and (d) facilitate Buyer’s due diligence visits with certain primary vendors and customers of the Company as specifically provided for herein.  Notwithstanding the foregoing, any contact with employees, vendors, and customers of the Group shall be made only with Sellers’ prior approval and after all other due diligence has been completed by Buyer and all other relevant materials issues have been agreed to and concluded between the parties.  BUYER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE GROUP MEMBERS AND THEIR AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS AND LOSSES CAUSED DIRECTLY OR INDIRECTLY BY THE ACTS OR OMISSIONS OF BUYER OR BUYER’S REPRESENTATIVES IN CONNECTION WITH ANY DUE DILIGENCE CONDUCTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY SITE VISITS AND ENVIRONMENTAL SAMPLING.  Buyer shall comply fully with all rules, regulations, policies and instructions issued by the Group while upon, entering or leaving any Group Member’s property, including any insurance requirements that the Group may impose on contractors authorized to perform work on any property owned or operated by the Group.  Buyer shall not unreasonably interfere with the day-to-day operations of the business of the Group.

5.2

Operation of the Businesses of the Company.

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, use their Best Efforts to (a) conduct business only in the Ordinary Course of Business, (b) confer with Buyer concerning operational matters of a material nature, and (c) otherwise report regularly and periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.3

Negative Covenant.

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.14 is likely to occur.

5.4

Required Approvals.

As promptly as practicable after the date of this Agreement to the extent not already done, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.

5.5

Notification.

Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller becomes aware of any fact or condition that causes or constitutes a Breach or potential Breach of any of Sellers' representations and warranties set forth in this Agreement, or if such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach or potential Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change.  During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach or potential Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or reasonably unlikely.

5.6

Best Efforts.

Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Article 7 and Section 8.4 to be satisfied.

ARTICLE 6

COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1

Required Approvals.

As promptly as practicable after the date of this Agreement to the extent not already done, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.

6.2

Best Efforts.

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 7.2(c) and Article 8 to be satisfied.

6.3

Disputes with Group Customers.

If and to the extent Buyer elects to contact any customer of any Group Member as permitted by the terms of this Agreement, Buyer shall only do so after confirming in writing to Sellers’ Representatives that Buyer has never asserted any claim against, or otherwise been engaged in any dispute of any nature with, such customer.

ARTICLE 7

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1

Accuracy of Representations.

The representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is stated to be made as of a specified date, in which case, such representation and warranty shall be true and correct as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies do not, individually or in the aggregate, constitute, and could not reasonably be expected to constitute, a Material Adverse Change, and except that the representations and warranties shall not be deemed to be untrue or incorrect by virtue of the transfer by the Company to Sellers of the Excluded Assets.

7.2

Sellers' Performance.

(a)

All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)

Each document required to be delivered pursuant to Section 2.5(a) and this Article 7 must have been delivered.

(c)

No Proceeding shall be pending or Threatened by or before any Governmental Body wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the Contemplated Transactions, (ii)

cause any of the Contemplated Transactions to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Company following the Contemplated Transactions, and no such judgment, order, decree, stipulation or injunction shall be in effect.

7.3

Opinion Letter.

Buyer shall have received opinions of various counsel to Sellers, in form and substance satisfactory to Buyer.

7.4

Resignations.

Buyer shall have received in writing prior to or at the Closing the resignations, effective as of the Closing Date, of each director and officer of the Company other than Hylton L. Jonas and Donald C. Wall.

7.5

Escrow Agreement

Sellers and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

7.6

Good Standing Certificate.

Buyer shall have received certificates certifying that each Group Member is in good standing under all laws of the state of its incorporation.

7.7

Other Documents.

Sellers shall have executed and delivered to Buyer such other documents as counsel for Buyer shall reasonably request to carry out the purposes of this Agreement.

7.8

No Claim Regarding Stock Ownership or Sale Proceeds.

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price.

7.9

Employment Agreements.

Each of Hylton L. Jonas, Brian Rosenbloom, and Howard Kraines shall have executed and delivered to Buyer an employment agreement relating to services to be provided by him to the Group Members.

7.10

Mutual Release.

Each of Hylton L. Jonas, Brian Rosenbloom, Lawrence L. Rosenbloom, Howard Kraines, Reuben Rosenbloom, and each Seller shall have executed and delivered to the Group a Mutual Release in substantially the form attached hereto as Exhibit B.

ARTICLE 8

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1

Accuracy of Representations.

The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is stated to be made as of a specified date, in which case, such representation and warranty shall be true and correct as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies do not, and could not have reasonably be expected to, have a material adverse effect on Buyer’s business, financial condition, or results of operation or Buyer’s ability to consummate the Contemplated Transactions.

8.2

Buyer's Performance.

(a)

All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b)

Each document required to be delivered pursuant to this Article 8 must have been delivered.

(c)

Buyer must have satisfied its obligations pursuant to Section 2.3(a).

8.3

No Injunction.

No Proceeding shall be pending or Threatened by or before any Governmental Body wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the Contemplated Transactions or (ii) cause any of the Contemplated Transactions to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

8.4

Opinion Letter.

Sellers shall have received from counsel to Buyer an opinion of counsel to Buyer, substantially in form and substance satisfactory to Sellers.

8.5

Escrow Agreement.

Buyer and the Escrow Agent shall have executed and delivered to Sellers the Escrow Agreement.

8.6

Employment Agreements.

Buyer shall have executed and delivered an employment agreement relating to the services to be provided to the Group Members by each of Hylton L. Jonas, Brian Rosenbloom, and Howard Kraines.

8.7

Mutual Release.

Buyer shall have caused the Group to have executed and delivered to each of Hylton L. Jonas, Brian Rosenbloom, Lawrence L. Rosenbloom, Howard Kraines, Reuben Rosenbloom, and each Seller a Mutual Release in substantially the form attached hereto as Exhibit B.

ARTICLE 9

TERMINATION

9.1

Termination Events.

This Agreement may, by notice given prior to the Closing, be terminated:

(a)

by Buyer if there is a Breach of any representation or warranty of Sellers in Article 3 of this Agreement such that the conditions set forth in Section 7.1 would not be satisfied as of the time of said Breach, provided that if such Breach is curable, then Buyer may not terminate this Agreement under this Section 9.1(a) for  thirty (30) days after it has given written notice to Sellers of such Breach, provided that Sellers continue to exercise their Best Efforts to cure such Breach (it being understood that Buyer may not terminate this Agreement under this Section 9.1(a) if such Breach is cured during such  thirty (30) day period);

(b)

by Sellers if there is a Breach of any representation or warranty of Buyer in Article 4 of this Agreement such that the conditions set forth in Section 8.1 would not be satisfied as of the time of said Breach, provided that if such Breach is curable, then Sellers may not terminate this Agreement under this Section 9.1(b) for thirty (30) days after giving written notice to Buyer of such Breach, provided that Buyer continues to exercise its Best Efforts to cure such Breach (it being understood that Sellers may not terminate this Agreement under this Section 9.1(b) if such Breach is cured during such thirty (30) day period);

(c)

by Buyer if any of the conditions in Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.9 or 7.10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible or commercially impracticable (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

(d)

by Sellers, if any of the conditions in Sections 8.2, 8.3, 8.4, 8.5, 8.6, or 8.7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible or commercially impracticable (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

(e)

by mutual agreement in writing of Buyer and Sellers.

9.2

Effect of Termination.

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

ARTICLE 10

INDEMNIFICATION; REMEDIES

10.1

Survival.

All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the certificates delivered pursuant to Sections 2.5(a)(ii) and 2.5(b)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

10.2

Indemnification and Payment of Damages by Sellers.

Subject to the other provisions of this Article 10, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates for, and will pay to them the amount of, any loss, liability, damage, deficiency, penalty, cost, assessment or reasonable expense (including without limitation reasonable attorneys' fees) whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

(a)

any Breach of any representation or warranty made by Sellers in this Agreement, or the Schedules;

(b)

any Breach by Sellers of any covenant or obligation of Sellers in this Agreement;

(c)

subject to the terms and conditions set forth in Section 11.5, the acts or omissions of any Group Member or any Seller, or any Person acting on any Group Member’s or Seller’s behalf, and occurring on or before the Closing Date in connection with any Hazardous Activity in, on, under or migrating (or having migrated) from any of the Facilities regardless of whether such matter has been disclosed to Buyer in a Schedule; and

(d)

the acts or omissions of any Group Member or any Seller, or any Person acting on any Group Member’s or Seller’s behalf, and occurring on or before the Closing Date in connection with any employment practices matter (including but not limited to matters pending before the EEOC, a state agency or in litigation) and regardless of whether such matter has been disclosed to Buyer in the Schedules.

10.3

Indemnification and Payment of Damages by Buyer.

Subject to the other provisions of this Article 10, Buyer will indemnify and hold harmless Sellers for, and will pay to Sellers the amount of, any Damages, arising from or in connection with:

(a)

any Breach of any representation or warranty made by Buyer in this Agreement;

(b)

subject to the terms and conditions set forth in Section 11.5, the acts or omissions of Buyer, or any Person acting on Buyer’s behalf, and occurring after the Closing Date in connection with any Hazardous Activity in, on, under or migrating (or having migrated) from any of the Facilities; and

(c)

any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

10.4

Time Limitations.

Notwithstanding Section 10.1, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or any covenant or obligation to be performed and complied with prior to the Closing Date, unless Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers prior to the second (2nd) anniversary of the Closing Date.  Notwithstanding Section 10.1, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or any covenant or obligation to be performed and complied with hereunder, unless Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer prior to the dates specified below:

(a)

A claim in respect of the representations and warranties set forth in Sections 3.2(a) (Authority; No Conflict), 3.3 (Capitalization), 11.4(b) (Sellers' Representatives) or a claim in respect of fraud, can be asserted indefinitely;

(b)

A claim in respect of the representations and warranties set forth in Section 3.9 (Taxes) must be asserted prior to the expiration of the respective limitation periods contained in the IRC, or applicable state revenue code or statute, respectively, and any other legislation affecting Taxes;

(c)

 A claim in respect of the representation and warranties set forth in 3.17 (Environmental Matters) or pursuant to Section 10.2(c) or Section 11.5 must be asserted prior to the seventh (7th) anniversary of the Closing Date;

(d)

A claim in respect of the representation and warranties set forth in 3.19(b) (Labor Relations; Compliance) or pursuant to Section 10.2(d) must be asserted prior to the third (3rd) anniversary of the Closing Date, except that a claim in respect of Debra L. Babic v. Bakers Pride, SDHR Case No.10114359, EEOC Charge No. 16GA700232; and any litigation that might arise out of or in connection with a claim filed by James Hilliard against Bakers Pride with the State Division of

Human Rights, State of New York, must be asserted prior to the fifth (5th) anniversary of the Closing Date;

(e)

A claim in respect of the representation and warranties set forth in Section 3.7 (Condition of Assets) must be asserted prior to expiration of 120 days after the Closing Date; and

(f)

A claim in respect of all representation and warranties not listed in Sections 10.4(a) through (e) must be asserted prior to the second (2nd) anniversary of the Closing Date.

10.5

Limitations on Amount.

Except as otherwise provided in Section 11.5, Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2(a), (b) and (d) until the total of all Damages with respect to such matters exceeds Four Hundred Thousand Dollars ($400,000), and then only for the amount by which such Damages exceed Four Hundred Thousand Dollars ($400,000).  Notwithstanding the foregoing, Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.4(e) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand Dollars ($250,000), and only the amount by which such Damages exceed Two Hundred Fifty Thousand Dollars ($250,000).  The maximum liability of Sellers in aggregate under this Article 10 and Section 11.5 for any and all Damages, regardless of when suffered, shall be Twenty-Five Million Dollars ($25,000,000); provided, however, that (a) the maximum liability of Sellers pursuant to Sections 10.2(a) arising out of Section 3.17, 10.2(c) and 11.5 relating to the Group’s Facility located in New York, other than with respect to third party personal claims for personal injury or property damage, shall be Ten Million Dollars ($10,000,000), all of which shall be counted against the maximum liability of Twenty-Five Million Dollars ($25,000,000), and (b) no restriction shall apply in cases of fraud or intentional misrepresentation by any of Sellers.

10.6

Procedure for Indemnification—Third Party Claims.

(a)

Promptly after receipt by an indemnified party of notice of the commencement or Threatened commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under this Article 10 or Section 11.5, give notice to the indemnifying party of the commencement or reasonably anticipated commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is actually prejudiced by the indemnified party's failure to give such notice.

(b)

If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and notice is given to the indemnifying party of the commencement or Threatened commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding utilizing Representatives reasonably acceptable to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently, in good faith and using its Best Efforts conducts such defense, be liable to the indemnified party under this Article 10 or Section 11.5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding.  If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the indemnified party or unless the amount in controversy is less than Twenty Thousand Dollars ($20,000).  If notice is given to an indemnifying party of the commencement or Threatened commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, subject to the provisions of this Article 10, the indemnifying party will be bound by any reasonable determination made in such Proceeding or any reasonable compromise or settlement effected by the indemnified party, and will be liable for all reasonable expenses, fees or costs incurred by the indemnified party, whether in connection with the defense of the Proceeding or in any legal or equitable proceeding brought by the indemnified party against the indemnifying party to enforce this Article 10.

10.7

Procedure for Indemnification – Other Claims.

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.8

Exclusive Representations and Warranties.

Buyer acknowledges that no Seller has made to Buyer any representation or warranty, express or implied, other than as expressly made in Section 3 (including the Schedules).  Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made in Section 3 (including the Schedules), Sellers make no representation or warranty to Buyer with respect to (a) any projections, estimates or budgets of future revenues, expenses or expenditures and future results of operations heretofore delivered to or made available to Buyer; or (b) any other information or documents made available to Buyer or its Representatives with respect to Sellers, except as expressly covered by a representation or warranty contained in Section 3 (including the Schedules).

10.9

Credits, Etc.

Notwithstanding anything contained herein to the contrary, in no event shall Buyer or any other indemnified Person be entitled to recover against the Escrow Fund or Sellers with respect to any claim for which any Group Member is entitled to indemnification under the provisions of any Contract or other right, until such time as all remedies available to such Group Member under such Contract or other right, as provided therein, have been exhausted.  Standex shall recover the insurance proceeds under all applicable insurance policies prior to being entitled to recover Damages from or against Sellers hereunder, and any such recovery shall be net of all such insurance proceeds.  In determining any Damages payable from the Escrow Fund or otherwise by Sellers to Buyer under this Agreement, Sellers shall be entitled to a credit or offset against such Damages in an amount equal to the value of any documented net tax benefit realized (by reason of a deduction, basis adjustment, credit or otherwise), or any insurance benefit realized or realizable by Buyer in connection with the Damage which forms the basis of an indemnity claim hereunder (including without limitation all insurance proceeds arising out of the insurance described in Section 11.5).  Furthermore, Buyer shall not be entitled to any recovery under this Article 10 if and to the extent an adjustment to the Purchase Price has previously been made with respect to such matter.  No Seller shall be obligated to pay any amount arising out of Sellers’ indemnification obligations pursuant to this Article 10 or Section 11.5 unless and until the Escrow Fund shall be completely depleted.

10.10

Exclusive Remedy.

The right of Buyer and Sellers to indemnification pursuant to Sections 10.2 and 10.3, and the rights pursuant to Section 11.5, shall be the sole and exclusive right and remedy exercisable under this Agreement regardless of the legal theory advanced in support of such claims; provided, however, that this Section 10.10 shall not apply in cases of fraud and intentional misrepresentation.

10.11

Limitation on Damages.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE FOR ANY EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES OR LOSS OF PROFITS, AND NO CLAIM SHALL BE MADE OR AWARDED AGAINST THE ESCROW FUND, OR AGAINST ANY PARTY, FOR ANY SUCH DAMAGES OR LOSS OF PROFITS.

10.12

Independent Investigation.

In making the decision to enter into this Agreement and consummate the Contemplated Transactions, Buyer has relied upon its own independent due diligence investigations and inspection of the assets of the Group Members, and on the representations, warranties, covenants and undertakings of Sellers in this Agreement.  Notwithstanding anything contained herein to the contrary, in no event shall Buyer or any the other Indemnified Persons be entitled to assert a claim or recover under this Article 10 with respect to a breach by the Sellers of any representation, warranty, covenant or agreement if Buyer had Knowledge thereof at or before Closing solely arising out of any information provided to Buyer in writing.

BUYER ACKNOWLEDGES THAT BY VIRTUE OF BUYER’S ACQUISITION OF THE SHARES, BUYER IS ACQUIRING THE ASSETS AND BUSINESSES OWNED BY THE

GROUP MEMBERS IN THEIR “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, AND THAT EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLERS HAVE NOT MADE ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, CONFORMITY TO SAMPLES, MERCHANTABILITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE, EXCEPT AS OTHERWISE SET OUT IN THIS AGREEMENT, EXPRESSLY DISCLAIMED BY SELLERS.

EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLERS DO NOT MAKE ANY REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO (A) THE ACCURACY OR COMPLETENESS  OF ANY RECORDS DELIVERED TO BUYER WITH RESPECT TO THE ASSETS OR THE GROUP (PROVIDED THAT THE DISCLAIMER SET FORTH IN THIS CLAUSE (A) IS NOT INTENDED TO EXTEND TO THE SCHEDULES TO THIS AGREEMENT OR TO FRAUD OR INTENTIONAL MISREPRESENTATION), OR (B) ANY FUTURE BUSINESS OR EVENT.  WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED TO BUYER BY OR ON BEHALF OF SELLERS OR ANY OF THEIR AFFILIATES, BUYER ACKNOWLEDGES THAT (I) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (II) BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (III) BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED.

10.13

Subrogation.

If and to the extent (a) Sellers are liable to Buyer or any other indemnified Person pursuant to this Article 10 or Section 11.5, and/or (b) any Group Member shall have any rights against any other Person in connection with the Withdrawal Liability or the Chino Lease or Chino Sublease, Sellers shall be subrogated to any and all rights of each Group Member, and Sellers shall be entitled to any and all benefits, rights and remedies that would otherwise be available or accrue to the Group Members in respect thereof.  If and to the extent necessary, desirable, or appropriate, Sellers shall be entitled to exercise its rights pursuant to this Section 10.13 in the name of any of the Group Members.  Buyer shall, and shall cause the Group Members, to cooperate, at Sellers’ sole cost and expense, with all reasonable requests made by Sellers’ Representatives or Sellers to effectuate the intent of this Section 10.13.

ARTICLE 11

ADDITIONAL COVENANTS AND AGREEMENTS

11.1

Termination of Certain Insurance.

Sellers covenant and agree that they will cause all executive life insurance policies on Hylton L. Jonas, Brian Rosenbloom, Lawrence L. Rosenbloom and Howard Kraines to the extent owned by any Group Member to be terminated or transferred to the respective insured prior to the Closing Date.

11.2

Preservation of Books and Records.

For a period of seven (7) years after the Closing Date, Buyer will retain all books and records belonging to the Group Members at Buyer’s sole cost and expense and, upon request, will make such books and records (including access to personnel familiar therewith) available to Sellers for inspection and/or copying, at the expense of Sellers, at the headquarters of the Company at reasonable times and during regular office hours.  If Buyer, at any time, directly or indirectly, proposes to transfer any of the books and records to another Person, Buyer will provide advance notice of the transfer, obligate the transferee to maintain the books and records as herein required and will retain access to the books and records for the benefit of itself and Sellers.  After the seventh (7th) anniversary of the Closing Date, if Buyer decides to destroy any books and records, Buyer shall give Sellers at least sixty (60) days prior written notice of the proposed destruction of books and records and Sellers shall have the right, at their own expense, to retrieve all such books and records proposed to be destroyed.  If Buyer directly or indirectly sells or otherwise transfers any of the books and records belonging to the Group Members to any other Person, as a condition to such sale or transfer Buyer shall require such other Person to agree in writing, in form and substance reasonably satisfactory to Sellers’ Representatives, to be bound by the terms of this Section 11.2.

11.3

Indemnification of Directors and Officers.

From and after the Closing Date, Buyer shall, to the fullest extent permitted by applicable Law, cause the Company to indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director and/or officer of any Group Member (each a “Director/Officer Indemnitee” and collectively, the “Director/Officer Indemnitees”) against all Damages or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring prior to or at the Closing (and whether asserted or claimed prior to, at or after the Closing) that are, in whole or in part, based on or arise out of the fact that such Person is or was a director and/or officer of any Group Member prior to the Closing (the “Director/Officer Indemnified Liabilities”), but specifically excluding Damages to the extent arising out of fraud, intentional misrepresentation or willful misconduct by any Director/Officer Indemnitee.  In the event of the occurrence of any such Director/Officer Indemnified Liability, (A) Buyer shall cause the Company to pay the reasonable fees and expenses of counsel selected by the Director/Officer Indemnitees, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to each such Director/Officer Indemnitee upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law, (B) Buyer, the Company and the Director/Officer Indemnitees shall cooperate in the defense of any such matter, and (C) any determination required to be made with respect to whether a Director/Officer Indemnitee’s conduct complies with the standards set forth under applicable law shall be made by independent counsel mutually acceptable to Buyer and the Director/Officer Indemnitee (which acceptance shall not be unreasonably withheld, conditioned or delayed); provided, however, that neither the Company nor the Director/Officer Indemnitee shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Director/Officer Indemnitees as a group may retain only one law firm (other than any local counsel) with respect to each related matter except to the extent that there is, in the opinion of counsel to an Director/Officer Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Director/Officer lndemnitee and any other Director/Officer Indemnitee.

To the fullest extent permitted by law, from and after the Closing Date, all rights to indemnification as of the date hereof in favor of the Director/Officer Indemnitees with respect to their activities as such prior to the Closing, as provided in their charters and bylaws in effect on the Closing Date and pursuant to this Section 11.3 and  shall survive the Closing and shall continue in and effect for a period of not less than five years following the Closing, and neither Buyer nor the Company shall derogate such rights by taking or failing to take any action.

The provisions of this Section 11.3 are intended to be for the benefit of, and shall be enforceable by, each Director/Officer Indemnitee and his or her heirs and representatives, as a third party beneficiary of this Section 11.3.

11.4

Sellers’ Representatives.

(a)

Sellers have irrevocably appointed Hylton L. Jonas, Brian Rosenbloom, Lawrence L. Rosenbloom and Howard Kraines as the representatives, agents, proxies and attorneys-in-fact for all Sellers for all purposes under this Agreement (the “Sellers’ Representatives”).  Buyer shall be entitled to rely upon the Sellers’ Representatives as the legal representatives of Sellers for all purposes hereunder.

(b)

Sellers' Representatives represent and warrant to Buyer that the proceeds from the Closing Date Purchase Price and any subsequent payments or adjustments due to Sellers pursuant to this Agreement shall be disbursed, paid and distributed in full and complete compliance with the Articles of Incorporation of the Company dated September 5, 1986; the "Statement of Resolution Establishing Series of Shares of Preferred Stock" of the Company dated November 21, 1986 and filed in the Office of the Secretary of State of Texas (the "Secretary of State") on November 26, 1986; the Articles of Amendment to the Articles of Incorporation dated March 5, 1990 and filed with the Secretary of State on September 17, 1990; the Articles of Correction dated September 28, 1994 and filed with the Secretary of State on October 10, 1994; the Articles of Amendment to the Articles of Incorporation of the Company filed March 19, 1998 with the Secretary of State; and the Articles of Correction of the Company dated July 22, 2003, as such documents relate to the rights of holders of shares of Series A Preferred Stock, $1.00 par value, and the holders of Common Stock, $0.01 par value, of the Company.  The entire portion of the purchase price allocable to the Series A Preferred Stock shall be paid to the holders thereof at or immediately following the Closing.  Sellers' Representatives covenant and agree to indemnify, defend and hold Buyer harmless from and against Damages arising from or in connection with any actual or Threatened claim in respect of the rights by either holders of

Series A Preferred Stock or holders of Common Stock to receive the correct portion of the Purchase Price in connection with the Contemplated Transactions.

11.5

Environmental Matters.

(a)

Buyer shall purchase and maintain in full force and effect, at its sole cost and expense, a Premises Pollution Liability Insurance Policy covering the Group’s New York Facility in accordance with that certain application submitted to Illinois Union Insurance Company dated January 5, 2007, a copy of  which was delivered to Sellers (the “Standex Policy”).  After the Closing, Sellers shall have the right, in their sole and absolute discretion and at their sole cost and expense, to purchase (i) remediation insurance relating to contamination at the Group’s New York Facility that was excluded under the above-referenced Policy and/or (ii) any type of environmental insurance covering the Group’s Texas and Wyoming Facilities.  If Sellers purchase any such insurance policies, they shall cause such insurance policies to include Buyer and the Group Members as insured parties.  Buyer shall, and shall cause the Group to, cooperate with any reasonable request made by Sellers, and do everything reasonably necessary or appropriate, in order to facilitate the purchase by Sellers of any other such insurance policies, including without limitation granting reasonable access to the applicable Facility.

(b)

After the Closing, unless required by any Environmental Law or other Legal Requirement, Buyer will not, and will not permit any Group Member or other affiliate of Buyer, to voluntarily take any action that could reasonably be expected to result in any liability or other obligation to any Governmental Body or other Person under any Environmental Law, Legal Requirement, theory of liability or recovery or otherwise.

(c)

If and to the extent Sellers have any indemnification obligations pursuant to Section 10.2(a) arising out of Section 3.17 or pursuant to Section 10.2(c), the rights and obligations of Sellers, on the one hand, and Buyer and the Group, on the other hand, shall be as follows:

(i)

If, notwithstanding compliance by Buyer and the Group Members with Section 11.5(b), Buyer or any Group Member is required by any Environmental Law, Legal Requirement, theory of liability or recovery or otherwise to investigate, assess, manage, remediate, monitor, report, litigate, respond or otherwise address (an “Environmental Response”) any Hazardous Activity, before commencing any Environmental Response, Buyer shall provide written notice to Sellers’ Representatives describing in sufficient detail the conditions that require the Environmental Response.  Buyer and Sellers’ Representatives shall consult with each other in good faith and shall work jointly in connection with such Environmental Response, including but not limited to selecting any environmental consultant, engineer, geologist, contractor, qualified environmental professional or other Person whose services will be retained for the purpose of performing the Environmental Response (the “Environmental

Representatives”) and preparing any report or other communication to any Governmental Body.  Notwithstanding the foregoing, Sellers’ Representatives shall have the right to make all final decisions and to control all activities and Proceedings relating to the Environmental Response, provided that Sellers’ Representatives retain Blasland, Bouck & Lee, Inc. (“BBL”) (or any other Environmental Representative reasonably designated by Buyer) as the Environmental Representative. Sellers’ Representatives shall have the sole right to approve any proposals or recommendations made by any Environmental Representative, provided that Sellers' Representatives will not agree to any proposed actions or institutional controls to accomplish the Environmental Response which may unreasonably interfere with Buyer's use of any of the Facilities, unless such action or control is legally required.

Sellers acknowledge and agree that Buyer is an intended beneficiary of any action or agreement with any Governmental Body in connection with any Environmental Response, and as such, Buyer reserves all rights to undertake any activity or action which it believes in its prudent business judgment is necessary to protect Buyer and its shareholders; provided, however, that (a) Buyer shall indemnify and hold harmless Sellers and Sellers’ Representatives from and against any Damages relating to any such activity or action to the extent such Damages would not have existed but for Buyer’s activity or action, and (b) if such action or activity materially impedes the ability of Sellers or Sellers’ Representatives to comply with their obligations hereunder, Sellers and Sellers’ Representatives shall have no liability in connection with such failure to comply.

(ii)

Sellers' Representatives shall supply Buyer with all drafts of Environmental Response(s), and all workplans, proposals, reports or other correspondence that may be required to be submitted to any Governmental Body in connection with any Environmental Response, prior to delivery to any Governmental Body, allowing a reasonable and sufficient time for Buyer to review and comment upon such drafts.  Buyer shall supply Sellers' Representatives with any comments to such drafts, and Sellers' Representatives shall accept such changes to such drafts as are reasonable and appropriate, as determined by Sellers’ Representatives in the exercise of their reasonable discretion in consultation with the Environmental Representative, provided that Buyer is permitted to consult with the Environmental Representative before such drafts are finalized.  Any final Environmental Responses shall be delivered to Buyer simultaneously with the delivery to any Governmental Body.  Sellers' Representatives shall at all times pursue in a commercially reasonable manner, and shall take all actions legally required by any Governmental Body in connection with, any Environmental Response.

(iii)

Subject to the last sentence of Section 10.9, Sellers, on the one hand, and Buyer, on the other hand, each will pay one-half of all (1) deductible or self-insured retention payments under the Standex Policy and (2) Damages incurred arising out of (x) claims made by third parties relating to environmental contamination or (y) the alleged or actual violation of any Environmental Law or other Legal Requirement relating to the Environment (including but not limited to arising out of remediation activity), provided that Buyer’s total payments pursuant to this clause (2) shall not exceed One Million Dollars ($1,000,000).  Subject to Sections 10.5 and 10.9, Sellers shall be responsible for paying all Damages incurred arising out of (x) claims made by third parties relating to environmental contamination or (y) the alleged or actual violation of any Environmental Law or other Legal Requirement relating to the Environment, in each case to the extent such Damages exceed Two Million Dollars ($2,000,000).

(iv)

The resolution to any claims made by third parties relating to environmental contamination or under any Environmental Law or other Legal Requirement relating to the Environment shall be the most cost effective resolution possible, provided that resolution must be consistent with the protection and preservation of the Environment and any Person actually or potentially affected by the Environmental Response.

(d)

If any provision set forth in this Section 11.5 shall conflict with any provision of Article 10, the provision contained in this Section 11.5 shall govern.

11.6

Tax Matters.

(a)

Following the Closing, Buyer shall be solely responsible at its expense for preparing, or causing to be prepared, and timely filing with the appropriate Governmental Body, all of the Tax Returns of each Group Member that are due after the Closing Date (taking into account all applicable timely filed and valid extensions). With respect to any such Tax Returns of any Group Member for a period that begins on or before the Closing Date, including a period that begins on or before but ends after the Closing Date (a “Straddle Period”), Buyer shall prepare such Tax Return in a manner consistent with the prior practice of the Group unless otherwise required by applicable Tax law, and shall furnish a copy of such Tax Return to Sellers’ Representatives  for their review and prompt approval, which shall not be unreasonably withheld, within 15 days before filing such Tax Return.

(b)

For the sole purpose of appropriately apportioning any Taxes of the Group relating to a Straddle Period, each Group Member will, when permitted, elect with the relevant Governmental Body to treat for all purposes the Closing Date as the last day of a taxable period of the Group.  In the case where applicable law does not permit any Group Member, as applicable, to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of such Tax that is attributable to such Group Member for the part of such Straddle Period that ends on the Closing Date shall be (i) in the case of a Tax that is not based or measured by income or receipts of such Group Member or that is not imposed in connection with any sale or other transfer or assignment of property or any other specifically identifiable transaction or event (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), the total amount of such Tax for the full taxable period that includes the Closing Date multiplied by a fraction, the numerator of which is the number of days from the beginning of such taxable period to and including the Closing Date and the denominator of which is the total number of days in such full taxable period, and (ii) in the case of a Tax that is based on or measured by income or receipts of such Group Member or imposed in connection with any sale or other transfer or assignment of property or any other specifically identifiable transaction or event, the Tax that would be due with respect to such partial period, if such partial period were a full taxable period, apportioning income, gain, expenses, loss, deductions and credits equitably based on an interim closing of the books as of the end of the Closing Date.  All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practices of the Group.  Buyer shall not permit any Group Member to take any actions on the Closing Date that are out of the Ordinary Course of Business of the Group, except as required or contemplated by this Agreement.

(c)

Buyer, the Company and the Sellers’ Representatives shall reasonably cooperate, to the extent reasonably requested by the other party, in connection with the furnishing information relating to and the filing of Tax Returns of the Group Members and relating to any audit, litigation or other proceeding with respect to Taxes of the Group.  The Company and Buyer agree to retain all books and records with respect to Tax matters pertinent to the Group relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Sellers’ Representatives, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

(d)

If any Governmental Body asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of any Group Member for any taxable period ending on or prior to the Closing Date (including that portion of a taxable period ending on the Closing Date pursuant to Section 11.6(b)), Buyer shall, promptly upon receipt by Buyer or any Group Member of notice thereof, provide written notice to the Sellers’ Representatives thereof.  The Sellers’ Representatives, at their own expense, shall have the right to represent and control the interests of the Group in any Tax audit or administrative or court proceeding (a “Tax Contest”) relating to taxable periods of the Group which end on or before the Closing Date and to employ counsel of their choice; provided, however, that Buyer shall have the right to participate in, and consult with the Sellers’ Representatives regarding, any Tax Contest that may affect the Group for any periods ending after the Closing Date at Buyer's own expense and provided, further, that any settlement or other disposition of any Tax Contest may only be with the written consent of Buyer, which consent will not be unreasonably withheld. Buyer, at its own expense, shall have the right to represent and control the interests of the Group in any Tax Contest relating to Straddle Periods and to employ counsel of its choice; provided, however, that the Sellers’ Representatives shall have the right to participate in, and consult with Buyer regarding, any Tax Contest that may affect the Group for any periods ending on the Closing Date pursuant to Section 11.6(b) at their own expense and provided, further, that any settlement or other disposition of any Tax Contest may only be with the written consent of the Sellers’ Representatives, which consent will not be unreasonably withheld or delayed.

(e)

Neither Buyer nor any Group Member may amend or cause the amendment of a Tax Return of any Group Member, change an annual accounting period, adopt or change any accounting method, or file or amend any Tax election concerning the Group, with respect to any period ending on or prior to the Closing Date (including with respect to a Tax period of the Group described in Section 11.6(b), the portion of such period ending on the Closing Date pursuant to Section 11.6(b)) without the written consent of the Sellers’ Representatives, which consent shall not be unreasonably withheld or delayed.  Buyer covenants to not make or cause to be made any election or deemed election under IRC §338 (or any analogous or similar rules in any relevant domestic or foreign Tax jurisdiction) with respect to the acquisition of any Group Member.  Each Group Member shall, upon request by the Sellers’ Representatives and at the Sellers’ Representatives’ sole expense, cooperate in the preparation, execution and submission to the proper Tax authority of any amended Tax Return, claim or documentation necessary to resolve any Tax matter with respect to the Group for any taxable period ending (or, pursuant to Section 11.6(b), treated as ending) on or before the Closing Date which is required by applicable law to be filed.

(f)

Any refund of Taxes of the Group (including any interest with respect thereto) attributable to any period occurring on or before the Closing Date (including that portion of a period treated as ending on the Closing Date under Section 11.6(b)) shall be the property of the Sellers, shall be paid promptly to the Sellers’ Representatives and if received by Buyer, any Group Member or any other affiliated entity of Buyer shall be payable promptly to the Sellers’ Representatives.

11.7

Emerson Lawsuit Payments.

If  any amount is collected by APW pursuant to the Emerson Lawsuit, Buyer shall cause APW to make the payments described in Schedule 11.7.

11.8

Right of First Refusal.

If at any time on or before the seventh anniversary of the Closing Date, Buyer or any of its affiliates receives any bona fide offer to purchase, or otherwise desires to sell or otherwise transfer, the Group’s New York Facility, Buyer shall give the Sellers’ Representative written notice of such proposed sale or transfer, describing the purchase price and other material terms and conditions of the proposed transaction, including the identity of the prospective transferee(s) and, if the proposed sale or transfer is to be wholly or partly for consideration other than cash, Buyer’s notice shall state the amount of the cash consideration, if any, and shall describe all non-cash consideration.  Buyer’s notice shall also contain a true and complete copy of any and all available documents constituting the offer or proposed agreement to sell or transfer the Group’s New York Facility.  After receipt of  Buyer’s notice, Sellers shall have the option for sixty (60) days (from the later to occur of (i) the date of receipt of Buyer’s notice or (ii) the date of determination of the fair market value for any non-cash consideration included in the purchase price for the Group’s New York Facility) to elect to purchase the Group’s New York Facility upon the same terms and conditions as those set forth in Buyer’s notice (except that any portion of the consideration set forth in Buyer’s notice which is not cash shall be payable in cash at the fair market value thereof) by delivering a written notice (the “Election Notice”) of such election to Buyer within such sixty (60) day period.  Buyer shall not consummate the proposed sale or transfer until the lapse of the sixty (60) day period.  If Sellers have not elected to purchase the Group’s New York Facility or they have failed to make a timely election, Buyer may, during the one hundred twenty (120) day period immediately following the expiration of the sixty (60) day period, sell or transfer the Group’s New York Facility to the prospective transferee(s) thereof specified in Buyer’s notice, at a price and on terms no more favorable to such prospective transferee(s) than as specified in Buyer’s notice.  If the Group’s New York Facility is not so sold or transferred within such one hundred twenty (120) day period, the Group’s New York Facility must be reoffered to Sellers in accordance with the provisions of this Section 11.8 if Buyer still desires to sell or transfer the Group’s New York Facility.

ARTICLE 12

GENERAL PROVISIONS

12.1

Expenses.

Buyer will bear its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.  Sellers will bear all of their expenses incurred  after November 30, 2006 in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of their Representatives.

12.2

Public Announcements.

Unless required by Legal Requirements (in which case the disclosing party shall advise the non-disclosing party in advance and provide a copy of any proposed written disclosure), prior to the Closing the parties shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement or the negotiations or discussions made in connection with this Agreement to any Person.  Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.  Press releases or other written disclosures or announcements concerning the Contemplated Transactions shall be approved by Buyer and Sellers’ Representatives prior to such release or disclosure.

12.3

Confidentiality.

Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from each other, another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions (in which case the disclosing party shall provide the non-disclosing party a reasonable opportunity to comment on any proposed written disclosure in advance of its disclosure), or (c) the furnishing or use of such information is required by legal proceedings, (in which case the disclosing party shall provide the non-disclosing party a reasonable opportunity to comment on any proposed written disclosure in advance of its disclosure).  If the Contemplated Transactions are not consummated, each party will return promptly at the requestor’s expense as much of such written information as the other party may reasonably request.  Notwithstanding anything to the contrary herein, the Confidentiality Agreement, dated August 3, 2006, between Buyer and Sellers’ investment banker shall remain in full force and effect and is specifically incorporated herein.

12.4

Non-Competition.

After the Closing, none of the Sellers (other than The Reuben Rosenbloom Fund of The Dallas Jewish Community Foundation and The Jonas Family Philanthropic Fund of The Dallas Jewish Community Foundation) shall directly or indirectly own, manage, be employed by, operate or control, invest in, serve as officer or director for, serve as consultant to, directly or indirectly, or otherwise engage in (except as a holder of less than 2% of the outstanding stock of any company whose securities are traded on any national stock exchange or over-the-counter), the manufacture, design, distribution, marketing or sales of any baking, heating, cooking, warming, toasting or other form of heat generating commercial food service equipment worldwide for a period of three (3) years from the date of termination of such Seller’s employment with the Group, but in no event longer than five (5) years from the Closing Date (the "Non-Compete Period").  In addition, during the Non-Compete Period, no Seller shall, directly or indirectly, persuade or attempt to persuade any employee of the Company to leave the Company's employ, or to become employed by any Person other than the Company for the purpose of engaging in the manufacture, design, distribution, marketing or sales of any baking, heating, cooking, warming, toasting or other form of heat generating commercial food service equipment worldwide.  Each Seller agrees that the provisions of this Section 12.4 are reasonable and necessary for Buyer's protection and that if any portion thereof shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to one or more periods of time, geographic area, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect and that any such invalid or unenforceable provision shall be deemed, without further action on the part of any Person, modified and limited to the extent necessary to render the same valid and enforceable in such jurisdiction.  Each Seller further agrees that the remedies at law in the event of a breach of or a default under this Section 12.4 would be insufficient and that Buyer shall be entitled to the immediate grant of equitable relief including, but not limited to, the remedy of specific performance to enjoin any breach, or the continuation of any breach, of the provisions of this Section 12.4.  If any proceeding is brought to enforce this Section 12.4, the prevailing party shall be entitled to recover its attorneys’ fees incurred in connection with such proceeding from the other party.

12.5

Notices.

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) one (1) Business Day after being sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).  Notices of change of address shall also be governed by this Section.

Sellers:

Hylton L. Jonas, as Sellers’ Representative

Brian Rosenbloom, as Sellers’ Representative

Lawrence L. Rosenbloom, as Sellers’ Representative

Howard Kraines, as Sellers’ Representative

729 Third Avenue

Dallas, Texas  75226

with a copy to (which shall not constitute notice):

Alan J. Perkins, Esq.

Gardere Wynne Sewell LLC

1601 Elm Street

Suite 3000

Dallas, Texas  75201

Buyer:

Standex International Corporation

6 Manor Parkway

Salem, NH   03079

Attention: Legal Department

Facsimile No.: 603-893-0194

12.6

Jurisdiction; Service of Process.

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought exclusively in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Courts located in Dallas County, Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.7

Further Assurances.

The parties agree on a prompt basis and at the requestee’s cost and expense (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.  After the Closing, Buyer will direct the Group’s employees to devote reasonable amounts of time to assisting, in good faith, Sellers and Sellers’ Representatives in connection with any activity related to enforcing Sellers’ rights or performing Sellers’ obligations set forth in Articles 2  and 11.

12.8

Waiver.

Except as otherwise provided herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.9

Entire Agreement and Modification.

This Agreement and the Schedules and Exhibits supersede all prior agreements or oral negotiations or commitments between the parties with respect to the subject matter hereof and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by a written agreement executed by both parties.

12.10

Assignments, Successors, and No Third-Party Rights.

No party hereto may assign any of its rights under this Agreement without the prior consent of the other parties, unless such assignment is made to a subsidiary, affiliate or successor in interest by merger, operation of law, assignment, purchase or otherwise of all or a portion of its business, in which event assignment shall be permitted and the non-assigning party’s consent shall not be necessary.  In the event of any such assignment or transfer, the transferring party shall still remain liable for the full and complete performance of any outstanding obligations owed under this Agreement.  Any assignment within the meaning of this Section shall not be construed as novation.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs and permitted assigns.  Except to the extent otherwise provided, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, and this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors, heirs and permitted assigns.

12.11

Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12

Section Headings, Construction.

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.13

Schedules.

The information in the Schedules constitutes (a) exceptions or qualifications to particular representations, warranties, covenants and obligations of Sellers as set forth in this Agreement or (b) descriptions or lists of assets and liabilities and other items referred to in this Agreement.  The Schedules shall not be construed as indicating that any disclosed information is required to be disclosed, and no disclosure shall be construed as an admission that such information is material to or required to be disclosed by Sellers.  Capitalized terms used in the Schedules which are not defined therein have the meanings given them in this Agreement.  A matter or item disclosed in any Schedule shall be deemed to be incorporated into each other Schedule with respect to which such disclosure applies if a reasonable person can conclude from the disclosure that it is intended to qualify such other representations, warranties or covenants.  The disclosures in each of the Schedules shall be deemed to relate to and function as disclosures and exceptions to the representations and warranties in all Sections of the Agreement to the extent applicable, and not merely to the given representations and warranties in the Section that corresponds numerically to such Schedule.

12.14

Offset.

Nothing contained herein shall create a right of offset or setoff, and Buyer hereby waives and disclaims any right of offset or setoff under all applicable laws.

12.15

Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.16

Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles.

12.17

Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.18

Limited Liability of Certain Sellers.

Notwithstanding anything to the contrary contained herein, the aggregate liability hereunder of Dallas Jewish Community Foundation shall not exceed the aggregate amount of the Purchase Price allocated and actually paid from time to time to The Reuben Rosenbloom Fund of Dallas Jewish Community Foundation and The Jonas Family Philanthropic Fund of Dallas Jewish Community Foundation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have hereto executed and delivered this Agreement as of the date first written above.

Standex International Corporation /s/ Roger L. Fix By: Roger L. Fix, President\CEO	Rues Investments, L.P. By: Kloof Holdings, L.L.C., General Partner /s/ Reuben Rosenbloom By: Reuben Rosenbloom, Manager

HPK Family Investments, L.P.

BBK Family Investments, L.P.

By:

Capetown Investments, L.L.C., their

        General Partner

          /s/  Howard Kraines

By:

Howard Kraines, Manager

       /s/  Patricia Kraines

By:

Patricia Kraines, Manager

Penrose Investments, L.P.

Emmrose Investments, L.P.

Bevrose Investments, L.P.

By:

Lawrrose, L.L.C., their  General

Partner

       /s/  Lawrence L. Rosenbloom

By:

Lawrence L. Rosenbloom,

Manager

      /s/  Natalie Rosenbloom

By:

Natalie Rosenbloom, Manager

LNR Investments, L.P. By: Lawrrose, L.L.C., General Partner /s/ Lawrence L. Rosenbloom By: Lawrence L. Rosenbloom, Manager /s/ Natalie Rosenbloom By: Natalie Rosenbloom, Manager

Matwetwe Investment Holdings, L.P.

Sikele Investment Holdings, L.P.

By:

Nkosi Management Group, L.L.C.,

their General Partner

      /s/ Brian Rosenbloom

By:

Brian Rosenbloom, Manager

       /s/ Merle Rosenbloom

By:

Merle Rosenbloom, Manager

HVJ Investments, L.P.

NLJ Investments, L.P.

GJ Investments, L.P.

CRJ Investments, L.P.

By:

Hylver, LLC, their General Partner

      /s/  Hylton L. Jonas

By:

Hylton L. Jonas, Manager

       /s/ Veronique Jonas

By:

Veronique Jonas, Manager

The Howard Kraines Charitable Remainder Trust /s/ Howard Kraines By: Howard Kraines, Trustee

The Brian Rosenbloom Charitable Remainder Trust /s/ Brian Rosenbloom By: Brian Rosenbloom, Trustee
The Lawrence Rosenbloom Charitable Remainder Trust /s/ Lawrence L. Rosenbloom By: Lawrence L. Rosenbloom, Trustee
The Hylton Jonas Charitable Remainder Trust /s/ Hylton Jonas By: Hylton Jonas, Trustee
The Reuben Rosenbloom Fund of The Dallas Jewish Community Foundation /s/ David Agronin By: David Agronin, Executive Director and Secretary Dallas Jewish Community Foundation
The Jonas Family Philanthropic Fund of The Dallas Jewish Community Foundation /s/ David Agronin By: David Agronin, Executive Director and Secretary Dallas Jewish Community Foundation

Schedule 1

Policies and Procedures to Compute Final Adjusted EBITDA

Final Adjusted EBITDA shall be calculated using the following format and definitions based upon the Final Closing Financial Statements and other supporting schedules thereto.

Net Income

(1)

Plus (Minus):

Income tax expense

 (1)

Interest Expense

 (1)

Investment Income

 (1)

Other (Income)

 (1)

Lawsuit

 (2)

Corporate Overhead

(2)

Plus:

Depreciation and Amortization (3)

Adjusted EBITDA

Plus: Permitted Adjustments to EBITDA

-Bakers Pride Europe Bankruptcy

 (4)

-Chino Lease and Chino Sublease

 (5)

-Bakers Pride Pension Withdrawal Liability

 (6)

-Executive Life Insurance

 (7)

Final Adjusted EBITDA

(1)

Amounts as reported in the Final Closing Financial Statements.

(2)

Amounts as reported in the Statements of Income and Retained Earnings contained within the Company’s Consolidated Financial Statements, such statements having been adjusted to agree to the Final Closing Financial Statements.  Lawsuit shall represent the actual costs incurred by the Company during the twelve-months ended the Effective Time in connection with the Emerson Lawsuit.  Corporate overhead shall represent actual costs incurred by the Company for the salaries, benefits and perquisites of Sellers’ Representatives and certain related personnel included in department 700 for payroll purposes, and Donald C. Wall (CFO).  Corporate Overhead shall also include all travel and entertainment expenses of Sellers’ Representatives and the CFO, excluding Howard Kraines.  In addition, Corporate Overhead shall include $156,045.31, such amount representing the costs incurred relating to expenses paid by the Company in connection with the transaction contemplated by this Stock Purchase Agreement.

(3)

Amount of Depreciation and Amortization as reported in the Consolidated Statement of Cash Flows contained in the Final Closing Financial Statements.

(4)

Amount shall mean $206,350.00, such amount representing the total amounts of Accounts Receivable due any Group Member from Bakers Pride Europe Limited as of June 2, 2006 (the date upon which Bakers Pride Europe Limited filed for Receivership under the Insolvency Act of 1986 in the United Kingdom) and not collected as of the Effective Time, that has been provided for as bad debt expense or included as a Specific Reserve in the Allowance for Doubtful Accounts, as set forth in each applicable Group Member’s books and records.

(5)

Amount shall mean $202,290.60, the total of the “Office Expenses – Building Lease” expense category as reported by BevLes in the internal financial statements.  The total shall represent the amount by which payments made or provisions for future lease payment obligations due under the Chino Lease exceed payments received under the Chino Sublease for the twelve month period ended the Effective Time.

(6)

Amount shall mean $37,980.34, the actual legal costs incurred by the Bakers Pride in connection with the Withdrawal Liability with Bond, Schoeneck & King , PLLC and the related actuarial costs for the twelve-month period ended the Effective Time.

(7)

Amount shall mean $15,510.00, the total “Benefits - Executive Life Insurance” expense category as reported by APW in the internal financial statements.  The total shall represent the amount of Executive Life Insurance premiums for the twelve-month period ended the Effective Time.

Schedule 2

Policies and Procedures to Compute Final Net Asset Value

Final Net Asset Value shall be calculated from the Balance Sheet as of Effective Time included in the Final Closing Financial Statements, and as necessary, the books and records of the Group taking into account the Excluded Items noted below.

	As of August 31, 2006	Excluded Items	Target Net Assets Value
Cash, cash equivalents and short-term investments	$ 0.1	(0.1)	$ -	(1)
Accounts and other receivables, net	6.6		6.6
Inventories	7.3		7.3
Deferred income taxes	1.0		1.0
Other current assets	0.7	(0.1)	0.6	(2)
Total current assets	15.7	(0.2)	15.5

Property, plant & equipment, net	3.9	-	3.9

Other Assets	2.7	-	2.7
TOTAL ASSETS	$ 22.3	(0.2)	$ 22.1

Current maturities of long-term debt	$ 1.0	(1.0)	$ -	(3)
Accounts payable	2.4		2.4
Accrued expenses	5.2		5.2	(3)
Total current liabilities	8.6	(1.0)	7.6
Revolver note, Long-term debt & pension plan withdrawal obligation	6.4	(6.4)	-	(3)
TOTAL LIABILITIES	15.0	(7.4)	7.6

NET ASSETS	$ 7.3	7.2	$ 14.5

(1)

Cash, cash equivalents and short-term investments are excluded in the determination of Net Assets.

(2)

The value of the executive life insurance policies, the Dallas Cowboys season tickets and the related bonds, if any, shall be excluded from the determination of Net Assets.  Included in the above shall be $117, 677, such amount representing the net debt issuance costs prior to any write off, if any, associated with the repayment of debt in connection with the Stock Purchase Agreement.

(3)

Outstanding Debt, the Effective Time Chino Lease Liability and the Effective Time Withdrawal Liability are excluded from the determination of Net Assets.

For purposes of calculating Final Net Asset Value, the following historical policies and procedures will be followed, all of which will be calculated in a manner consistent with prior years:

I.

Allowance for Doubtful Accounts.  The Allowance for Doubtful Accounts includes the aggregate of three separate reserves:

a.

Specific Reserve.  Each Group Member shall review the aged accounts receivable listing as of the Effective Time and determine whether any entire customer account balance or any selected invoice amount or other unpaid amount, should be deemed uncollectible in whole or in part in the judgment of the management of the Group Member or the Company The total of these identified uncollectible amounts shall constitute the Specific Reserve.

b.

General Reserve.  Each Group Member shall calculate the average annual write-offs of bad accounts, net of any subsequent recoveries, for the three-year period ended December 31, 2006 (the “Three-Year Average”), adjusted for non-recurring items or items specifically reserved for.  The percentage derived by dividing the Three-Year Average (as adjusted) by the aggregate Accounts Receivable over that same period shall be multiplied by the Accounts Receivable balance as of the Effective Time to determine the General Reserve.

c.

Return Reserve.  The return reserve shall be equal to the “Adjusted Gross Profit Percentage” multiplied by the Effective Time accounts receivable balance net of the Specific and General Reserves determined in (a) and (b.) above multiplied by the “Average Net Return Percentage.”  Each Group Member’s “Average Net Return Percentage” shall be equal to (x) the sum of its net returns (actual returns less restocking fees) for the calendar years 2005 and 2006, divided by (y) the sum of its gross sales for the calendar years 2005 and 2006. Each Group Member shall determine its “Adjusted Gross Profit Percentage,” which shall be equal to (1) its “Net Gross Profit Percentage” plus (2) an amount equal to one minus management’s estimated net realizable value percentage of returned inventory multiplied by its “Cost of Goods Sold Percentage.” Each Group Member’s “Net Gross Profit Percentage” shall be equal to one minus such Group Member’s “Cost of Goods Sold Percentage”.  Each Group Member’s “Cost of Goods Sold Percentage” shall be equal to (x) its standard cost of goods sold for the calendar year 2006, divided by (y) its gross sales less actual returns for the calendar year 2006.

II.

Excess and Obsolete Inventory Reserve.  Each Group Member shall review its aged inventory as of the Effective Time.  The aged inventory shall be based on the inventory quantity on hand as of the Effective Time and historical usage in either the manufacture of finished goods or sale to third parties.  All items with over one year supply on hand shall be reviewed for possible inclusion in the excess and obsolete inventory reserve.  The Group Member’s or Company’s management shall make a determination whether to reserve for each item based on its determination of future use, either in manufacturing or service parts sales.  Consideration shall be given to parts or finished goods related to new products introduced in the most recent fiscal year or currently in development.  The Group Member shall reserve for any item not determined to have potential future use or

if the quantity on hand exceeds the estimated future use.   Management shall determine if the items have scrap value or may be returned to the supplier, in either of which cases the Group Member shall reserve for only the value in excess of the estimated value to be recovered. The total value of these identified items to be reserved for is the Specific Reserve.  Once a Specific Reserve is determined, a General Reserve shall be determined. Unless an active obsolete inventory clean up process was performed by the Group Member during the calendar year 2006, the sum of the Specific and General Reserves as a percentage of total inventory shall be consistent with prior years.

In determining the Final Net Asset Value, there shall be (a) excluded from the calculation any asset or liability that is booked as such only as a result of the transactions contemplated by the Stock Purchase Agreement, and (b) included in the calculation any asset or liability that is not booked as such only as a result of the transactions contemplated by the Stock Purchase Agreement, to the extent such amounts are in accordance with GAAP.

Schedule 2.1

Shareholders

Name of Shareholder	No. of Company Common Shares
The Jonas Family Philanthropic Fund	25.0
The Reuben Rosenbloom Fund	75.0
LNR Investments, L.P.	475.0
CRJ Investments. L.P.	250.0
NLJ Investments. L.P.	250.0
GJ Investments, L.P.	250.0
HVJ Investments, L.P.	475.0
Sikele Investment Holdings, L.P.	719.5
Matwetwe Investment Holdings, L.P.	505.5
Bevrose Investments, L.P.	250.0
Emmrose Investments, L.P.	250.0
Penrose Investments, L.P.	250.0
BBK Family Investments, L.P.	250.0
HPK Family Investments, L.P.	975.0
Rues Investments, L.P.	325.0
Total	5325.0

Name of Shareholder	No. of Company Series A Preferred Shares
The Hylton Jonas Charitable Remainder Trust	38,950
The Lawrence Rosenbloom Charitable Remainder Trust	38,950
The Brian Rosenbloom Charitable Remainder Trust	38,950
The Howard Kraines Charitable Remainder Trust	38,950
Total	155,800

Schedule 2.3(a)(ii)

Outstanding Debt

1.

Comerica Bank Restated Term Loan under the Second Amended and Restated Credit Agreement dated December 30, 2004, as amended December 31, 2004 and September 1, 2006: $5,335,000 outstanding principal balance, plus accrued interest

2.

Comerica Bank Revolver Note under the Second Amended and Restated Credit Agreement dated December 30, 2004, as amended December 31, 2004 and September 1, 2006

Schedule 3.1

Organization and Foreign Qualification

State of Organization

1.  Associated American Industries, Inc.:  Texas

2.  American Permanent Ware Company:  Delaware

3.  American Wyott Corporation:  Delaware

4.  Bakers Pride Oven Company, Inc.:  Delaware

5.  Bevles Company Inc.:  California

Foreign Qualification

1.  American Permanent Ware Company:  Texas

2.  American Wyott Corporation:  Texas and Wyoming

3.  Bakers Pride Oven Company, Inc.:  Texas and New York

Schedule 3.2

Authority; No Conflict

3.2(b)

Second Amendment to Second Amended And Restated Credit Agreement, dated September 1, 2006, which amends the Second Amended and Restated Credit Agreement, dated as of December 30, 2004, which was amended by the First Amendment to Second Amended and Restated Credit Agreement, dated December 31, 2004

3.2(c)

Prior written consent required from Wendy’s under Wendy’s International, Inc. Webco Supplier Agreement, by and between Wendy’s International, Inc. and APW Wyott Foodservice Equipment Company, dated October 29, 2006

Each of (a) American Permanent Ware Company and American Wyott Corporation, (b) Bevles Company Incorporated and (c) Bakers Pride Oven Co., Inc. (each, a “Supplier”) is party to a Supplier Business Relationship Agreement with Unified Foodservice Purchasing Co-op, LLC. Section 35 of such Agreements provides, in pertinent part, “Supplier shall provide to the UFPC prompt notice in writing of any change in control of Supplier.  A change of control means one or more transactions or events in which, or after which, 25% or more of the ownership or ability to control Supplier has changed from one person or entity or group of persons or entities acting in concert to another person or entity or group of persons or entities acting in concert.”  Unified Foodservice Purchasing Co-op, LLC could assert that, as a result of Section 35, written notice is required to be delivered to Unified Foodservice Purchasing Co-op, LLC as a condition to consummating the Contemplated Transactions.  Although verbal notice has been delivered and Buyer has met with Unified Foodservice Purchasing Co-op, LLC, and no written notice will be delivered.

Schedule 3.3

Authorized Capitalization

3.3(a)

1,000,000 Shares Common Stock, $0.01 par value

1,000,000 Shares Preferred Stock, $1.00 par value

3.3(b)

American Permanent Ware Company

1000 shares of Common Stock, $3.50 par value

American Wyott Corporation

1000 shares of Common Stock, $0.20 par value

Bakers Pride Oven Co., Inc.

1000 shares of Common Stock, $0.01 par value

Bevles Company Incorporated

100,000 shares of Common Stock, $1.00 par value

Schedule 3.6

Facilities

Facilities

729 Third Avenue, Dallas, Texas (includes 3301 Oak Lane, 725 3rd Avenue and 704 3rd Avenue)

30 Pine Street, New Rochelle, New York

1938 Wyott Drive, Cheyenne, Wyoming

Assets Located in the Facilities Not Owned by the Group

Furniture in the offices of Brian Rosenbloom and Reuben Rosenbloom in the Dallas, Texas facility

Artwork located in the Dallas, Texas facility

Schedule 3.9

Taxes

3.9(a)

1. APW had one late payment for 941 Deposit - taxes have been paid and the penalty has already been deposited.  APW has not received notice from the IRS regarding this incident as of yet.

2.  APW made a 941 deposit with a wrong pin number and when the error was noticed APW re-deposited.  APW has not received any notification regarding this.

3.  The Company’s 401(k) plan Form 5500 for the year ended December 31, 2005 was filed one day after the normal extension date.

3.9(b)

The Group’s consolidated Federal Tax Returns for 2001-2004 have been audited and no changes were required by the Internal Revenue Service.

3.9(d)

See attached

AAI and Subsidiaries
Summary of Tax Returns Prepared and Filed

Summary of Income, Franchise and Sales Tax Returns Prepared and Filed by APW or AAI

Jurisdiction	REF	Entity	Type	Return Filed	Frequency
ARIZONA	##	APW	State Sales Tax	Transaction Privilege, Use, and Severance Tax Return (Form TPT-1)	Monthly
ARIZONA	^^	AAI and Subs	Income/ Franchise Tax	State of Arizona Corporate Income Tax Return (Form 120)	Annually
City of Phoenix	##	APW	City Sales Tax	City of Phoenix Privilege (Sales) Tax Return	Monthly
CALIFORNIA	##	APW	State Sales Tax	State, Local and District Sales and Use Tax Return (Form BOE-401-A2)	Quarterly
CALIFORNIA	^^	BP	Income/ Franchise Tax	State of California Corporate Franchise or Income Tax Return (Form 100)	Annually
DELAWARE	##	APW	Franchise Tax	Annual Franchise Tax Report	Annually
DELAWARE	##	WYOTT	Franchise Tax	Annual Franchise Tax Report	Annually
DELAWARE	##	BP	Franchise Tax	Annual Franchise Tax Report	Annually
FLORIDA	##	APW	State Sales Tax	Sales and use Tax Return (Form DR-15 R)	Monthly
FLORIDA	^^	APW	Income/ Franchise Tax	State of Florida Tentative Income/Franchise and Emergency Tax Return (Form F-1120)	Annually
MICHIGAN	##	APW	State Sales Tax	Annual Return for Sales, Use and Withholding Taxes (Form 165)	Annually
MICHIGAN	##	APW	State Sales Tax	Combined Return for Michigan Taxes (Monthly Estimate) (Form 160)	Monthly
MICHIGAN	^^	APW	Income/ Franchise Tax	State of Michigan Single Business Tax Annual Return (From C-8000)	Annually
NEW YORK	^^	BP	Income/ Franchise Tax	State of New York General Business Corporate Franchise Tax Return (Form C-3)	Annually
PENNSYLVANIA	##	APW	Income/ Franchise Tax	Pa Corporate Tax Report (Form RCT-101)	Annually
TEXAS	##	APW	State Sales Tax	Texas Sales and Use Tax Return (Form 01-114)	Quarterly
TEXAS	##	AAI	Income/ Franchise Tax	Texas Corporate Franchise Tax Report (Form 05-142)	Annually
TEXAS	##	APW	Income/ Franchise Tax	Texas Corporate Franchise Tax Report (Form 05-142)	Annually
TEXAS	##	WYOTT	Income/ Franchise Tax	Texas Corporate Franchise Tax Report (Form 05-142)	Annually
TEXAS	##	BP	Income/ Franchise Tax	Texas Corporate Franchise Tax Report (Form 05-142)	Annually
County of Dallas	##	APW	Real/Personal Property Tax	Property Rendition Statement	Annually
UNITED STATES	^^	AAI and Subs	Federal Income Tax	Consolidated Income Tax Return (Form 1120)	Annually
UNITED STATES	##	AAI and Subs	Estimated Tax Deposit	No return is filed, but quarterly estimated tax payments are remitted.	Quarterly

WASHINGTON	##	APW	Income/ Franchise Tax	Combined Excise Tax Return (Form AO 5)	Annually
UNITED STATES		AAI Health Insurance Plan	Annual Return/Report	Annual Return/Report of Employee Benefit Plan - Form 5500	Annually
UNITED STATES		AAI 401(K) Retirement Plan	Annual Return/Report	Annual Return/Report of Employee Benefit Plan - Form 5500	Annually
UNITED STATES		Bakers Pride Oven Co., 401(k) Plan	Annual Return/Report	Annual Return/Report of Employee Benefit Plan - Form 5500	Annually

## Prepared in-house
^^ Prepared by Jeffrey Oerke CPA

Summary of Withholding and Unemployment Tax Returns Prepared and Filed by APW

Jurisdiction	REF	Entity	Type	Return Filed
Arizona	##	APW	Withholding	A1-QRT, A1-R
Arizona	##	APW	SUI	Filed Online at www.azui.com
Illinois	##	APW	Withholding	IL-501, IL-941, IL-W-3
Illinois	##	APW	SUI	UI-3/40
Indiana	##	APW	Withholding	WH-1, WH-3
Indiana	##	APW	SUI	UC-1, UC-5
Ohio	##	APW	Withholding	Ohio IT 941
Ohio	##	APW	SUI	Ohio IT 501
Pennsylvania	##	APW	SUI	PA-501R
Texas	##	APW	SUI	C-3,C-3V
United States	##	APW	FICA	Form 941
United States	##	APW	Unemployment	Form 940

## Prepared in-house

Summary of Sales and Use Tax Returns Prepared and Filed by BAKERS PRIDE

		Payments	Payments		Filings	Filings
Tax Jurisdiction		Schedule	Method	Payment Due Dates	Frequency	Form	Filings Due Dates

New York State
	Sales & Use Tax	Quarterly	AP Check	20 days after last day of Quarter	Quarterly	ST-100	20 days after last day of Quarter

Connecticut
	Sales & Use Tax	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	OS-114	30 days after last day of Quarter

North Carolina
	Sales & Use Tax	Monthly	AP Check	20 days after last day of Month	Monthly	E-500	20 days after last day of Month

	White Goods Disposal Tax	Monthly	AP Check	20 days after last day of Month	Monthly	E-500H	20 days after last day of Month

California
	Sales & Use Tax	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	BOE-401-A	30 days after last day of Quarter

Washington
	Sales & Use Tax	Annually	AP Check	30 days after last day of Year	Annually	Bus/Act Ret	30 days after last day of Year
	Business & Occupation Tax	Annually	AP Check	30 days after last day of Year	Annually	Bus/Act Ret	30 days after last day of Year

Summary of Withholding and Unemployment Tax Returns Prepared and Filed by BAKERS PRIDE

		Payments	Payments		Filings	Filings
Tax Jurisdiction		Schedule	Method	Payment Due Dates	Frequency	Form	Filings Due Dates

Federal Taxes
	Income	Weekly	EFT - Internet	Wed following Pay Date - Call In Tues	Quarterly	941	30 days after last day of Quarter
	FICA	Weekly	EFT - Internet	Wed following Pay Date - Call In Tues	Quarterly	941	30 days after last day of Quarter
	MEDICARE	Weekly	EFT - Internet	Wed following Pay Date - Call In Tues	Quarterly	941	30 days after last day of Quarter
	Unemployment	Quarterly	EFT - Internet	30 days after last day of Quarter	Quarterly	940	30 days after last day of Quarter

New York State
	Income	Weekly	EFT - Internet	Tues following Pay Date - Call In Mon	Quarterly	NYS-45	30 days after last day of Quarter
	Unemployment	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	NYS-45	30 days after last day of Quarter

Connecticut
	Income	Monthly	EFT - Internet	15 days after end of month	Quarterly	CT-941	30 days after last day of Quarter
	Unemployment	Quarterly	EFT - Internet	30 days after last day of Quarter	Quarterly	CON1	30 days after last day of Quarter

North Carolina
	Income	Monthly	AP Check	15 days after end of month
	Unemployment	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	NCUI 101	30 days after last day of Quarter

Indiana
	Income	Monthly	AP Check	15 days after end of month	Annual	WH-3	60 days after year-end (WH-1U)
	Unemployment	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	UC-5A	30 days after last day of Quarter

Illinois
	Income	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	IL-941	30 days after last day of Quarter
	Unemployment	Quarterly	AP Check	30 days after last day of Quarter	Quarterly	UI-3/40	30 days after last day of Quarter

Summary of Tax Returns Prepared and Filed by WYOTT

Federal:

Payroll Taxes Only: Forms 940 & 941
FEIN: 83-0279361

State of Wyoming:

Sales & Use Tax:

Wyoming Department of Revenue & Taxation
Herschler Building
Cheyenne, WY 82002-0110

Acct # 02002807
Returns filed monthly.

SUTA Tax & Workers Compensation:

Wyoming Department of Employment
PO Box 887
Cheyenne, WY 82003-0087

UI Acct # 000681026
WC Acct # 000024013
Returns filed quarterly.

Annual Corporate Filing:

Wyoming Secretary of State
Capitol Building
200 W 24th St
Cheyenne, WY 82002-0020

Acct # 1995-00302661
Return filed annually.

State of New York:

Sales & Use Tax

NYS Sales Tax Processing
JAF Building
PO Box 1205
New York, NY 10116-1205

Acct # 83-0279361
Returns filed quarterly.

Summary of Tax Returns Prepared and Filed by BEVLES

Federal:

Payroll Taxes Only: Forms 940 & 941
FEIN: 95-1851762

State of California:

Sales & Use Tax:

State Board of Equalization
PO Box 942879
Sacramento, CA 94279-8062

Acct # 11-267067
Returns filed quarterly

SUTA Tax & SDI

Employment Development Department
PO Box 826286
Sacramento, CA 94230-6286

Acct # 108-1913-4
Returns filed quarterly & annually

State of Arizona:

Use Tax

Arizona Department of Revenue
PO Box 29010
Phoenix, AZ 85038-9010

Acct # 20119383-V
Returns filed monthly.

City of Phoenix

Use Tax

City Treasurer
PO Box 29690
Phoenix, AZ 85038-9690

Acct # 06004828
Returns filed monthly.

State of Washington

Sales Tax

Department of Revenue
PO Box 34054
Seattle, WA 98124-1054

Acct # 602 068 193 5
Return filed annually

Schedule 3.11

Employee Benefits

Associated American Industries, Inc. Welfare Plan, dated January 1, 1998, amended February 1, 2004

Associated American Industries, Inc. Flexible Benefits Plan, dated February 1, 2004

United Healthcare PPO Plan

Guardian Dental

Flexible Spending Account

Jefferson Pilot Life & Disability

WINhealth Partners Health Plan (a complete copy of this Plan has not been delivered to Buyer, but a summary description is attached)

Local 888 Health Fund plan provided for under Agreement by and between Bakers Pride Oven Co. and Local 888 U.F.C.W., AFL-CIO, dated December 17, 2004

Associated American Industries, Inc. 401(k) Retirement Plan with The Principal Financial Group, Contract #4-43699

Bakers Pride Oven Co. 401(k) Retirement Plan 6-11831 with The Principal Financial Group

Paid vacation and leave, as described in Sections III and IV of the APW/Wyott Foodservice Equipment Company Employee Handbook for Office and Administrative Associates and Manufacturing Supervisors

Tuition reimbursement, as described in Section V of the APW/Wyott Foodservice Equipment Company Employee Handbook for Office and Administrative Associates and Manufacturing Supervisors

Credit Union membership, as described in Section V of the APW/Wyott Foodservice Equipment Company Employee Handbook for Office and Administrative Associates and Manufacturing Supervisors

Suggestion and Cost-Improvement Program, as described in Section V of the APW/Wyott Foodservice Equipment Company Employee Handbook for Office and Administrative Associates and Manufacturing Supervisors

Paid vacation and leave, as described in Sections III and IV of the APW/Wyott Foodservice Equipment Company Employee Handbook for Hourly Plant Employees

Tuition reimbursement, as described in Sections V of the APW/Wyott Foodservice Equipment Company Employee Handbook for Hourly Plant Employees

Credit Union membership, as described in Section V of the APW/Wyott Foodservice Equipment Company Employee Handbook for Hourly Plant Employees

Suggestion and Cost-Improvement Program, as described in Section V of the APW/Wyott Foodservice Equipment Company Employee Handbook for Hourly Plant Employees

Associated American Industries, Inc. and Subsidiaries EBITDA Incentive Compensation Plan, as amended effective January 1, 2006

Discretionary bonuses may be paid in December of each year to all employees not eligible to participate in the EBITDA Incentive Compensation Plan, as amended effective January 1, 2006

The Group provides turkeys to all employees each Thanksgiving

The Group provides cell phones or blackberry’s to sales managers and other key managers within the organization.  There are approximately 20.

The Group has four season tickets to the Dallas Cowboys, used by the corporate officers.  These tickets are Excluded Assets.  (The cost is included in Corporate Overhead)

The Group utilizes the personal credit cards of the four principal officers for payment of certain travel and other expenses.  The miles accumulated are used both by the Group and for the personal benefit of the officers.

The Group has certain executive life insurance policies in place on the four principal officers.  There policies are Excluded Assets.  The cost of some policies are borne by the Group directly and included in operating expenses, the others are paid via special bonus to the officers, above and beyond the EBITDA Incentive Plan bonus and is included in Corporate Overhead.

Certain employees have car allowances. Don Wall receives $138.46 bi-weekly (Corporate Overhead); David Warneke, VP Sales Bakers Pride receives $600 per month; James Ponnwitz, Quality Control Manager Bakers Pride receives $100 per month; and Kris Rapciewicz, Plant Supervisor Bakers Pride receives $500 per month.

For Hylton Jonas, Brian Rosenbloom, Howard Kraines, Lawrence Rosenbloom, and Don Wall, the Group pays 100% of the premium cost for medical and dental insurance.

Safety Jackpot

Perfect Attendance $100 first year and $25 each additional year

Service awards (plaques, watches and Clocks)

Annual Associate Luncheon

Cheyenne has a company cafeteria.  Employees are allowed to charge their purchases and reimburse the Company by payroll deduction

Benefits		WINHealth Partners Current	WINHealth Partners Renewal
Deductible		None	Same as current benefits
Office Visit Copay		$30
Prenatal Service Package		$200
Durable Medical Equipment (DME)		50% Coinsurance
Emergency Room		$100
Urgent Care Visit		$30
Hospitalization		$500 per day
Outpatient Surgery		$300
Chiropractic Visit		$30 per visit
Mental Health Inpatient		50% Coinsurance
Prescription Drug Deductible		$50
Prescription Drugs - Retail		$10 / $15 / $40
Injectibles		20% Coinsurance
Rates	Current Participation
Employee Only	54	$259.75	$285.43
Employee + One	15	$545.48	$599.41
Employee + Family	28	$779.26	$856.30
	97

Monthly Premium		$44,028	$48,381
Annual Premium		$528,336	$580,569
Percentage Over Current			9.89%

Holmes Murphy is pleased to present you with this proposal which is a summary of the costs of the plans under consideration.  This is not an insurance contract and the group policy will determine all rights, exclusions and limitations of the information described here.  This proposal is confidential and provided for your internal use only.

This is a summary of benefits and is not meant to be all inclusive.

Schedule 3.12

Compliance with Legal Requirements; Governmental Authorizations

American Permanent Ware Company Texas Certificate of Authority

American Wyott Corporation Texas Certificate of Authority

American Wyott Corporation Wyoming Certificate of Authority

Bakers Pride Oven Co., Inc. Arizona Certificate of Authority

Bakers Pride Oven Co., Inc. Texas Certificate of Authority

Bakers Pride Oven Co., Inc. New York Certificate of Authority

Certificates of Occupancy for the Facilities

Associated American Industries, Inc. Texas Assumed Name Certificate for American Wyott Foodservice Equipment Company (expired)

Associated American Industries, Inc. Texas Assumed Name Certificate for APW/Wyott Foodservice Equipment Company (expired)

Associated American Industries, Inc. Texas Assumed Name Certificate for APW Foodservice Equipment Company (expired)

American Permanent Ware Company Texas Assumed Name Certificate for APW/Wyott Foodservice Equipment Company

Schedule 3.13

Legal Proceedings; Orders

Kamran Malekan and Il Prezzemolo, Inc. v. Bakers Pride Oven Co., Inc.

Bakers Pride Oven Co., Inc. v. Local 888 Pension Fund (pension plan withdrawal)

Mark Mageors and wife, Donna Mageors v. Royal Insurance Company, Norma Guillen and American Permanent Ware Company

LKS International, Inc. v. American Permanent Ware Co.

Debra L. Babic v. Bakers Pride Oven Co., Inc.

Hilliard v. Bakers Pride Oven Co., Inc.

American Permanent Ware Co. v. Emerson Electric Co. D/B/A Chromalox

See Schedule 3.23

Schedule 3.14

Absence of Certain Changes and Events

The Company pays quarterly dividends to its preferred stockholders of $0.1025 per share.  Since August 31, 2006, dividends have been paid on 155,800 shares of preferred stock for the third and fourth quarters, in September and December, respectively

Accident involving Dwayne Griffith, an employee of APW Wyott.  Recently, Mr. Griffith was driving a Group-owned 991 Chevrolet work truck and reported that another driver ran a stop sign resulting in Mr. Griffith colliding with the other driver’s car.  The cost to repair the truck is estimated at $2,437.11.  Sellers believe that the other driver was at fault.  No claim against the group has been asserted by anyone.

Acquisition of a Bystonic 3015 Laser in Cheyenne, Wyoming manufacturing facility

Schedule 3.15

Applicable Contracts; No Defaults

Customer and buying group contracts that obligate a Group Member to sell and sometimes exceed $100,000 per year

The Group Members occasionally enter into verbal understandings with certain suppliers that the Group Members will not terminate their relationship with such suppliers without purchasing such suppliers’ inventory of raw materials maintained in inventory for the benefit of the Group Members.  Sellers believe, but cannot assure Buyer, that all such understandings are not legally binding.  See below for such arrangements.

					Blanket Orders or
Supplier	Est. Value	Dallas	BP	Chey	Arrangement
MacSteel	$900,000				Blanket
Dallas Packaging	$120,000	230000		20000	Arrangement
Foremost	$ 20,000.00	5000	15000		Blanket
Merkle Korff	$ 10,000.00	80000		20000	Blanket
Zim/Zoppas	$110,000.00	90000		20000	Blanket
World Wide Adv	$ 7,000.00	7000			Blanket
Thermoswitch	$ 15,000.00	15000			Blanket
Conductive	$ 20,000.00	20000			Blanket
E.G.O	$ 50,000.00	25000	15000	10000	Blanket
Technigraphics	$ 15,000.00	12000			Blanket
Main Line Supply	$ 18,000.00	15000			Blanket
Ohmite	$ 13,000.00	13000			Blanket
Invensys	$160,000.00	60000	70000	30000	Blanket
Nedco	$ 46,000.00	38000		8000	Blanket
Reynolds Elect.	$ 6,000.00	6000			Arrangement
J&D Fastners	$ 35,000.00	35000			Blanket
Kason	$ 23,000.00			23000	Arrangement
Matchless Valve	$ 10,000.00		10000		Blanket
Woodmack	$ 40,000.00		40000		Blanket
	$1,618,000

Schedule 3.16

Insurance

Workers comp insurance retroactively adjusts premium based on the difference between the estimated wages and the actual wages paid

Product liability insurance retroactively adjusts premium based on the difference between the estimated revenue and the actual revenue

Guardian Dental Plan

Insurance policies have deductibles and retention amounts

Schedule 3.17

Environmental Matters

The following contains summaries of numerous documents provided during due diligence.  The summaries do not purport to be complete and the referenced documents are incorporated herein and should be referred to and relied upon for more complete disclosure of the referenced matters.

American Wyott Corporation Cheyenne, Wyoming Facility

1991 Gasoline Underground Storage Tank Removal and Closure

On May 23, 1991, the WDEQ issued a letter stating that no further investigation or cleanup was planned with respect to the removal of a 2000 gallon underground storage tank (“UST”). The UST removal is discussed in the Phase 1 Environmental Site Assessment, APW Wyott, 1938 Wyott Drive, Cheyenne, Wyoming, by Enercon Services, Inc. for Comerica Bank, November 30, 2004.

Form R Actions

On August 24, 1992, the United States Environmental Protection Agency (“EPA”) initiated a civil administrative action in the form of a Complaint styled In the Matter of American Wyott Corporation, 1938 Wyott Drive, Cheyenne, Wyoming 82001, EPA Region VIII Docket No. EPCRA-VIII-92-15.  The Complaint generally alleged failure to comply with requirements to file annual Toxic Chemical Release Inventory Reporting Forms (“Form Rs”) for years 1987-1990.

On September 29, 1994, EPA initiated a civil administrative action in the form of a Complaint styled In the Matter of American Wyott Corporation, 1938 Wyott Drive, Cheyenne, Wyoming 82001, EPA Region VIII Docket No. EPCRA-VIII-94-09.  The Complaint generally alleged failure to comply with requirements to file annual Toxic Chemical Release Inventory Reporting Forms (“Form Rs”) for years 1991-1993.

On November 15, 1994, EPA and American Wyott Corporation “Wyott”) entered the Consent Order and Consent Agreement in the above-referenced actions (EPA Region VIII Docket No. EPCRA-VIII-92-15 and EPA Region VIII Docket No. EPCRA-VIII-94-09).

RCRA §3007 Request for Information by EPA

WDEQ requested EPA to review a proposal to cap portions of the Property as an industrial landfill.  On April 12, 1994, EPA issued a Request for Information from Wyott pursuant to Section 3007 of the Resource Conservation and Recovery Act (RCRA), EPA I.D. #WYDOO7433410.  On June 24, 1994, Wyott submitted a letter to EPA in response to EPA’s request for information under RCRA §3007, with six exhibits.

EPA Administrative Order 87-41

This Administrative Order by EPA to Wyott is referenced in Semi Annual reports of industrial wastewater quality and quantity by Stewart Environmental Consultants dated June 30, 1987, December 23, 1988, and June 28, 1989.  As referenced in Wyott’s June 24, 1994 letter to EPA in response to EPA’s request for information under RCRA §3007, the action was closed on February 8, 1991.

City of Cheyenne, Wyoming, Notice of Violation on September 4, 1996

The City of Cheyenne Board of Public Utilities issued a Notice of Violation to Wyott on September 4, 1996 relating to violation of requirements of a wastewater discharge permit, requiring 24-hour sampling and payment of a $1250 penalty.  Wyott responded in a letter dated September 24, 1996.

Compliance with Disclosure under Section 3.17(g) for the Cheyenne Facility

Seller has complied with Section 3.17(g) of the Agreement.  The following paragraphs summarize issues that are described more fully in the documents provided during the course of due diligence.  The following summaries do not purport to be complete summaries or descriptions of the issues.  All of the documents provided during due diligence, including those provided by Seller to Buyer as well as those provided by Buyer to Seller, and whether or not specifically referred to in the following summaries, are incorporated herein and should be referred to and relied  upon for more complete disclosures.

Groundwater Contamination, Cheyenne Facility:

I.  Minstar, Inc. (“Minstar”) is currently addressing groundwater contamination including volatile organic compounds and chlorinated aliphatic hydrocarbons in the groundwater at the Cheyenne facility under the Final Remedy Selection of the Wyoming Department of Environmental Quality (“WDEQ”) issued to Minstar in on June 2, 2000.  WDEQ issued a Notice of Violation (“NOV”) to Minstar on December 8, 1993, citing, among other items, rusted and corroded barrels of hazardous waste stored at the facility site that resulted in hazardous liquids leaking into the ground.  WDEQ and Minstar entered into a Consent Order on January 31, 1994, which was subsequently modified in 1995 to name AMF of Wyoming, a subsidiary of Minstar, as the party in interest.  During the groundwater characterization, quarterly groundwater monitoring reports were submitted by Geraghty & Miller, Inc., including without limitation reports submitted on June 27, 1997 and March 18, 1997. In April 2000, Arcadis Geraghty & Miller submitted to WDEQ a Final Remedial Alternative Analysis Study, Wyott Site, Cheyenne, Wyoming, which identified Monitored Natural Attenuation as the preferred remedy. In July 2000, Minstar, Inc. submitted to WDEQ a risk assessment of the Wyott Site evaluating potential health risks associated with the groundwater contamination.

On June 2, 2000, WDEQ issued the Final Decision for Remediation of Groundwater at the Wyott Site Study Area, identifying Minstar as the responsible party to implement the natural attenuation remedy. As of September 2006, ENSR Corp., as Minstar’s consultant, issued to the WDEQ the 2006 Annual Monitoring Report for Wyott Site, Cheyenne, Wyoming, which reported the results of groundwater monitoring and an assessment of the natural attenuation remedy.  This was the fifth annual monitoring report submitted on behalf of Minstar since the selection of the final remedy.

The investigation and response regarding groundwater contamination is described in many regulatory reports and correspondence, including but not limited to those referenced below:

•

WDEQ Notice of Violation Issued to Minstar, Inc., Docket No. 2521-93, December 8, 1993

•

Consent Order in Docket No. 2521-93, filed on January 31, 1994 (and subsequently modified in 1995 to name AMF of Wyoming, a subsidiary of Minstar as the party in interest).

•

Quarterly Monitoring Report by Geraghty & Miller, Inc., June 27, 1997

•

Quarterly Monitoring Report by Geraghty & Miller, Inc., March 18, 1997

•

Final Remedial Alternative Analysis Study, Wyott Site, Cheyenne, Wyoming, Arcadis Geraghty & Miller, April 2000.

•

Risk Assessment of the Wyott Site, Cheyenne, Wyoming, Arcadis Geraghty & Miller, July 20, 2000.

•

Final Decision for Remediation of Groundwater at the Wyott Site Study Area, WDEQ June 2, 2000.

•

2006 Annual Monitoring Report for Wyott Site, Cheyenne, Wyoming, ENSR, September 29, 2006

II.  Groundwater contamination by migration of hydrocarbon contamination from the former Kaneb Pipeline facility associated with a release from the former Kaneb Pipeline facility located at 1112 Parsley Boulevard, Cheyenne, Wyoming, as discussed in the following documents:

•

Ground Water Monitoring Report—First Quarter 1999, Kaneb Pipeline Operating Partnership, Cheyenne Terminal, Cheyenne, Wyoming, by Delta Environmental Consultants, Inc., May 7, 1999.

•

Ground Water Monitoring Report—Fourth Quarter 1998, Kaneb Pipeline Operating Partnership, Cheyenne Terminal, Cheyenne, Wyoming, by Delta Environmental Consultants, Inc., January 28, 1999.

•

Ground Water Monitoring Report—Fourth Quarter 1997, Kaneb Pipeline Operating Partnership, Cheyenne Terminal, Cheyenne, Wyoming, by Delta Environmental Consultants, Inc., December 19, 1997.

•

Ground Water Monitoring Report—First Quarter 1997, Kaneb Pipeline Operating Partnership, Cheyenne Terminal, Cheyenne, Wyoming, by Delta Environmental Consultants, Inc., March 17, 1997.

•

Amended Tolling Agreement, executed by Kaneb Pipeline Company June 2, 2000.

•

Phase 1 Environmental Site Assessment, APW Wyott, 1938 Wyott Drive, Cheyenne, Wyoming, by Enercon Services, Inc. for Comerica Bank, November 30, 2004.

•

2006 Annual Monitoring Report for Wyott Site, Cheyenne, Wyoming, by ENSR, September 29, 2006.

•

Second Quarter 2006, Rocky Mountain Pipeline System LLC, Cheyenne, Wyoming Terminal, by Fremont Environmental, Inc. for Rocky Mountain Pipeline System LLC, August 2006.

III.  Soil Contamination in areas of former landfill and waste storage, Cheyenne Facility:

Metals contamination of surface and subsurface soils, as referenced in multiple correspondence and reports, including but no limited to the following documents:

1.

Letter by Jerry Breed (WDEQ) to John Slates (Gardere & Wynne), dated January 4, 1999, regarding Wyott site.

2.

November 24, 1998 letter by Gardere & Wynne to Jerry Breed (WDEQ), regarding Wyott site.

3.

September 16, 1997 letter by Robert Benson, an EPA toxicologist, to Jerry Breed (WDEQ) regarding toxicological analysis of lead in subsurface soil at the Wyott site.

4.

April 1, 1997 letter by David Finley (WDEQ) to Minstar.

5.

February 6, 1997 letter by Minstar to WDEQ regarding subsurface contamination at the Wyott site.

6.

Technical Review report, by Secor International, Inc. for Minstar, January 31, 1997, regarding likely source of lead contamination at the Wyott site.

7.

October 29, 1996 letter by David Finley (WDEQ) to Mary McConnell (Minstar) requiring remediation or a deed recordation to address lead contaminated soil.

8.

July 23, 1996 letter by Jerry Breed (WDEQ) to Mary McConnell (Minstar) following up on meeting concerning residual soil contamination existing at the Wyott site.

9.

April 19, 1996 letter by Jerry Breed (WDEQ) to Mary McConnell (Minstar) regarding Wyott site and soils characterization and remediation requirements.

10.

April 15, 1996 letter by Lynn Weberg (APW Wyott Foodservice Equipment Company) to Jerry Breed (WDEQ) regarding acceptability of a deed restriction at the Wyott site.

11.

March 15, 1996 letter by Jerry Breed (WDEQ) to Lynn Weberg (APW Wyott Foodservice Equipment Company) regarding WDEQ’s “Notice on Deed” reconsideration/determination.

12.

February 28, 1996 letter by Mary McConnell (Minstar) to Lynn Weberg (APW Wyott Foodservice Equipment Company).

13.

Letter by Remediation Technologies, Inc. (“RETEC”) to Deborah Meyers (WDEQ) in response to WDEQ’s January 16, 1996 letter concerning the need for a deed restriction to address subsurface soil contamination.

14.

January 16, 1996 letter by Deborah Meyers (WDEQ) to Lynn Weberg (APW Wyott Foodservice Equipment Company) regarding risk assessment technical memorandum final review and deed restrictions.

15.

Technical Memorandum by Remediation Technologies, Inc. (“RETEC”) regarding analysis of surface soils at the Wyott site, addressed to Deborah Meyers (WDEQ), August 14, 1995.

16.

Joint Stipulation and Motion to Modify Consent Order, between Minstar and WDEQ, Docket No. 2521-93, July 21, 1995.

17.

WDEQ memorandum dated December 14, 1994 by Deborah Myers, regarding meeting of November 4, 1994.

18.

Notice of Violation and Order in the Matter of the Notice of Violation Issued to Minstar, Docket No. 2521-93, December 8, 1993.

19

Stewart Environmental Consultants, Inc., Risk Assessment for the Temporary Hazardous Waste Storage Site and Municipal Landfill, American Wyott Corporation, Cheyenne, Wyoming, August 1992.

IV.  Asbestos containing material, Cheyenne Facility:

Enercon Services, Inc. identified asbestos-containing vinyl floor tile and pipe thermal insulation in good condition in Room 142, as discussed in the Phase 1 Environmental Site Assessment, APW Wyott, 1938 Wyott Drive, Cheyenne, Wyoming, by Enercon Services, Inc. for Comerica Bank, November 30, 2004.

V.  Landfill / Drum Disposal, Cheyenne Facility:

A 2004 Phase 1 Environmental Site Assessment by Enercon for Comerica identified former industrial landfill areas and associated exposed drums observed onsite in northern part of the site, as discussed in the Phase 1 Environmental Site Assessment, APW Wyott, 1938 Wyott Drive, Cheyenne, Wyoming, by Enercon Services, Inc. for Comerica Bank, November 30, 2004.

Bakers Pride, New Rochelle, New York Facility

Groundwater Contamination

The presence of groundwater contamination by volatile organic compounds (“VOCs”) at the property as described by:

The BBL letter report to Stacey Constas dated December 5, 2006, regarding “Summary of Groundwater Investigation Activities and Estimate of Potential Future Environmental Costs, Bakers Pride Oven Company Site, New Rochelle, New York;”

The March 7, 2005 letter by Don Wall to New York Department of Environmental Conservation, regarding notice of limited Phase II results; and

The Limited Phase II Subsurface Investigation, Bakers Pride Oven Company, 30 Pine Street, New Rochelle, New York, by Enercon Services Inc., February 9, 2005.

Petroleum Storage Tank Closures

The July 1994 storage tank closures of one 10,000 gallon #4 heating oil petroleum underground storage  tank (removed) and one 3,000 gallon #2 heating oil petroleum underground storage tank (abandonment in place) as referenced in the following documents:

1.

City of New Rochelle Petroleum Bulk Storage Tank Closure Forms, July 1994.

2.

July 13, 1994 Letter by Bakers Pride to Landfill Technologies, Inc., with attachments.

3.

August 8, 1994 letter report by Environmental Products and Services, Inc., to Thomas Zack (Bakers Pride)

4.

Limited Phase II Subsurface Investigation, Bakers Pride Oven Company, 30 Pine Street, New Rochelle, New York, by Enercon Services Inc., February 9, 2005.

5.

Phase I Environmental Site Assessment, Bakers Pride Oven Company, 30 Pine Street, New Rochelle, New York, by Enercon Services Inc., November 12, 2004.

Compliance issues identified in the 1995 Regulatory Compliance Audit and Phase 1 Environmental Site Assessment

In June 1995, ENSR completed a Phase I Environmental Site Assessment and an Environmental Compliance Audit report, which identified possible compliance issues with respect to hazardous waste management, wastewater/stormwater discharges, air pollution control, SARA Title III reporting, and used oil management, as described in the Environmental Compliance Audit Report for Bakers Pride Oven Company, Inc., by ENSR, June 1995, and the Phase I Environmental Site Assessment of Bakers Pride Oven Company, Inc., 30 Pine Street, New Rochelle, New York, by ENSR, June 1995.

Compliance with Disclosure under Section 3.17(g) for the Bakers Pride New Rochelle Facility

Seller has complied with Section 3.17(g) of the Agreement.  The following paragraphs summarize issues that are described more fully in the documents provided during the course of due diligence.  The following summaries do not purport to be complete summaries or descriptions of the issues.  All of the documents provided during due diligence, including those provided by Seller to Buyer as well as those provided by Buyer to Seller, and whether or not specifically referred to in the following summaries, are incorporated herein and should be referred to and relied  upon for more complete disclosures.

I.  Asbestos Containing Material (ACM), New Rochelle Facility:

As described by the Phase I Environmental Site Assessment, Bakers Pride Oven Company, 30 Pine Street, New Rochelle, New York, by Enercon Services Inc., November 12, 2004, ACM in good condition was found in the boiler room (thermal pipe insulation) and the office area (brown floor tile).

A 1995 Phase 1 Environmental Site Assessment by ENSR identified asbestos containing pipe insulation, boiler insulation, floor tiles, and mastic.  Phase I Environmental Site Assessment of Bakers Pride Oven Company, Inc., 30 Pine Street, New Rochelle, New York, by ENSR, June 1995.

II.  Mold, New Rochelle Facility:

As described by the Phase I Environmental Site Assessment, Bakers Pride Oven Company, 30 Pine Street, New Rochelle, New York, by Enercon Services Inc., November 12, 2004, a limited area of possible mold was observed on a ceiling tile in the office area.

Dallas, Texas APW Facility

Permits

As described in the Phase 1 Environmental Site Assessment, APW Wyott, 729 3rd Avenue, Dallas, Texas, by Enercon Services, Inc. (November 17, 2006), stormwater permit coverage under the TPDES Multi Sector Industrial Stormwater Permit requires renewal, as described by Sections 1.0 and 2.3.5.

Releases

As described in the Phase 1 Environmental Site Assessment, APW Wyott, 729 3rd Avenue, Dallas, Texas, by Enercon Services, Inc. (November 17, 2006):

1.

A release of ammonium hydroxide, 28% AQ, was reported on July 9, 1998, to which a city hazmat unit reportedly responded and the material was removed using a vacuum truck, as described by Sections 1.0 and 5.1.

2.

Concrete floor hydrocarbon staining, cracked floors, maintenance pits and containment pits with holding tanks used to collect hydraulic oil and die lubricant in areas of large press and punch press operations, as described in Sections 1.0, 2.3.16 and 8.0.

Compliance with Disclosure under Section 3.17(g) for the Dallas, Texas APW Facility

Seller has complied with Section 3.17(g) of the Agreement.

Schedule 3.18

Employees

See attached employee list

See Schedule 3.13

Lawrence L. Rosenbloom will resign not later than six months after the Closing Date

Hassan Zangeneh, Materials Manager, Dallas Plant, $80,000 annual salary, was terminated for non- performance on January 3, 2007

Employment Agreement between Lyman Moore and Bevles Company Incorporated, dated December 18, 2006

Employment Agreement between Donald C. Wall and Associated American Industries, Inc. and its subsidiaries, dated May 1, 2006

Confidentiality Agreements

New York Facility

Confidentiality Agreement between Diane Amori and Associated American Industries, Inc., dated as of December 29, 2006

Confidentiality Agreement between Chaitanya Gottipati and Associated American Industries, Inc., dated as of December 29, 2006

Confidentiality Agreement between Abdool Hafeez and Associated American Industries, Inc., dated as of December 29, 2006

Confidentiality Agreement between Jeff Mote and Associated American Industries, Inc., dated as of December 11, 2002

Confidentiality Agreement between James Ponnwitz and Associated American Industries, Inc., dated as of April 9, 2003

Confidentiality Agreement between Steve Greenberg and Associated American Industries, Inc., dated as of August 13, 2003

Confidentiality Agreement between Michael Brunet and Associated American Industries, Inc., dated as of May 13, 2005

Confidentiality Agreement between Dennis Molloy and Associated American Industries, Inc., dated as of February 14, 2001

Confidentiality Agreement between Krzyszto Rapciewicz and Associated American Industries, Inc., dated as of February 14, 2001

Confidentiality Agreement between Leonard Porochnia and Associated American Industries, Inc., dated as of May 3, 2005

Confidentiality Agreement between Lori Ann Marcella and Associated American Industries, Inc., dated as of November 10, 2006

Confidentiality Agreement between Nang Tran and Associated American Industries, Inc., dated as of February 15, 2001

Confidentiality Agreement between Dariusz Szura and Associated American Industries, Inc., dated as of August 7, 2000

Dallas Facility

Confidentiality Agreement between Charles Colby Cagle and Associated American Industries, Inc., dated as of August 21, 2000.

Confidentiality Agreement between Donald C Wall and Associated American Industries, Inc., dated as of January 12, 2000.

Confidentiality Agreement between Randall Petty and Associated American Industries, Inc., dated as of September 27, 2006.

Confidentiality Agreement between Timothy S Palmer and Associated American Industries, Inc., dated as of March 9, 2005.

Confidentiality Agreement between Joseph Mullen and Associated American Industries, Inc., dated as of February 4, 2002.

Confidentiality Agreement between Jesse Jacobs and Associated American Industries, Inc., dated as of April 21, 2006.

Confidentiality Agreement between James Hoverman and Associated American Industries, Inc., dated as of February 8, 2000.

Confidentiality Agreement between Adam Dixon and Associated American Industries, Inc., dated as of October 13, 2004.

Confidentiality Agreement between Bart H Bolton and Associated American Industries, Inc., dated as of February 22, 2000.

Confidentiality Agreement between Thomas A Barnes and Associated American Industries, Inc., dated as of April 11, 2005.

Confidentiality Agreement between Michael K Aguirre and Associated American Industries, Inc., dated as of February 5, 2005.

Confidentiality Agreement between John C Flick and Associated American Industries, Inc., dated as of October 30, 2006.

Cheyenne Facility

Form A:  Employee Agreement with EGMC, Inc.

Form B:  Employee Agreement with Associated American Industries, Inc.

Form C:  Confidentiality Agreement

Name	Date Signed	Type of Form
Alonso, Miguel A.	11/13/06	C
Andersen, Tim V.	02/27/06	C
Baerwalt, Edwin K.	06/13/86	A
Bayer, Donald J.	06/02/03	B
Beach, Addison J.	06/13/86	A
Beach, Allan J.	05/22/06	C
Beck, Clarence H.	11/04/91	A
Bestfelt, Amanda M.	10/13/06	C
Blachowski, Norman D.	06/13/86	A
Blea, Nathan F.	10/03/03	C
Bobian, Henry J.	05/08/06	C
Boicourt, Scott L.	12/01/03	C
Borchert, Paula A.	09/13/05	C
Breckenridge, Somruey	04/21/97	B
Burrous, Dale C.	07/20/03	B
Buss, Wayne B.	06/13/86	A
Calahan, Jeffrey A.	06/13/86	A
Carlstead, Andrew D.	09/13/05	C
Carpenter, Shawn D.	03/08/98	B
Caton, Richard J.	06/13/86	A
Chambers, Christopher M.	08/29/04	C
Commander, Rodger C.	06/13/86	A
Corner, Charla J.	06/07/04	C
Cranmore, Richard E.	06/13/86	A
Crawford, Gary W.	01/03/06	C
Dailey, Robert F.	02/07/00	B
Dauer, Vincent J.	06/16/94	B
DeGuzman, Albert O.	06/05/06	C
DeGuzman, Alfredo O.	12/17/06	C
Dicks, Willie E.	03/21/95	B
Doby, Wallace	01/14/04	C

Dollenger, Tricia M.	06/06/03	B
Ellis, Lannie J.	08/08/93	B
Elston, Remedios A.	05/03/98	B
Estorga, Joe M.	08/01/04	C
Fibranz, Monte J.	06/13/86	A
Fink, Mark A.	11/06/90	A
Flores, Jason D.	07/31/06	C
Followell, Tony L.	06/13/86	A
Garcia, Michael A.	05/19/97	B
Gautreau, May E.	06/25/86	A
Gonzales, Jose L.	06/13/86	A
Griffith, Dewayne E.	06/13/86	A
Griffith, Kerry W.	06/20/05	C
Griffith, Richard E.	01/17/90	A
Gross, Kenneth P.	07/24/00	B
Hackett, Johanna A.	04/14/06	C
Hadley, Johnny R.	09/25/01	C
Hancock, Jeffrey G.	10/14/06	C
Harnish JR, James R.	11/19/91	A
Harper, Shawn P.	01/20/95	B
Hayes, Robert J.	03/13/86	A
Hayes, Steven D.	04/10/06	C
Heim, Paul W.	12/12/06	C
Hetrick, Albert O.	07/09/06	C
Hickman, Daleen S.	06/12/86	A
Hocker, Patricia A.	08/16/93	B
Holden, William A.	06/13/86	A
Howell, Garry W.	06/13/86	A
Humphrey, James E.	06/13/86	A
Iverson, James R.	11/04/91	A
Johnson, David A.	02/03/03	B
Kayser, Marissa M.	10/23/06	C
Kissel, Robert T.	12/07/05	C
Knowlton, Jerry N.	06/13/86	A
Koch, Steven J.	01/10/05	C
Kronz, Stuart S.	01/29/04	C
Lancaster, Geraldine E.	06/16/86	A
Lancaster, Michael A.	06/16/86	A
Latham, Wenonah E.	10/23/06	C
Lavezzari, Dorothy M.	10/19/89	A
Lieske, Jennifer L.	07/23/06	C
Lopez, Paul J.	05/20/02	B
Lorentz II, Leslie D.	06/13/86	A
Lunsford, Johnny A.	03/28/05	C
Magelitz, Allan N.	01/02/05	C
Maloney, Ken A.	01/15/06	C
Martin-Angel, Gayle L.	01/01/03	B
May, Virginia S.	06/13/86	A

McAlpin, Randall A.	07/09/01	B
McCleary, Pamela R.	06/09/06	C
McColley, Sean M.	06/19/05	C
McDaniel JR, Floyd F.	06/13/86	A
McDaniel, Patricia A.	08/14/92	B
McDonald, O'Ryan J.	02/19/06	C
McLaury, Paul C.	10/01/05	C
Medina, Juan J.	07/08/06	C
Metcalf, Wesley K.	06/25/05	C
Mikes, Thomas A.	09/21/05	C
Mooneyham, Tamala K.	02/04/04	C
Moot, Paul H.	12/02/90	A
Mosher, Robert E.	08/15/95	B
Muehl, William P.	09/06/93	B
Neemann, David A.	08/10/05	C
Nelson, Robert J.	07/10/05	C
Nielsen, John H.	08/11/92	B
Nordin, George J.	06/13/86	A
Oaks, William D.	07/09/06	C
O'Brien, Noah E.	11/13/95	B
O'Donnell, Andrew R.	06/13/86	A
O'Neill, Pat M.	02/03/97	B
Pacheco, David J.	07/26/04	C
Pangan, Diosdado G.	06/16/86	A
Parker, Richard B.	02/19/06	C
Pascarelli, Frank A.	06/04/06	C
Patton, Perry O.	01/31/04	C
Peterson, Steven D.	07/11/05	C
Ponce, Bernabay	07/28/97	B
Probst, Dale C.	11/05/01	C
Richmond, Victor K.	04/18/06	C
Riedel, Stacy L.	01/12/92	A
Rose, Sandra L.	06/13/86	A
Ross, David W.	02/19/96	B
Sanchez, Debbie A.	01/20/97	B
Sanchez, Leo S.	11/30/99	B
Sandoval, Timothy E.	06/16/86	A
Sasser, Michael O.	07/19/93	B
Sawyer, Richard A.	01/13/06	C
Schamel, Roy R.	02/23/98	B
Schram, Bruce A.	02/01/89	A
Schutkowski, Michael E.	07/17/06	C
Schwierking, Heather N.	09/28/03	C
Schwierking, Roger A.	06/17/92	B
Sevall, Kevin M.	02/25/87	A
Sevall, Naomi L.	03/14/97	B
Snyder, Anita G.	06/13/86	A
Splane, Michael D.	06/14/89	A

Spracklen, Brandon L.	09/10/02	B
Stearns, Gabriel E.	07/31/06	C
Sullivan, Willie J.	02/04/06	C
Trammell, Douglas D.	05/15/00	B
Van Kirk, Charles W.	06/13/86	A
Waldow, Jonathan T.	12/04/95	B
Washburn, Craig E.	11/07/94	B
Waters, Franklin D.	06/13/06	A
Watson, Tim A.	10/22/06	C
Westbrook, Richard D.	04/30/99	B
White, Ronald J.	12/12/05	C
Whitehall, Herbert A.	12/10/06	C
Williams, Joseph B.	04/01/01	B
Williams, Kimberly M.	10/08/01	B
Wise, Ronnie J.	09/14/05	C
Wittrock, Monte K.	06/13/86	A
Wolfe, Levi D.	11/19/90	A
Wuerl, James A.	06/08/06	C

Schedule 3.19

Labor Relations; Compliance

Agreement between Bakers Pride Oven Co. and Local 888 U.F.C.W., AFL-CIO, dated December 17, 2004

Schedule 3.20

Intellectual Property

3.20(a)

Patent Number	Description	Issue Date	Owner
6204482	Method & apparatus for cooling the exterior of a toaster oven	March 20, 2001	American Permanent Ware Company
5381932	Condiment Pump	January 17, 1995	American Wyott Corporation
5218900	Safety improvements for refuse compactors	June 15, 1993	American Wyott Corporation
4869404	Condiment Pump	September 26, 1989	American Wyott Corporation
6576874	Modular heating element for a conveyor oven	June 10, 2003	Bakers Pride Oven Co., Inc.
5492055	Pizza oven	February 20, 1996	Bakers Pride Oven Co., Inc.
4981416	Enhanced air-flow blower wheel	January 1, 1991	Bakers Pride Oven Co., Inc.
4928663	Enhanced air-flow convection oven	May 29, 1990	Bakers Pride Oven Co., Inc.
4739154	Conveyor oven design & method for using same	April 19, 1988	Bakers Pride Oven Co., Inc.
5598971	Humidity control system	February 4, 1997	Bevles Company, Incorporated
4030476	Heated cabinet for food	June 21, 1997	Bevles Company, Incorporated

3.20(b)

Trademark Number	Description	Date Issued	Owner
76559001	RACER – standard character mark	January 17, 2006	American Permanent Ware Company
76554379	X*WAV – standard character mark	January 10, 2006	American Permanent Ware Company

76563610	C*RADIANT– standard character mark	March 29, 2005	American Permanent Ware Company
76563609	RADIANT*BLACK – standard character mark	April 5, 2005	American Permanent Ware Company
76559003	X*VERT – standard character mark	April 12, 2005	American Permanent Ware Company
76559002	X*TREME – standard character mark	April 12, 2005	American Permanent Ware Company
75806855	APW Wyott – typed drawing	February 26, 2002	American Permanent Ware Company
75792551	APW Wyott – with flames – 2 color (red)	September 17, 2002	American Permanent Ware Company
75741262	APW Wyott – with flames	June 4, 2002	American Permanent Ware Company
74544249	Design Smart, Build Solid – typed drawing	August 6, 1996	American Permanent Ware Company
71513077	TraCo – words, letters &/or numbers in stylized form	July 5, 1949	American Permanent Ware Company
74563557	HOTROD – typed drawing	September 10, 1996	American Wyott Corporation
73633129	Wyott Design	February 7, 1989	American Wyott Corporation
71475205	LOWERATOR – words, letters &/or numbers in stylized form	November 27, 1945	American Wyott Corporation
76653324	Bakers Pride	January 12, 2006 (filing date)	Bakers Pride Oven Co., Inc.
73566468	Convection-Flo – typed drawing	July 15, 1986	Bakers Pride Oven Co., Inc.
73839164	Bevles – typed drawing	June 26, 1990	Bevles Company, Incorporated
73786027	Transi-Tray – typed drawing	June 19, 1990	Bevles Company, Incorporated
73307083	Angle Runner – typed drawing	November 9, 1982	Bevles Company, Incorporated
73147557	Tender Touch – typed drawing	May 23, 1978	Bevles Company, Incorporated

Schedule 3.22

Product Warranties

Standard warranties attached.

From time to time customers negotiate for and receive an extension of the warranty period for one extra year

In 2003 and 2004, the Group manufactured and sold 63 units of a product known as the KFC Elevator to KFC.  The warranty has expired and there is no legal obligation to replace or repair the Elevators, but Sellers are aware that KFC is not completely satisfied with the Elevators.  It may be prudent, as a customer relations decision, to replace the Elevators if KFC so requests.  The total sales price to KFC for all units was $556,000, and the total cost of the goods sold was $460,000.

Terms & Conditions

17.

WARRANTY INFORMATION

APW Wyott Foodservice Equipment Company warrants its equipment against defects in materials and workmanship, subject to the following conditions:

This warranty applies to the original owner only and is not assignable.

Should any product fail to function in its intended manner under normal use within the limits defined in this warranty, at the option of APW Wyott such product will be repaired or replaced by APW Wyott or its Authorized Service Agency.  APW Wyott will only be responsible for charges incurred or service performed by its Authorized Service Agencies.  The use of other than APW Wyott Authorized Service Agencies will void this warranty and APW Wyott will not be responsible for such work or any charges associated with same.  The closest APW Wyott Authorized Service Agency must be used.

This warranty covers products shipped into the 48 contiguous United States, Hawaii, metropolitan areas of Alaska and Canada.  There will be no labor coverage for equipment located on any island not connected by roadway to the mainland.

TIME PERIOD:

All APW Wyott Equipment is warranted for one year parts and one year labor.  Warranty is 18 months from ship date from factory or 12 months from date of install, which ever comes first.  The Authorized Service Agency may, at their option, require proof of purchase.  Parts replaced under this warranty are warranted for the unexpired portion of the original product warranty.

EXCEPTIONS:

•

Gas/Electric Cookline — Models GCB, GCRB, GF, GGM, GGT, GHP-H, EF, EG, EHP — Three (3) Year Warranty on at component parts, except switches and thermostats.  (2 additional years on parts only - no labor on second or third year.)

•

Heat Strips — Models FD, FDL, FDD, FDDL — Two (2) Year Warranty on element only - no labor second year.

•

Glass Windows, Doors, Seals, Rubber Seals, Light Bulbs, Broiler Briquettes — 90-Day Material Only - no labor.

•

Rock grates, cooking grates, burner shields, and fire boxes - 90 day Material only - no labor.

In all cases, parts covered by extended warranty will be shipped FOB the factory after the first year.

PORTABLE CARRY-IN PRODUCTS

Equipment weighing over 70 lbs. or permanently installed will be serviced on-site as per the terms of this warranty.  Equipment weighing 70 lbs. or under, and which is not permanently installed, i.e., with cord and plug, is considered portable and is subject to the following warranty handling limitations.

If portable equipment fails to operate in its intended manner on the first day of connection, or use, at APW Wyotts option or its Authorized Service Agency, it will be serviced on-site or replaced.

From day two through the conclusion of the warranty period, portable units must be taken to or sent prepaid to the APW Wyott Authorized Service Agency for in-warranty repairs.  No mileage or travel charges are allowed on portable units after the first day of use.  If the customer wants on-site service, they may receive same by paying the travel and mileage charges.  Exceptions to this rule: (l) countertop warmers and cookers, which are covered under the Enhanced Warranty Program, and (2) toasters or rollergrills which have in-store service.

EXCLUSIONS

The following conditions are not covered by warranty:

•

Equipment failure relating to improper installation, improper utility connection or supply and problems due to ventilation.

•

Equipment that has not been properly maintained, calibration of controls, adjustments, damage from improper cleaning and water damage to controls.

•

Equipment that has not been used in an appropriate manner, or has been subject to misuse or misapplication, neglect, abuse, accident, alteration, negligence, damage during transit, delivery or installation, fire, flood, riot, or act of God.

•

Equipment that has had the model number or serial number removed or altered.

If the equipment has been changed, altered, modified or repaired by other than an Authorized Service Agency during or after the warranty period, then the manufacturer shall not be liable for any damages to any person or to any property which may result from the use of the equipment thereafter.

This warranty does not cover services performed at overtime or premium labor rates. Should service be required at times which normally involve overtime or premium labor rates, the owner shall be charged for the difference between normal service rates and such premium rates.  APW Wyott does not assume any liability for extended delays in replacing or repairing any items beyond its control.

In all cases, the use of other than APW Wyott authorized OEM replacement parts will void this warranty.

This equipment is intended for commercial use only.  Warranty is void if equipment is installed in other than commercial application.

WATER QUALITY REQUIREMENTS

Water supply intended for a unit that has in excess of 3.0 grains of hardness per gallon (GPG) must be treated or softened before being used.  Water containing over 3.0 GPG will decrease the efficiency and reduce the operating life of the unit.

Note:  Product failure caused by liming or sediment buildup is not covered under warranty.

“THE FOREGOING WARRANTY IS IN LIEU OF ANY AND ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSES AND CONSTITUTES THE ENTIRE LIABILITY OF APW WYOTT.  IN NO EVENT DOES THE LIMITED WARRANTY EXTEND BEYOND THE TERMS STATED HEREIN.”

APW Wyott

Enhanced Warranty Program

For Equipment Covered By APW Wyott's "Enhanced Warranty" Program –

If Within One Year From Date Of Purchase, This Unit Fails To Function,

You Are Entitled To Your Choice Of 1, 2 or 3.

1.

APW Wyott will replace the unit.  When calling the factory, besides the above information, you will need Electrical Characteristics, voltage and phase; describe the problems the best you can.  The factory will require a Visa or MasterCard number and expiration date of same to assure return and/or validity of condition.  Upon validation of credit card information, factory will strive to ship a replacement unit the same day if call is received before 3 p.m. Central Time or the next day if later.  The replacement unit will be shipped prepaid regular UPS or equivalent.  If requested Next Day Air or Priority, shipment will be made at customer's expense.  Upon receipt, it is the customer’s responsibility to unpack the new unit, taking care to preserve the packaging.  Repack the unit being replaced in the same container using caution to pack properly and return this unit to the factory following the instructions supplied.  Factory will supply return label and UPS call tag; both must be used.  If original unit is returned within 30 days and is as represented, the credit card validation will be cancelled.

IMPORTANT:  If factory does not receive the unit to be returned within 30 days, the unit will be billed to the credit card number supplied.  If the returned unit is not as represented - i.e. out of warranty, customer abuse, then it will be billed to the credit card number supplied.  In these cases, the person calling in the problem will be contacted and, if applicable, the returned unit, if charged for, will be returned to the original owner if requested.

2.

You may take this unit to the APW Wyott Authorized Service Distributor.  List of same is included with each product.  If the problem is covered under warranty, the unit will be repaired at no cost to you.  If the Authorized Agency cannot repair same within a reasonable time while you wait, it will be returned to you prepaid, via UPS.

3.

You can request the Authorized Service Distributor to service the equipment on site.  If problem is covered under the warranty, the parts and labor will be billed to the factory, while the mileage and travel time will be the responsibility of the owner.

On All Calls, You Will Need To Give The Following Information:

1.

Name and title of person calling

6.

Model Number (from serial plate)

2.

Phone number of person calling

7.

Serial Number (from serial plate)

3.

Business name

8.

Date purchased (if serial number indicates date 4.  Street address     of manufacture is over 13 months old, you will 5.  City, State, Zip     be asked to supply proof of purchase)

9.

Purchased from

For Shortage — Supply The Above Information And Fully Explain What Is Missing.

It will be sent immediately — prepaid via UPS or equivalent.

(Next Day Air or Priority shipments available at customer’s expense)

24-Hour Service Hotline: 1-800-733-2203

This replacement warranty is only available on selected products shipped within the continental USA, Alaska, Hawaii and Canada.

As with most warranties, warranty is only valid to the original end-user/owner.

Instructions and procedures must be followed or the warranty is void.

WARRANTIES & SERVICE

BAKERS PRIDE LIMITED WARRANTY

WHAT IS COVERED

This warranty covers defects in material and workmanship under normal use, and applies only to the original purchaser providing that:

•

The equipment has not been accidentally or intentionally damaged, altered or misused;

•

The equipment is properly installed, adjusted, operated and maintained in accordance with National and local codes, and in accordance with the installation instruction provided with the product;

•

The serial number rating plate affixed to the equipment has not been defaced or removed.

WHO IS COVERED

This warranty is extended to the original purchaser and applies only to equipment purchased for use in the U.S.A.

COVERAGE PERIOD

Full size gas and electric deck ovens:  Two (2) year limited parts and labor: Cyclone Convection Ovens: BCO Models:  One (1) Year limited parts and labor; GDCO Models:  Two (2) Year limited parts and labor;  CO11 Models: Two (2) Year limited parts and labor; (5) Year limited door warranty.  All Other Products: One (1) Year limited parts and labor.

Warranty period begins the date of dealer invoice to customer or ninety (90) days after shipment date from BAKERS PRIDE - whichever comes first.

WARRANTY COVERAGE

This warranty covers on-site labor, parts and reasonable travel time and travel expenses of the authorized service representative up to (100) miles, round trip, and (2) hours travel time.  The purchaser, however, shall be responsible for all expenses related to travel, including time, mileage and shipping expenses on smaller counter models that may be carried into a Factory Authorized Service Center, including the following models: PX-14, PX-16, P18, and BK-18.

EXCEPTIONS

All removable parts in BAKERS PRIDE Char-broilers, including but not limited to; Burners, Grates, Radiants, Stones and Valves, are covered for a period of SIX MONTHS.

All Ceramic Baking Decks are covered for a period of THREE MONTHS. The installation of these replacement decks is the responsibility of the purchaser.

The extended Cyclone door warranty years 3 through 5 is a parts only warranty and does not include labor, travel, mileage or any other charges.

EXCLUSIONS

•

Negligence or acts of God,

•

Thermostat calibrations after (30) days from equipment installation date

•

Air and Gas adjustments.

•

Light bulbs,

•

Glass doors and door adjustments,

•

Fuses,

•

Char-broiler work decks and cutting boards,

•

Tightening of conveyor chains,

•

Adjustments to burner flames and cleaning of pilot burners,

•

Tightening of screws or fasteners,

•

Failures caused by erratic voltages or gas supplies.

•

Unauthorized repair by anyone other than a BAKERS PRIDE Factory Authorized Service Center,

•

Damage in shipment,

•

Alteration, misuse or improper installation,

•

Thermostats and safely valves with broken capillary tubes,

•

Accessories — spatulas, forks, steak turners, grate lifters, oven brushes, scrapers, peels. etc.,

•

Freight — other than normal UPS charges,

•

Ordinary wear and tear.

INSTALLATION

Leveling and installation of decks, as well as proper installation and check out of all new equipment — per appropriate installation and use materials — is the responsibility of the dealer or installer, not the manufacturer.

REPLACEMENT PARTS

BAKERS PRIDE genuine Factory OEM parts receive a (90) day materials warranty effective from the date of installation by a BAKERS PRIDE Factory Authorized Service Center.

This Warranty is in lieu of all other warranties, expressed or implied, and all other obligations or liabilities on the manufacturers part.  BAKERS PRIDE shall in no event be liable for any special, indirect or consequential damages, or in any event for damages in excess of the purchase price of the unit.  The repair or replacement of proven defective parts shall constitute a fulfillment of all obligations under the terms of this warranty.

____________________________________________________________________________________

1 - 800 - 431 - 2745

HOW TO ARRANGE FOR SERVICE

All warranty service should be coordinated through the Technical Service Department at BAKERS PRIDE.  You can reach us, toll free, at 1 - 800 -431 -2745.  All warranty service calls will be immediately dispatched by BAKERS PRIDE to the local Factory Authorized Service Center in your area.

When requesting service or parts identification, always specify:

▪

Model Number

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Serial Number

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Type of Gas or Voltage

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Phase and Wattage

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Date Code

01/01/2007

WARRANTY

1.

Bevles warrants to the original purchaser that on the date the product is shipped (sold), it will be free of defects in material or workmanship.  Bevles will, at its discretion, repair or replace, during the warranty period printed below, any part that has a defect in material or workmanship that was present when the product shipped from Bevles, and which manifests itself during the warranty period under normal use and service.

Parts:

Two* years from date of original shipment from the Bevles factory.

Labor:

One** year from date of original shipment from the Bevles factory.

*  Air Circulation Blower Assemblies (motors) and Power Switches shall be one year from date of original shipment.  Calrod "Air" Heating Elements shall be three years from date of original shipment.

**  All labor on electrical components 120 days from date of original shipment.

2.

Bevles must be contacted, and pre-approval must be issued by the Bevles factory prior to any type of service being performed.  Bevles assumes no responsibility for any charges that were not expressly authorized by the Bevles factory, or for any charges that exceed, in Bevles’ sole judgment, normal and customary amounts.

3.

Bevles will pay UPS Ground charges for any part that has a defect in material or workmanship that was present when the product shipped from Bevles, and which manifests itself during the first year of the warranty period under normal use and service.  All warranty replacement parts will ship F.O.B. Bevles factory, Cheyenne, WY 82007.

4.

This warranty shall be void in its entirety if any abuse of, misuse of, alteration/modification of or improper maintenance of original product occurs.  If, at the time a claim is reported to Bevles, the purchaser is delinquent in payment for the product, warranty will not apply.

5.

Buyer’s Remedies — if a Bevils product fails due to a detect in material or workmanship in conformity with the warranties in paragraph one, buyer shall notify Bevles of such failure within a reasonable time, but in no event beyond fifteen (15) days of such discovery of defect in material or workmanship.  Bevles shall provide, in its sole discretion, either the repair or replacement of any defective or non-conforming part.  Bevles specifically disavows any other representation, warranty or liability relating to the continued use of the product.

6.

Exclusion at consequential and incidental damages — In no event shall Bevles be liable for any incidental, special, indirect, or consequential damages, whether resulting from non-delivery or from the use, misuse, or inability to use the product, or from the defects in the product, or from Bevles’ own negligence or other tort.  This exclusion applies regardless of whether such damages are sought for breach of warranty, breach of contract, negligence, or strict liability in tort or under any other legal theory.

7.

Disclaimer of warranties — The warranties contained in paragraph one above are the exclusive warranties given by Bevles and supersede any prior, contrary, or additional representations, whether oral or written.  Bevles hereby disclaims and excludes all other warranties—whether expressed, implied, or statutory—including any warranty of merchantability, any warranty of fitness for a particular purpose, and any implied warranties otherwise arising from course of dealing or usage of trade.

Schedule 3.23

Product Liability

Little Caeser Enterprises, TX, Liberty Mutual, DOL 10/26/06

Moises Solis / TRBK Inc DBA, State of Loss Unknown, Liberty Mutual, DOL 10/18/06

TC Metzner / DBA McDonalds, GA, Liberty Mutual, DOL 4/17/06

Hamner Enterprises Family, AR, Liberty Mutual, DOL 2/5/06

Hole In the Wall Bar, TN, Liberty Mutual, DOL 8/22/06

Straughan, GA, Burlington Insurance, DOL 5/22/05, Closed

Edelman, TX, Burlington Insurance, DOL 6/8/05, Closed

E&W Enterprises, KY, Burlington Insurance, DOL 9/19/05

Hugo Moretta, WI, Burlington Insurance, DOL 10/1/05 – Claim has not been filed against Group

Member, but has been submitted to our customer and our carrier has been notified

Sonic Drive-In, MS, Burlington Insurance, DOL 3/14/04, Closed

Taco Bell, WA, Burlington Insurance, DOL 6/11/04, Closed

Sonic Insurance Advisory, FL, Burlington Insurance, DOL 8/11/04, Closed

Wujciak, NJ, Royal Surplus Lines, DOL 4/9/00

Schedule 3.24

Customers

1.

Yum

2.

Superior Products Mfg Co.

3.

N. Wasserstrom & Sons Inc

4.

Rabco Food Service Ltd.

5.

Jetro Cash & Carry

6.

Edward Don & Company

7.

Valiant Equipment

8.

Food Concepts, Inc

9.

ABC/Ace Mart Rest. Supply

10.

Darden Restaurants, Inc.

Schedule 3.27

Related Party Interests

The furniture in the offices of Brian Rosenbloom and Reuben Rosenbloom in the Dallas, Texas facility is owned by them.

The art located in the Dallas, Texas facility is owned by Hylton Jonas.

See Schedule 3.18

Schedule 11.7

Emerson Lawsuit Payments

APW has committed to compensate certain former employees and employees whose bonuses were impacted by the warranty costs incurred in the years of 1999, 2000, and 2001
The amounts below have been determined to pay, based on a full settlement of approximately $5,323,000.
Should the ultimate settlement be less than $5,000,000, Sellers reserve the right to recalculate these amounts.

Name	Amount
Former Employees
Thirion, Mark	$ 14,713.00
Smith, Mark	$ 9,324.00
Hardin, Shelby	$ 4,740.00

Current Employees
Hoverman, Jim	$ 11,620.00
Bolton, Bart	$ 7,228.00
Mullen, Joe	$ 1,758.00
Humphreys, Sam	$ 1,554.00
Martin, Maureen	$ 1,554.00
Beslic, Geroge	$ 1,360.00
Edwards, Ray	$ 1,360.00
Scoggins, Philip	$ 1,360.00
Jonas, Hylton	$ 356,475.00
Kraines, Howard	$ 356,475.00
Rosenbloom, Brian	$ 356,475.00
Rosenbloom, Lawrence	$ 356,475.00
Wall, Donald	$ 77,175.00

Total Payments to current and former employees	$1,559,646.00

The above amounts shall be paid from the settlement amount received from Emerson.
All litigation expenses not paid or accrued as of the Effective Time shall be paid from the amount received from Emerson.

EXHIBIT  A

ESCROW AGREEMENT

This Agreement, dated as of January 9, 2007, is entered into by and among (a) Standex International Corporation (“Standex”), a Delaware corporation, with executive offices at 6 Manor Parkway, Salem, New Hampshire 03079, (b) Hylton L. Jonas, Brian Rosenbloom, Lawrence L. Rosenbloom and Howard Kraines, as Sellers' Representatives (collectively, the “Sellers’ Representatives”), in their capacities as representatives of the holders of common stock, $0.01 par value, of Associated American Industries, Inc. (the “Company”) identified on Schedule A (collectively, the “Sellers”), and (c) Wells Fargo Bank, National Association, a national banking association (the “Escrow Agent”).

WHEREAS, Standex and the Sellers have entered into a Stock Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), pursuant to which Standex will acquire all of the outstanding shares of common stock and preferred stock of  the Company in exchange for certain consideration; and

WHEREAS, the Purchase Agreement provides that an escrow account will be established to secure the indemnification obligations of the Sellers to Standex on the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1.

Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

2.

Appointment of Escrow Agent/Appointment of Sellers' Representatives.  Wells Fargo Bank, National Association hereby is appointed by Standex and the Sellers' Representatives to act as the escrow agent under this Agreement, and Wells Fargo Bank hereby accepts such appointment and agrees to act as escrow agent (“Escrow Agent”) in accordance with the provisions of this Agreement.  Escrow Agent shall act only in accordance with the Sellers’ Representatives on behalf of the Sellers, and the Sellers shall have no individual rights in connection with any right or remedy granted hereunder.

3.

Deposits.  Standex and the Sellers' Representatives hereby deposit with the Escrow Agent a conformed copy of the executed Purchase Agreement, and further, Standex hereby deposits with the Escrow Agent the amount of $8,500,000 in immediately available funds (the “Cash Deposit”).  The Escrow Agent does hereby acknowledge receipt of the conformed copy of the Purchase Agreement and the Cash Deposit.

4.

Duration of Agreement.  The duration of this Agreement shall be the later of December 31, 2013 or the distribution by the Escrow Agent of all of the Cash Deposit and accrued interest, if any, in accordance with this Agreement (the “Term”); provided that the provisions of the last sentence of Section 2 shall survive such termination.

5.

Investment of Cash Deposit.  The Cash Deposit shall be held in an escrow account (the “Escrow Account”) by the Escrow Agent, and invested and reinvested by the Escrow Agent in Permitted Investments, at the written direction of the Sellers' Representatives with the approval of Standex, which approval will not be unreasonably withheld, delayed or conditioned.  "Permitted Investments" shall mean (i) Dollar denominated, direct, noncallable, full-faith-and-credit obligations of the federal government of the United States of America, (ii) certificates of deposit, banker's acceptances or time deposits having maturities of six months or less from the date of acquisition and issued by a United States commercial bank which has unsecured senior debt securities or letters of credit rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, (iii) commercial paper or securities with maturities of 90 days or less from the date of acquisition rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation (or, with respect to clauses (ii) and (iii) above, if neither of such rating agencies is then providing ratings, the equivalent thereof by another investor service of comparable national recognition selected by the Sellers' Representatives and reasonably acceptable to Standex), and (iv) any money market mutual fund available through the Escrow Agent, including without limitation the Wells Fargo Advantage Money Market Funds.  Investments may be changed from time to time at the direction of the Sellers' Representatives to the extent that such changes do not materially increase the Escrow Agent's fees due hereunder.  All cash or other property held as part of the Escrow Account shall be clearly identified as being held by the Escrow Agent under the Escrow Account.  In the absence of other written investment direction, moneys on deposit in the Escrow Account shall be invested in a Wells Fargo Bank Money Market Deposit Account.

The parties hereto acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.  Investments in the Wells Fargo Advantage Funds are not obligations of, or endorsed or guaranteed by, the Escrow Agent or its affiliates and are not insured by the Federal Deposit Insurance Corporation.  The Escrow Agent and its affiliates provide various services for the Wells Fargo Advantage Funds and are paid fees for such services.  Proceeds of the sale of investments will be delivered on the Business Day on which the appropriate instructions are received by the Escrow Agent if received prior to the deadline for same day sale of such permitted investments.  If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.

Investments will be made promptly following the availability of such funds to the Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and the Escrow Agent.

6.

Investment Income.

(a)

All income, interest, increments and gains of any and all kinds realized shall be retained and reinvested as provided in Section 5 until distributed pursuant to this Section 6. All proceeds received by the Escrow Agent in respect of any investments of the Escrow Fund shall be added to and become part of the Escrow Fund.

(b)

Except for the amounts distributed pursuant to Section 6(d), all income, interest, increments and gains realized on investments of the Escrow Fund shall be paid on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2007, to the Sellers’ Representatives on behalf of the Sellers; provided that if any such day is not a Business Day, the payment shall occur on the next succeeding Business Day.

(c)

The Escrow Agent may liquidate any investments made hereunder at such time as it shall deem necessary to make payments in accordance with the provisions hereof. The Escrow Agent shall have no liability for any loss incurred as a result of liquidation made by it in accordance with the provisions of this Section 6(c).

(d)

The Escrow Agent shall report to the Internal Revenue Service ("IRS"), as of each calendar year-end, and to Standex, all interest, dividends and other income earned from the investment of the Cash Deposit as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”).  For tax purposes, the Cash Deposit shall be deemed property of Standex, and all interest, dividends and other income thereon shall be the income of Standex.  Standex is required to prepare and file any and all income or other tax returns applicable to the Cash Deposit with the IRS and all required state and local departments of revenue in all years that income is earned as and to the extent required under the provisions of the Code.  The Escrow Agent shall file a Form 1099 consistent with such treatment if required by law, and Standex shall provide the Escrow Agent with the required information about it.  The Sellers’ Representatives shall not file, and shall not permit the Sellers to file, any tax return inconsistent with the ownership set forth in this Agreement.  Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by Standex.  The Escrow Agent shall distribute to Standex, on a calendar quarterly basis from the Escrow Account, an amount equal to the product of the Applicable Tax Rate with respect to the taxable interest, dividends and other income earned on the Cash Deposit for the calendar quarter (such Applicable Tax Rate to be specified in a joint writing delivered to the Escrow Agent by Standex and the Sellers’ Representatives), multiplied by the taxable interest, dividends and other income earned on the Cash Deposit for the calendar quarter.  For purposes of determining taxable interest, dividends and other income, the Escrow Agent shall provide an itemized report of all interest, dividends and other income earned on the Cash Deposit for the calendar quarter to Standex, at the close of business on the last Business Day of each such calendar quarter, and Standex shall provide a summary to the Escrow Agent of all such interest, dividends and other income that is taxable, along with the calculation of the amount to be distributed to

Standex.  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Cash Deposit, the Escrow Agent shall satisfy such liability to the extent possible from the Cash Deposit (provided that the Sellers’ Representatives shall be entitled to recover from Standex the amount taken from the Cash Deposit to satisfy such liability).  The parties hereto agree, jointly and severally, to indemnify, defend and hold harmless the Escrow Agent from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Cash Deposit and the investment thereof unless any such tax, late payment, interest, penalty or other expense was caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 6 is in addition to the indemnification provided in Section 13 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

7.

Escrow and Indemnification.  The Sellers have agreed in Article 10 and Section 11.5 of the Purchase Agreement to indemnify and hold harmless Standex from and against specified Damages.  The Escrow Account shall be security for such indemnity obligations of the Sellers, subject to the limitations, and in the manner provided, in this Agreement.

8.

Administration of Escrow Account.  The Escrow Agent shall administer the Escrow Account as follows:

(a)

Claim Notice.  During the Term of this Agreement, if Standex determines that it has a claim for Damages against the Escrow Fund in respect of the indemnification obligations of the Sellers set forth in Article 10 and Section 11.5 of the Purchase Agreement, Standex shall deliver to the Sellers' Representatives and the Escrow Agent a certificate (the "Claim Notice"), which Claim Notice shall:

(i)

state that Standex has paid, properly accrued or anticipates that it will incur, liability for Damages for which Standex is entitled to indemnification and the amount thereof (the "Claimed Amount");

(ii)

specify in reasonable detail each individual item of Damages included in the amount so stated, the date on which the item was paid, properly accrued or incurred, the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which the Standex claims to be entitled; and

(iii)

be delivered timely in accordance with Section 10.4 of the Purchase Agreement.

(b)

Response Notice.  Within 20 days after delivery of a Claim Notice in accordance with Section 8(a), the Sellers' Representatives shall provide to Standex and the Escrow Agent a written response (the "Response Notice") which shall: (i) direct that cash equal to the full Claimed Amount be released from the Escrow Account to Standex, (ii) direct that cash equal to part, but not all, of the Claimed Amount (the "Agreed

Amount") be released from the Escrow Account to Standex, (iii) contest the calculation of the Claimed Amount set forth in the Claim Notice, or (iv) contest the release of any cash from the Escrow Account to Standex.  The Sellers' Representatives may contest the release of any portion of the cash deposit only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which Standex is entitled to indemnification under Article 10 or Section 11.5 of the Purchase Agreement.  If the Sellers' Representatives provide a Response Notice pursuant to clause (iii) above, such Response Notice shall state with specificity the basis for the Sellers' Representatives’ calculation of the Claimed Amount.  If no Response Notice is delivered by the Sellers' Representatives within such 20-day period, the Escrow Agent shall send written notice to the Sellers’ Representatives of such failure.  If the Sellers’ Representatives shall fail to deliver the Response Notice within 15 days after delivery of the Escrow Agent’s notice, the Sellers' Representatives shall be deemed to have directed that all or a portion of the Cash Deposit equal to all of the Claimed Amount may be released to Standex from the Escrow Account.

(c)

Release of Claimed Amount.  If the Sellers' Representatives in the Response Notice direct (or are deemed, as provided in the last sentence of Section 8(b), to have directed) that cash equal to all of the Claimed Amount be released from the Escrow Account to Standex, the Escrow Agent shall promptly disburse to Standex from the Cash Deposit held in the Escrow Account the Claimed Amount.

(d)

Partial Release of Claimed Amount.  If the Sellers' Representatives in the Response Notice direct that an Agreed Amount may be released from the Escrow Account to Standex, the Escrow Agent shall promptly disburse to Standex the Agreed Amount from the Cash Deposit held in the Escrow Account.

(e)

Contested Amount.  If the Sellers' Representatives in the Response Notice contest the release of all or any portion of the Claimed Amount (the "Contested Amount"), the Escrow Agent shall not release the Contested Amount to either Standex or the Sellers until either the Escrow Agent has received (i) a copy of a final, non-appealable judgment from a court of competent jurisdiction evidencing that Standex or the Sellers are entitled to the Contested Amount (assuming the Sellers are otherwise entitled to the Contested Amount pursuant to Section 9) or (ii) a settlement agreement executed by Standex and the Sellers' Representatives setting forth instructions to the Escrow Agent as to the release of cash, if any, that shall be made with respect to the Contested Amount. After delivery of a Response Notice that the Claimed Amount is contested by the Sellers' Representatives, the Escrow Agent shall continue to hold in the Escrow Account cash having value sufficient to cover the Contested Amount (up to the amount of the Cash Deposit then available in the Escrow Account) notwithstanding the occurrence of the expiration of the Term, until the Escrow Agent is permitted to distribute cash from the Escrow Account with respect to the Contested Amount in accordance with this Section 8(e).  The Escrow Agent shall thereupon release cash from the Escrow Account (to the extent of Cash Deposit then held in the Escrow Account) in accordance with this Section 8(e).

(f)

Reports.  The Escrow Agent shall deliver written reports to Standex and the Sellers’ Representatives on no less than a quarterly basis, such reports including all relevant information concerning at least the following: (i) any withdrawals from the Escrow Account, (ii) all earnings on the funds held in, and the balance of, the Escrow Account, and (iii) a description of notices received from Standex or the Sellers’ Representatives since the immediately preceding report.

9.

Release of Cash Deposit.

(a)

All cash amounts to be released hereunder to Standex for Claimed Amounts shall be deducted from the amount to be distributed to the Sellers at the next regularly scheduled release date as set forth below.  The Cash Deposit, together with any interest earned thereon, as applicable, shall be released to the Sellers’ Representatives on behalf of the Sellers in accordance with the following schedule:

Cash Deposit Released	Date of Release
$1,750,000	June 29, 2007
$1,750,000	December 31, 2007
$1,750,000	June 30, 2008
$1,750,000	December 31, 2008
the remaining Cash Deposit	December 31, 2013

Notwithstanding the foregoing, if Standex has previously given a Claim Notice which has not then been resolved in accordance with Section 8, the Escrow Agent shall retain in the Escrow Account after the dates set forth above, cash having a value equal to the Claimed Amount covered by any Claim Notice which has not then been resolved.  Any cash so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims as set forth herein.  Notwithstanding the foregoing, with respect to Environmental Claim Notices (as defined below) only, (i) cash amounts to be released hereunder to Standex for Claimed Amounts shall not be deducted from the amount to be distributed to the Sellers at the next regularly scheduled release date as set forth above, and (ii) no amount otherwise to be released in accordance with this Section 9 shall be retained in the Escrow Account, in each case unless and until the Agreed Amount or Contested Amount relating to any such Environmental Claim Notice, together with all other previously paid amounts and pending Contested Amounts relating to all other Environmental Claim Notices, aggregate in excess of $1,500,000, in which case only the amount of such excess shall be deducted from the amount to be distributed to the Sellers at the next regularly scheduled release date as set forth above or retained as provided above.  As used herein, an “Environmental Claim Notice” means a Claim Notice delivered pursuant to (i) Section 10.2(a) of the Purchase Agreement arising out of Section 3.17 of the Purchase Agreement, (ii) Section 10.2(c) of the Purchase Agreement, or (iii) Section 11.5 of the Purchase Agreement.

10.

Obligations of Escrow Agent.  The acceptance by the Escrow Agent of its duties and obligations under this Agreement is subject to the following terms and conditions, which the parties hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

(a)

The Escrow Agent shall not be required to invest the Cash Deposit except as set forth in Section 5;

(b)

The Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the Cash Deposit, the securities representing investments or any other documents deposited with it other than to ensure that the Cash Deposit is invested in accordance with Section 5;

(c)

The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, legal declaration or other paper or document furnished to it, and signed by Standex, or the officers or directors thereof, and by at least three of the Sellers' Representatives, or any other person required to or entitled to execute and deliver to the Escrow Agent any such documents in connection with any action to be taken by the Escrow Agent hereunder, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be;

(d)

The Escrow Agent shall not be responsible for the contents of any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and may rely without any liability upon the contents thereof;

(e)

The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith and shall not be liable for any mistake of fact or error of judgment or for any misconduct of any kind on its part or on the part of any agent whom it may reasonably employ in carrying out its obligations unless caused by the Escrow Agent’s willful misconduct, fraud or gross negligence; and

(f)

The Escrow Agent shall not be required to give security for its conduct nor shall the Escrow Agent have any further duties except those which are expressly set forth herein and it shall not be bound by any notice of claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing and signed by Standex and the Sellers’ Representatives or in accordance with the provisions of Section 8.

(g)

IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

11.

Fees and Expenses.  All fees and expenses of the Escrow Agent under this Agreement shall be paid by Standex.  Escrow Agent shall invoice Standex on a quarterly basis, at the end of each calendar quarter.  The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from amounts which Standex becomes entitled to receive hereunder.

12.

Right to Counsel.  The Escrow Agent shall have the right to retain counsel, if necessary, in connection with any disputes arising out of this Agreement.  The Escrow Agent’s costs and reasonable attorneys’ fees shall be paid by Standex.

13.

Indemnities.  Standex and the Sellers’ Representatives jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against all liabilities, costs and expenses incurred by the Escrow Agent in performing its duties hereunder, other than those liabilities, costs and expenses caused by willful misconduct, fraud or gross negligence of the Escrow Agent.  The Sellers' Representatives, on the one hand, and Standex, on the other hand, agree to indemnify, protect, defend, and hold harmless each other in connection with any claim, action, dispute, or liability, whether direct or indirect, arising from or in connection with their respective actions.  Any amounts paid by the Sellers' Representatives to indemnify and defend Standex and the Escrow Agent shall not be paid from the Cash Deposit.  The obligations of Standex and the Sellers under this Section 13 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

14.

Resignation or Replacement of Escrow Agent.

(a)

Subject to the terms hereof, the Escrow Agent or any replacement escrow agent may resign as the Escrow Agent and be discharged from all further duties and liabilities hereunder by giving not less than thirty (30) days’ prior written notice to Standex and the Sellers' Representatives; provided, however, that such shorter notice may be given as Standex and the Sellers' Representatives shall accept as sufficient and, provided further, that if Standex and the Sellers' Representatives shall not have jointly appointed a replacement escrow agent in accordance with the terms of this Agreement within such notice period, the Escrow Agent may appoint a bank, trust company or other escrow agent authorized to act pursuant to applicable law to act as replacement escrow agent or may apply to a court of competent jurisdiction for the appointment of a successor or for other appropriate relief, and, upon such appointment taking effect, the Escrow Agent shall be released and discharged from all duties and liabilities hereunder.

(b)

Subject to the terms hereof, the Escrow Agent or a replacement escrow agent may be removed upon not less than thirty (30) days’ prior written notice given to the Escrow Agent, or the replacement escrow agent, as the case may be, signed by Standex and the Sellers' Representatives.  Upon removal of an escrow agent, the Escrow Agent shall be discharged from all further duties and liabilities hereunder.

(c)

The resignation or removal of an escrow agent is not effective until a replacement escrow agent is appointed in accordance with the terms hereof and the Cash Deposit and all investments are delivered to the replacement escrow agent.

(d)

The replacement escrow agent shall be jointly appointed by Standex and the Sellers' Representatives, and the appointment of such replacement escrow agent shall take effect on the date that such replacement escrow agent delivers to Standex, the Sellers' Representatives and the then incumbent escrow agent a binding written agreement stating that it has knowledge of, and agrees to be bound by, the terms hereof and, upon appointment, the newly appointed escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as escrow agent, without any further assurance, act or instrument, and there shall be immediately executed all such instruments, if any, as the said replacement escrow agent considers necessary or advisable.

15.

Notices.  If either Standex or the Sellers' Representatives give any notice hereunder to the Escrow Agent, such party shall contemporaneously therewith deliver a copy of such notice in the manner hereinbelow stated to the other party.  If the Escrow Agent gives any notice hereunder to either Standex or the Sellers' Representatives, the Escrow Agent shall contemporaneously therewith deliver a copy of such notice in the manner hereinbelow stated to the other party.  All notices (and copies of notices) hereunder desired or required shall be in writing and shall be deemed to have been effectively delivered for all purposes as follows:

(a)

If to Standex, upon deposit, by certified mail, postage and certification fees prepaid, or by overnight mail, addressed as follows:

Standex International Corporation

6 Manor Parkway

Salem, New Hampshire  03079

Attention:  Legal Department

or to such other address as Standex may furnish to the Escrow Agent and to the Sellers' Representatives in the manner herein stated; or

(b)

If to the Sellers' Representatives, upon deposit, by certified mail, postage and certification fees prepaid, or by overnight mail, addressed to each of the following as follows:

Hylton L Jonas

6443 Riverview Lane

Dallas, Texas 75248

Brian Rosenbloom

6015 Yorkville Court

Dallas, Texas 75248

Lawrence L. Rosenbloom

6405 Riverview Lane

Dallas, Texas 75248

Howard Kraines

6018 Rose Grove Court

Dallas, Texas 75248

With a copy to:

Alan J. Perkins, Esq.

Gardere Wynne Sewell LLP

1601 Elm Street

Suite 3000

Dallas, Texas 75201

or to such other address as the Sellers’ Representatives may furnish to the Escrow Agent and to Standex in the manner herein stated; or

(c)

If to the Escrow Agent, upon actual receipt by the Escrow Agent addressed to the following address:

Wells Fargo Bank, National Association

1445 Ross Avenue, 2nd Floor

MAC T5303-022

Dallas, Texas 75202-2812

Attention:  Amy Perkins, Corporate Trust & Escrow Services

16.

Entire Agreement.  Except for those provisions of the Purchase Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.  The foregoing sentence notwithstanding, the Escrow Agent is not a party to the Purchase Agreement and shall have no duty to enforce or verify or ensure compliance with the provisions thereof.

17.

Waivers.  No waiver by any party of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.  No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

18.

Amendment.  This Agreement may be amended only with the written consent of Standex, the Escrow Agent and the Sellers’ Representatives.

19.

Governing Law.  This Agreement shall be governed by the laws of the State of Texas, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives.  The foregoing sentence notwithstanding, no assignment of the interests of any of the other parties hereto shall be binding on the Escrow Agent unless and until written notice of such assignment shall be delivered to and acknowledged by the Escrow Agent.

20.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

STANDEX INTERNATIONAL CORPORATION

/s/  Roger L. Fix

By:____________________________________

Roger L. Fix, President/CEO

SELLERS’ REPRESENTATIVES:

/s/  Hylton L. Jonas

_______________________________________

Hylton L. Jonas

/s/  Brian Rosenbloom

_______________________________________

Brian Rosenbloom

/s/  Lawrence Rosenbloom

_______________________________________

Lawrence Rosenbloom

/s/  Howard Kraines

_______________________________________

Howard Kraines

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

/s/  Amy C. Perkins

By:

Amy C. Perkins

Its:

Vice President

SCHEDULE A

Sellers

The Jonas Family Philanthropic Fund
The Reuben Rosenbloom Fund
LNR Investments, L.P.
CRJ Investments. L.P.
NLJ Investments. L.P.
GJ Investments, L.P.
HVJ Investments, L.P.
Sikele Investment Holdings, L.P.
Matwetwe Investment Holdings, L.P.
Bevrose Investments, L.P.
Emmrose Investments, L.P.
Penrose Investments, L.P.
BBK Family Investments, L.P.
HPK Family Investments, L.P.
Rues Investments, L.P.

EXHIBIT B

MUTUAL RELEASE

This Mutual Release (this “Release”) is entered into as of the 9th day of January, 2007, among Associated American Industries, Inc., a Texas corporation (the “Company”), all of the shareholders of the Company, as listed on the signature page of this Release (“Sellers”), American Permanent Ware Company, a Delaware corporation (“APW”), Bakers Pride Oven Co., Inc., a Delaware corporation (“Bakers Pride”), Bevles Company Incorporated, a California Corporation (“Bevles”), American Wyott Corporation, a Delaware corporation (“Wyott,” and together with the Company, APW, Bakers Pride, and Bevles, the “Group” and each, a “Group Member”), Lawrence L. Rosenbloom, Brian Rosenbloom, Hylton L. Jonas, Howard Kraines, and Reuben Rosenbloom.

WITNESSETH:

WHEREAS, Sellers and Standex International Corporation, a Delaware Corporation (“Buyer”), are parties to that certain Stock Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”) [capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Purchase Agreement]; and

WHEREAS, it is a condition to the Closing of the transactions contemplated by the Purchase Agreement that the parties hereto enter into this Release;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

RELEASE OF THE GROUP.

(a)

Subject to Section 1(d), (1) Sellers for themselves and their heirs, successors, and assigns (collectively, the “Sellers Group”), (2) Lawrence L. Rosenbloom for himself and his heirs, successors, and assigns (collectively, “LR”), (3) Brian Rosenbloom for himself and his heirs, successors, and assigns (collectively, “BR”), (4) Hylton L. Jonas for himself and his heirs, successors, and assigns (collectively, “Jonas”), Howard Kraines for himself and his heirs, successors, and assigns (collectively, “Kraines”), and Reuben Rosenbloom for himself and his heirs, successors, and assigns (“RR” and together with LR, BR, Jonas, Kraines, and the Sellers Group, the “Sellers Releasors”), each hereby finally, unconditionally, irrevocably, and absolutely forever releases, acquits, remises, and discharges each Group Member and its respective officers, directors, managers, and affiliates (collectively, the “Sellers Released Parties,” and individually, a “Sellers’ Released Party”), of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action, and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that Sellers Releasors now have or at any time previously had against any Sellers’ Released Party relating to or arising out of any action, omission, or event occurring on or prior to the Closing Date.

(b)

Sellers Releasors represent and warrant that they have not previously assigned or transferred, or purported to assign or transfer, to any Person all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action, or obligations released herein.

(c)

THE RELEASE IN SECTION 1(a) IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED, OR PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE  CAUSED BY ANY ACTS OR OMISSIONS, WHETHER NEGLIGENT, GROSSLY NEGLIGENT, INTENTIONAL, OR OTHERWISE, OF OR BY ANY SELLERS’ RELEASED PARTY.

(d)

(i) Nothing contained in this Release is intended to, nor does it, limit, impair, or otherwise modify or affect any rights or obligations (A) set forth in or arising out of the Purchase Agreement, the Escrow Agreement, or any other agreement relating to the transactions contemplated by the Purchase Agreement or the Escrow Agreement (collectively, the “Transaction Agreements,” and individually, a “Transaction Agreement”), or any facts, circumstances, or claims to the extent entitling Sellers Releasors to any recovery under any Transaction Agreement, (B) arising under any indemnification provision of any Group Member under its Organizational Documents, or (C) owed to any Seller Releasor by any other Seller Releasor.

(ii)  None of the provisions set forth in this Release is intended or shall be deemed to be a waiver by Sellers Releasors of any right or remedy which Sellers Releasors may have, by statute, at law or in equity, based upon fraudulent acts or omissions of any Sellers’ Released Party, nor shall any such provision limit, or be deemed to limit, (A) the amounts of recovery sought or awarded in any such claim for fraud, (B) the time period during which a claim for fraud may be brought, or (C) the recourse which Sellers Releasors may seek against any Sellers’ Released Party with respect to a claim for fraud.

(e)

Sellers Releasors hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, or causing to be commenced, or assisting any other Person in the commencement of any Proceeding of any kind against any Sellers’ Released Party based upon any claims released hereby.  Sellers Releasors expressly waive all claims against the Sellers’ Released Parties covered by this Release, including, but not limited to, those claims that they may not know of or suspect to exist which, if known, may have materially affected the decision to provide this Release, and Sellers Releasors expressly waive any rights under applicable law that provide to the contrary.

2.

Release of Sellers Releasors.

(a)

Subject to Section 2(d), each Sellers’ Released Party hereby finally, unconditionally, irrevocably and absolutely forever releases, acquits, remises and discharges Sellers Releasors of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action, and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that any Sellers’ Released Party now has or at any time previously had against Sellers Releasors relating to or arising out of any action, omission, or event occurring on or prior to the Closing Date.

(b)

Each Sellers’ Released Party represents and warrants that it has not previously assigned or transferred, or purported to assign or transfer, to any Person all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein.

(c)

THE RELEASE IN SECTION 2(a) IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED, OR PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE CAUSED BY ANY ACTS OR OMISSIONS, WHETHER NEGLIGENT, GROSSLY NEGLIGENT, INTENTIONAL, OR OTHERWISE, OF OR BY ANY OF SELLERS RELEASORS.

(d)

(i) Nothing contained in this Release is intended to, nor does it, limit, impair, or otherwise modify or affect any rights or obligations set forth in or arising out of any Transaction Agreement and any facts, circumstances or claims to the extent entitling a Sellers’ Released Party to any recovery under any Transaction Agreement.

(ii)  None of the provisions set forth in this Release is intended or shall be deemed to be a waiver by any Sellers’ Released Party of any right or remedy which such Sellers’ Released Party may have, by statute, at law or in equity, based upon fraudulent acts or omissions of Sellers Releasors, nor shall any such provision limit, or be deemed to limit, (A) the amounts of recovery sought or awarded in any such claim for fraud, (B) the time period during which a claim for fraud may be brought, or (C) the recourse which a Sellers’ Released Party may seek against Sellers Releasors with respect to a claim for fraud.

(e)

Each Sellers’ Released Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, or causing to be commenced, or assisting any other Person in the commencement of any Proceeding of any kind against Sellers Releasors based upon any claims released hereby.  Each Sellers’ Released Party expressly waives all claims against Sellers Releasors covered by this Release, including, but not limited to, those claims that it may not know of or suspect to exist which, if known, may have materially affected the decision to provide this Release, and such Sellers’ Released Party expressly waives any rights under applicable law that provide to the contrary.

3.

Miscellaneous.

(a)

Further Assurances.  From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, this Release in accordance with the terms and conditions hereof.

(b)

Assignment.  This Release shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void.

(c)

Amendments.  This Release may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by all of the parties hereto in the same manner as this Release and which makes reference to this Release.

(d)

Notices.  All notices, requests, and other communications to any party hereunder shall be given in accordance with, and will be deemed received as provided in, Section 12.5 of the Purchase Agreement.

(e)

Remedies Cumulative.  All rights, powers, and remedies provided under this Release or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(g)

No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Release or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

(h)

No Third Party Beneficiaries.  Except as expressly provided herein, this Release is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

(i)

Entire Agreement.  This Release embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings, both written and oral, relating to the subject matter hereof.

(j)

Invalid Provisions.  If any provision of this Release is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Release shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted a part of this Release; and the remaining provisions of this Release shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Release.  If any provision contained herein is, to any extent, held to be illegal, invalid, or unenforceable in any respect under the laws governing this Release, the parties hereto shall take any actions necessary to render the remaining provisions of this Release legal, valid, and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Release to replace any provision contained herein that is held to be illegal, invalid, or unenforceable and with a legal, valid, and enforceable provision giving effect to the intent of the parties.

(k)

Governing Law.  This Release shall be construed in accordance with and governed by the laws of the State of Texas, without regard to any choice of laws provisions or conflict of laws principles which would require reference to the laws of any other jurisdiction.

(l)

Binding Effect and Assignment.  This Release shall be binding upon and inure to the benefit of the parties hereto and their respective permitted heirs, successors, and assigns.

(m)

Section Headings.  The section headings contained in this Release are for convenience of reference only and shall not affect the meaning or interpretation of this Release.

(n)

Counterparts.  This Release may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile signatures shall be given the same effect as original signatures.

(p)

No Admission of Liability.  Nothing in this Release shall be deemed an admission of liability by any of the parties hereto with respect to any of the claims released pursuant to this Release.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first above written.

SELLERS: Rues Investments, L.P. By: Kloof Holdings, L.L.C., its General Partner /s/ Reuben Rosenbloom By:_______________________________ Reuben Rosenbloom, Member
Associated American Industries, Inc. /s/ Donald C. Wall By: Donald C. Wall, Chief Financial Officer

HPK Family Investments, L.P.

BBK Family Investments, L.P.

By: Capetown Investments, L.L.C., their
       General Partner

       /s/  Howard Kraines

By:

Howard Kraines, Manager

       /s/  Patricia Kraines

By:

Patricia Kraines, Manager

American Permanent Ware Company /s/ Donald C. Wall By: Donald C. Wall, Chief Financial Officer

Penrose Investments, L.P.

Emmrose Investments, L.P.

Bevrose Investments, L.P.

By:  Lawrrose, L.L.C., their General Partner

       /s/ Lawrence L. Rosenbloom

By:

Lawrence L. Rosenbloom, Manager

        /s/ Natalie Rosenbloom

By:

Natalie Rosenbloom, Manager

Bakers Pride Oven Co., Inc. /s/ Donald C. Wall By: Donald C. Wall, Chief Financial Officer	LNR Investments, L.P. By: Lawrrose, L.L.C., their General Partner /s/ Lawrence L. Rosenbloom By: Lawrence L. Rosenbloom, Manager /s/ Natalie Rosenbloom By: Natalie Rosenbloom, Manager
Bevles Company, Incorporated /s/ Donald C. Wall By: Donald C. Wall, Chief Financial Officer

Matwetwe Investment Holdings, L.P.

Sikele Investment Holdings, L.P.

By: Nkosi Management Group, L.L.C.,

       their General Partner

       /s/ Brian Rosenbloom

By:

Brian Rosenbloom, Manager

       /s/  Merle Rosenbloom

By:

Merle Rosenbloom, Manager

American Wyott Corporation /s/ Donald C. Wall By: Donald C. Wall, Chief Financial Officer

HVJ Investments, L.P.

NLJ Investments, L.P.

GJ Investments, L.P.

CRJ Investments, L.P.

By: Hylver, LLC, their General Partner

       /s/ Hylton L. Jonas

By:

Hylton L. Jonas, Manager

       /s/ Veronique Jonas

By:

Veronique Jonas, Manager

/s/ Lawrence L. Rosenbloom Lawrence L. Rosenbloom	The Howard Kraines Charitable Remainder Trust /s/ Howard Kraines By: Howard Kraines, Trustee
/s/ Brian Rosenbloom Brian Rosenbloom	The Brian Rosenbloom Charitable Remainder Trust /s/ Brian Rosenbloom By: Brian Rosenbloom, Trustee

/s/ Hylton L. Jonas Hylton L. Jonas	The Lawrence Rosenbloom Charitable Remainder Trust /s/ Lawrence L. Rosenbloom By: Lawrence L. Rosenbloom, Trustee
/s/ Howard Kraines Howard Kraines	The Hylton Jonas Charitable Remainder Trust /s/ Hylton L. Jonas By: Hylton L. Jonas, Trustee
/s/ Reuben Rosenbloom Reuben Rosenbloom	The Reuben Rosenbloom Fund of The Dallas Jewish Community Foundation /s/ David Agronin By: David Agronin, Executive Director and Secretary Dallas Jewish Community Foundation

The Jonas Family Philanthropic Fund of The Dallas Jewish Community Foundation /s/ David Agronin By: David Agronin, Executive Director and Secretary Dallas Jewish Community Foundation